UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

(Rule 14a-101)

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934 (AMENDMENT NO.    )

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☑	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

CABLEVISION SYSTEMS CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Notice of Annual Meeting and

Proxy Statement

Dear Stockholder:

You are cordially invited to attend our annual meeting of stockholders at 10:00 a.m. on May 21, 2009 at our corporate headquarters building at 1111 Stewart Avenue, Bethpage, New York.

In addition to the matters described in the attached proxy statement, we will report on the Company’s activities during 2008. You will have an opportunity to ask questions and to meet your directors and executives.

We are continuing to take advantage of the Securities and Exchange Commission rules allowing companies to furnish proxy materials to their stockholders on the Internet. We believe the e-proxy process expedites stockholders’ receipt of proxy materials, lowers the costs and reduces the environmental impact of our annual meeting.

I look forward to seeing you at the meeting. Your vote is important to us. Stockholders may vote by using a toll-free telephone number or over the Internet. Also, if you receive a paper copy of the proxy card by mail, you may sign and return the proxy card in the envelope provided.

Sincerely yours,

Charles F. Dolan

Chairman

April 8, 2009

Cablevision Systems Corporation, 1111 Stewart Avenue, Bethpage, NY 11714-3581

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS OF CABLEVISION

SYSTEMS CORPORATION

Time:

10:00 a.m., Eastern Standard Time

Date:

May 21, 2009

Place:

Cablevision Systems Corporation

Corporate Headquarters

1111 Stewart Avenue

Bethpage, New York

Purpose:

•	Elect directors

•	Ratify appointment of independent registered public accounting firm

•	Approve the Amended 2006 Employee Stock Plan

•	Conduct other business if properly raised

Only stockholders of record on March 31, 2009 may vote at the meeting.

Your vote is important. We urge you to vote as soon as possible by telephone or over the Internet. If you receive a copy of the proxy card by mail, you may sign and return the proxy card in the envelope provided.

Important Notice: Our 2008 Annual Report on Form 10-K and the 2009 Proxy Statement are available at www.cablevision.com/investor/proxy.jsp

Victoria D. Salhus

Senior Vice President,

Deputy General Counsel

and Secretary

April 8, 2009

Proxy Statement 2009 - Cablevision

GENERAL INFORMATION

Voting Rights

Holders of Cablevision NY Group Class A common stock (“Class A common stock”) and Cablevision NY Group Class B common stock (“Class B common stock”), as recorded in our stock register on March 31, 2009, may vote at the meeting. On March 31, 2009, there were 247,062,967 shares of Class A common stock and 54,873,351 shares of Class B common stock outstanding. Each share of Class A common stock has one vote per share and holders will be voting for the election of six candidates to the Board of Directors. Each share of Class B common stock has ten votes per share and holders will be voting for the election of eleven candidates to the Board of Directors. As a result of their ownership of Class B common stock, our Chairman, Charles F. Dolan, members of his family and related family entities, have the power to elect all of the directors to be elected by the holders of Class B common stock and to approve Proposals 2 and 3, regardless of how other shares are voted.

How to vote

As permitted by rules adopted by the Securities and Exchange Commission, we have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders (other than those who previously requested electronic or paper delivery). All stockholders will have the ability to access the proxy materials on a website referred to in the Notice or request to receive a printed set of the proxy materials. There is no charge to you for requesting a copy of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed set of proxy materials may be found in the Notice. In addition, stockholders may request to receive future proxy materials in printed form by mail or electronically by email on an ongoing basis.

You may vote in person at the meeting or by proxy. You may vote by telephone or over the Internet. Also, if you receive a paper copy of the proxy card by mail, you may sign and return the proxy card in the envelope provided. We recommend you vote by proxy even if you plan to attend the meeting. You can always change your vote at the meeting.

How proxies work

The Company’s Board of Directors (the “Board”) is asking for your proxy. If you submit a proxy, but do not specify how to vote, we will vote your shares in favor of the director nominees identified in this proxy statement and in favor of Proposals 2 and 3. The Notice contains instructions for telephone and Internet voting. Also, if you receive a paper copy of the proxy card by mail, you may sign and return the proxy card in the envelope provided. Whichever method you use, giving us your proxy means you authorize us to vote your shares at the meeting in the manner you direct. You may vote for all, some, or none of our director candidates. You may also vote for or against Proposals 2 and 3 or abstain from voting.

Proxy Statement 2009 - Cablevision

You may receive more than one Notice or proxy or voting card depending on how you hold your shares. If you hold shares through someone else, such as a stockbroker, you may get material from them asking how you want to vote.

Revoking a proxy

You may revoke your proxy before it is voted by submitting a new proxy with a later date; by voting in person at the meeting; granting a subsequent proxy through the Internet or telephone or by notifying the Company’s Investor Relations department in writing at Cablevision Systems Corporation, Investor Relations, 1111 Stewart Avenue, Bethpage, New York, 11714.

Confidential voting

Independent inspectors count the votes. Your individual vote is kept confidential (including those delivered by telephone or Internet) from us unless special circumstances exist. For example, a copy of your proxy card will be sent to us if you write comments on the card.

Quorum

In order to carry on the business of the meeting, we must have a quorum. This means that at least a majority of the outstanding votes represented by outstanding shares eligible to vote must be represented at the meeting, either by proxy or in person.

Votes needed

Election of directors by the holders of Class A common stock (“Class A directors”) requires the affirmative vote of a plurality of votes cast by holders of Class A common stock. Election of directors by the holders of Class B common stock (“Class B directors”) requires the affirmative vote of a plurality of votes cast by holders of Class B common stock. Approval of Proposals 2 and 3 requires the favorable vote of a majority of the votes cast by the holders of Class A common stock and holders of Class B common stock, voting together as a single class. Abstentions and broker non-votes count for quorum purposes. They will not affect Proposals 2 and 3. Broker non-votes occur when a bank, brokerage firm or other nominee is not permitted to vote on a particular matter without instructions from the owner of the shares and no instruction is received.

Important Notice

All meeting attendees may be asked to present a valid, government-issued photo identification card (federal, state or local), such as a driver’s license or passport, before entering the meeting. In addition, video and audio recording devices and other electronic devices will not be permitted at the meeting and attendees will be subject to security inspections.

Proxy Statement 2009 - Cablevision

Solicitation

These proxy materials are first being sent to stockholders on April 8, 2009. In addition to this mailing, the Company’s employees may solicit proxies personally, electronically or by telephone. The Company pays the costs of soliciting proxies. We also reimburse brokers and other nominees for their expenses in sending these materials to you and obtaining your voting instructions.

PROPOSAL 1

Election of directors

The Board has nominated the seventeen director candidates named below all of whom currently serve as our directors. Of the seventeen nominees for director, eleven are to be elected by the Class B stockholders and six are to be elected by the Class A stockholders. All of the directors are elected for a one year term.

Each current director was elected by the stockholders at the last annual meeting, except Brad Dorsogna and Deborah Dolan-Sweeney, who were appointed to the Board in July 2008.

The persons named in the proxy intend to vote for the election of each of the director nominees below, unless you indicate on your proxy that your vote should be withheld from any or all of the nominees.

If a Class A director nominee becomes unavailable before the election, the persons named in the Class A proxy would be authorized to vote for a replacement Class A director nominee if the Board names one. If a Class B director nominee becomes unavailable before the election, the persons named in the Class B proxy would be authorized to vote for a replacement Class B director nominee if the Board names one.

Information on each of our nominees is given below.

The Board unanimously recommends you vote FOR each of the following candidates:

Directors to be elected by Class A Stockholders

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ZACHARY W. CARTER, 59, Director of the Company since 2006. Partner at the law firm of Dorsey & Whitney LLP, in New York, New York since 1999. Prior to that time, Mr. Carter’s career in public service included serving as United States Attorney for the Eastern District of New York from 1993 to 1999. Mr. Carter is a director of Marsh & McLennan Companies, Inc.

•	CHARLES D. FERRIS, 76, Director of the Company since 1985. Mr. Ferris is a non-equity partner in the law firm of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

Proxy Statement 2009 - Cablevision

Chairman of the Federal Communications Commission from October 1977 to April 1981. Mr. Ferris has been a Trustee Associate/Trustee of Boston College continuously since 1986. Mr. Ferris is also a Director of the Board of The Maureen and Mike Mansfield Foundation.

•

THOMAS V. REIFENHEISER, 73, Director of the Company since 2002. Mr. Reifenheiser retired as a Managing Director of JP Morgan Chase, overseeing the Global Media and Telecommunications Division in September 2000 after 38 years with JP Morgan Chase and its predecessors. Mr. Reifenheiser is a director of Citadel Broadcasting Corporation, Lamar Advertising Company and Mediacom Communications Corporation.

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VICE ADMIRAL JOHN R. RYAN USN (RET.), 63, Director of the Company since 2002. President and Chief Executive Officer of the Center for Creative Leadership in Greensboro, North Carolina since June 2007. He was Chancellor of the State University of New York from June 2005 to June 2007. He was President of the State University of New York Maritime College from June 2002 to June 2005. Interim President of State University at Albany from February 2004 to February 2005, and Superintendent of the United States Naval Academy from June 1998 to June 2002. Vice Admiral Ryan’s military career included positions as Commander of the Maritime Surveillance and Reconnaissance Force, US Sixth Fleet/Commander, Fleet Air Mediterranean/Commander, Maritime Air Forces, Mediterranean until his retirement from the U.S. Navy in July 2002. Vice Admiral Ryan is a director of CIT Group Inc.

•

VINCENT TESE, 66, Director of the Company since 1996. Mr. Tese served as Chairman and Chief Executive Officer of the New York State Urban Development Corporation from 1985 to 1987 and as Director of Economic Development for New York State from 1987 to December 1994. Mr. Tese is Chairman of Wireless Cable International, Inc. and is a director of Bowne & Company, Inc., Cabrini Mission Society, Mack-Cali Realty Corp., IntercontinentalExchange, Inc., Municipal Art Society, NRDC Acquisition Corp. and a trustee of New York Presbyterian Hospital and New York University School of Law.

•

DR. LEONARD TOW, 80, Director of the Company since 2005. Chief Executive Officer of New Century Holdings LLC, an outdoor advertising company, since January 2005. Director of Citizens Communications Company from 1989 to September 2004. Chairman and Chief Executive Officer of Citizens Communications Company from 1990 to September 2004.

Directors to be elected by Class B Stockholders

•	RAND V. ARASKOG, 77, Director of the Company since 2005. Self-employed as a private investor as principal in RVA Investments since March 1998.

•

FRANK J. BIONDI, 64, Director of the Company since 2005. Senior Managing Director of WaterView Advisors LLC since June 1999. Mr. Biondi is a director of Hasbro, Inc., Seagate Technology, Amgen, Inc and Yahoo Inc.

Proxy Statement 2009 - Cablevision

•

CHARLES F. DOLAN, 82, Director of the Company since 1985. Chairman of the Company since 1985. Chief Executive Officer of the Company from 1985 to October 1995. Founded and acted as the General Partner of the Company’s predecessor from 1973 to 1985. Established Manhattan Cable Television in 1961 and Home Box Office in 1971. Charles F. Dolan is the father of James L. Dolan, Patrick F. Dolan, Deborah Dolan-Sweeney, Kathleen M. Dolan, Marianne Dolan Weber and Thomas C. Dolan and father-in-law of Brad Dorsogna and Brian G. Sweeney.

•

JAMES L. DOLAN, 53, Director of the Company since 1991. President of the Company since June 1998. Chief Executive Officer of the Company since October 1995. Chairman of Madison Square Garden since October 1999. Chief Executive Officer of Rainbow Media Holdings, Inc., a subsidiary of the Company, from September 1992 to October 1995. Vice President of the Company from 1987 to September 1992. James L. Dolan is the son of Charles F. Dolan and the brother of Patrick F. Dolan, Deborah Dolan-Sweeney, Kathleen M. Dolan, Marianne Dolan Weber and Thomas C. Dolan and brother-in-law of Brad Dorsogna and Brian G. Sweeney.

•

DEBORAH DOLAN-SWEENEY, 45, Director of the Company since 2008. Director of Dolan Family Foundation since 1986. Director of Dolan Children’s Foundation since 1997. Deborah Dolan-Sweeney is the daughter of Charles F. Dolan, the sister of James L. Dolan, Patrick F. Dolan, Kathleen M. Dolan, Marianne Dolan Weber and Thomas C. Dolan and the spouse of Brian G. Sweeney and the sister-in-law of Brad Dorsogna.

•

KATHLEEN M. DOLAN, 46, Director of the Company since 2007. Director and Founder of Purple Crayon Productions, Inc., a Woodstock, Vermont based community art and music center since September 2004. Kathleen M. Dolan is the daughter of Charles F. Dolan and the sister of James L. Dolan, Patrick F. Dolan, Deborah Dolan-Sweeney, Marianne Dolan Weber and Thomas C. Dolan and spouse of Brad Dorsogna and the sister-in-law of Brian G. Sweeney.

•

MARIANNE DOLAN WEBER, 51, Director of the Company since 2005. President of Dolan Family Foundation from 1986 to September 1999. Chairman since September 1999. President of Dolan Children’s Foundation from 1997 to September 1999. Chairman since September 1999. Manager of Dolan Family Office, LLC since 1997. Marianne Dolan Weber is the daughter of Charles F. Dolan, the sister of James L. Dolan, Patrick F. Dolan, Deborah Dolan-Sweeney, Kathleen M. Dolan and Thomas C. Dolan and the sister-in-law of Brad Dorsogna and Brian G. Sweeney.

•

PATRICK F. DOLAN, 57, Director of the Company since 1991. President of News 12 Networks of the Company since February 2002. Vice President of News from September 1995 to February 2002. News Director of News 12 Long Island, a subsidiary of the Company, from December 1991 to September 1995. Patrick F. Dolan is the son of Charles F. Dolan and the brother of James L. Dolan, Deborah Dolan-Sweeney, Kathleen M. Dolan, Marianne Dolan Weber and Thomas C. Dolan and brother-in-law of Brad Dorsogna and Brian G. Sweeney.

Proxy Statement 2009 - Cablevision

•

THOMAS C. DOLAN, 56, Director of the Company since 2007. Executive Vice President-Strategy and Development, Office of the Chairman since September 2008. Executive Vice President and Chief Information Officer of the Company from October 2001 until April 2005. Mr. Dolan was on unpaid leave of absence from April 2005 until September 2008. Senior Vice President and Chief Information Officer of the Company from February 1996 to October 2001. Vice President and Chief Information Officer of the Company from July 1994 to February 1996. General Manager of the Company’s East End Long Island cable system from November 1991 to July 1994. System Manager of the Company’s East End Long Island cable system from August 1987 to October 1991. He also served as a Director of the Company from March 1998 to May 2005. Thomas C. Dolan is the son of Charles F. Dolan, the brother of James L. Dolan, Patrick F. Dolan, Deborah Dolan-Sweeney, Kathleen M. Dolan and Marianne Dolan Weber and the brother-in-law of Brad Dorsogna and Brian G. Sweeney.

•

BRIAN G. SWEENEY, 44, Director of the Company since 2005. Senior Vice President — eMedia of the Company since January 2000. Brian G. Sweeney is the son-in-law of Charles F. Dolan and brother-in-law of James L. Dolan, Patrick F. Dolan, Kathleen M. Dolan, Marianne Dolan Weber, Thomas C. Dolan and Brad Dorsogna and the spouse of Deborah Dolan-Sweeney.

•

BRAD DORSOGNA, 54, Director of the Company since 2008. Owner and Executive Producer of Artistree Productions since 1997. Mr. Dorsogna is the son-in-law of Charles F. Dolan, the brother-in-law of James L. Dolan, Patrick F. Dolan, Thomas C. Dolan, Marianne Dolan Weber, Deborah Dolan Sweeney and Brian G. Sweeney and the spouse of Kathleen M. Dolan.

BOARD OF DIRECTORS AND COMMITTEES

The Board met 13 times in 2008. Each of our directors in 2008 attended at least 75% of the meetings of the Board and the committees of the Board on which he or she served during 2008.

We encourage our directors to attend annual meetings of stockholders and believe that attendance at annual meetings is just as important as attendance at Board and committee meetings. All of our directors in 2008 attended the 2008 annual stockholders meeting except for Messrs. Araskog and Biondi (and for Brad Dorsogna and Deborah-Dolan Sweeney who joined the Board in July 2008).

Director Independence

Our Class A common stock is listed on the New York Stock Exchange. As a result, we are subject to the New York Stock Exchange’s corporate governance listing standards. However, a listed company that meets the New York Stock Exchange’s definition of “controlled company,” a company of which more than 50% of the voting power is held by a single entity or group, may elect not to comply with certain of these requirements. On March 19, 2004, the

Proxy Statement 2009 - Cablevision

Class B stockholders who are members of the Dolan family and related family entities entered into a Stockholder Agreement relating, among other things, to the voting of their shares of our Class B common stock and filed a Schedule 13D with the Securities and Exchange Commission as a “group” under the rules of the Securities and Exchange Commission. As a result, we fall within the New York Stock Exchange’s definition of a “controlled company.” As a “controlled company”, we have the right to elect not to comply with the corporate governance rules of the New York Stock Exchange requiring: (i) a majority of independent directors on our Board; (ii) an independent corporate governance and nominating committee; and (iii) an independent compensation committee.

We have elected not to comply with the New York Stock Exchange requirement for a majority of independent directors on our Board and for a corporate governance and nominating committee because of our status as a “controlled company”. We do comply with the requirement for an independent compensation committee. Our Board elected not to comply with the requirement for a majority of independent directors on our Board because of our shareholder voting structure. Under the terms of our Amended and Restated Certificate of Incorporation, the holders of our Class B common stock have the right to elect 75% of the members of our Board and there is no requirement that any of those directors be independent or be chosen independently.

In determining director independence, the Board applies the independence standards of the New York Stock Exchange and affirmatively determines whether each director has any other material relationship with the Company. In applying its independence standards, the Board has determined that each of the following non-employee directors is an “independent” member: Zachary W. Carter, Charles D. Ferris, Thomas V. Reifenheiser, John R. Ryan, Vincent Tese, Leonard Tow, Rand V. Araskog and Frank J. Biondi. Each of those non-employee directors is also a nominee for director. In making the determination as to the independence of each director, the Board considered all relationships between that director and the Company and its affiliates and noted the following:

With respect to Vincent Tese, the Board considered one existing relationship noted below and determined that it was not material and that Mr. Tese was independent:

•

Since 2005, Charles Tese, the brother of Vincent Tese, has been employed by Madison Square Garden, L.P., a subsidiary of the Company, in a non-executive officer position. Mr. Charles Tese earned a salary of $104,210 and a bonus of $4,022 in 2008.

With respect to Charles Ferris, the Board considered one existing relationship noted below and determined that it was not material and that Mr. Ferris was independent:

•

Mr. Ferris is a non-equity partner in the law firm of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. In 2006, 2007 and 2008, the Company paid Mintz Levin approximately $3,862,350, $3,983,968, and $3,399,973, respectively, for legal services.

Proxy Statement 2009 - Cablevision

The Board has also determined that each member of our Audit Committee, as listed below, qualifies as “independent” under the independence standards of the Securities and Exchange Commission for audit committee members.

Committees

The Board has three standing committees: the Audit Committee, the Compensation Committee and the Executive Committee.

Audit Committee

Committee members: Messrs. Ryan (Chairman), Tese and Tow currently comprise the Audit Committee.

Meetings in 2008: 10

The primary purposes of our Audit Committee are (a) to assist the Board in its oversight of (i) the integrity of our financial statements, (ii) our compliance with legal and regulatory requirements, (iii) our independent registered public accounting firm’s qualifications and independence, and (iv) the performance of our internal audit function and independent registered public accounting firm; (b) to appoint, retain or terminate the Company’s independent registered public accounting firm and to pre-approve or to adopt appropriate procedures to pre-approve all audit, audit-related and other services, if any, to be provided by the independent registered public accounting firm; and (c) to prepare any report of the Audit Committee required by the rules and regulations of the Securities and Exchange Commission for inclusion in our annual proxy statement. The text of our Audit Committee charter is available on our website at www.cablevision.com. A copy may be obtained, without charge, by writing to Cablevision Systems Corporation, Corporate Secretary, 1111 Stewart Avenue, Bethpage, New York 11714.

Our Board has determined that each member of the Audit Committee is independent as defined under the rules of both the New York Stock Exchange and the Securities and Exchange Commission, is financially literate and has accounting or related financial management expertise, as such qualifications are defined under the rules of the New York Stock Exchange, and that John R. Ryan, Chairman of the Audit Committee, is an “audit committee financial expert” within the meaning of the rules of the Securities and Exchange Commission.

Our Board has established a procedure whereby complaints or concerns with respect to accounting, internal controls and auditing matters may be submitted to the Audit Committee. This procedure is described under “Communicating with Our Directors” below.

Proxy Statement 2009 - Cablevision

Compensation Committee

Committee members: Messrs. Tese (Chairman), Reifenheiser and Ryan currently comprise the Compensation Committee. Our Board has determined that each member of the Compensation Committee is independent as defined under the rules of the New York Stock Exchange.

Meetings in 2008: 18

The primary purposes of our Compensation Committee are to: (a) establish our general compensation philosophy and, in consultation with management, oversee the development and implementation of compensation programs, (b) review and approve corporate goals and objectives relevant to the compensation of our Chief Executive Officer, evaluate his performance in light of those goals and objectives and determine and approve his compensation based upon that evaluation, (c) make recommendations to the Board regarding the compensation of executive officers other than our Chief Executive Officer, (d) oversee the activities of the committee or committees administering our retirement plans, (e) approve any new equity compensation plan or material changes to an existing plan, (f) in consultation with management, oversee regulatory compliance with respect to compensation matters and (g) make recommendations to the Board with respect to any severance or similar termination payments to current or former executive officers. The text of our Compensation Committee charter is available on our website at www.cablevision.com. A copy may be obtained, without charge, by writing to Cablevision Systems Corporation, Corporate Secretary, 1111 Stewart Avenue, Bethpage, New York 11714.

In accordance with its charter, the Compensation Committee has the authority to engage outside consultants to assist in the performance of its duties and responsibilities. The Compensation Committee uses a compensation consultant to assist the Compensation Committee in determining whether the elements of the Company’s executive compensation program are reasonable and consistent with the Company’s objectives. For more information, see “Compensation Discussion and Analysis.”

Compensation Committee Interlocks and Insider Participation

Messrs. Tese, Reifenheiser and Ryan served as the members of the Compensation Committee during 2008. None of them is a current or former officer or employee of the Company.

Executive Committee

Committee members: Messrs. James L. Dolan (Chairman) and Tese.

Meetings in 2008: 2

The Executive Committee has broad power to act on behalf of the Board. In practice, the Executive Committee typically acts on ordinary course matters that arise between Board meetings.

Proxy Statement 2009 - Cablevision

Other Committees

In addition to standing committees, the Company’s by-laws provide that the Company shall make any investment in or advance (other than the payment of compensation for services rendered to the Company) to any Dolan Affiliate only if such investment or advance is approved by the Independent Committee, which is a special committee of the Board that is comprised of directors who are not officers or employees of the Company or its subsidiaries or directors or officers of the relevant Dolan Affiliate. A “Dolan Affiliate” is defined to include Charles F. Dolan, various trusts created by or for the benefit of Charles F. Dolan or members of his family or any other corporation, partnership, association or other organization owned or controlled by Charles F. Dolan or members of his family. In practice, the Board has followed a stricter policy on these types of transactions with members of the Dolan family, and generally refers all such transactions to the Independent Committee or the Compensation Committee for its approval.

A Special Litigation Committee was formed in October 2006 to review and analyze the facts and circumstances surrounding claims that were raised in certain stock options-related litigation in which the Company was named as a nominal defendant and which purported to have been brought derivatively on behalf of the Company. In June 2008, the Company entered into a settlement of those lawsuits (the “Stock Option Settlement”). The Special Litigation Committee currently consists of Mr. Carter.

Absence of Nominating Committee

We do not have a nominating committee. We decided that it was not appropriate to have a nominating committee because of our shareholder voting structure. Under the terms of our Amended and Restated Certificate of Incorporation, the holders of our Class B common stock have the right to elect 75% of the members of our Board. We believed that creating a committee consisting solely of independent directors charged with responsibility for recommending nominees for election, as directors would be inconsistent with the vested rights of the holders of Class B common stock under our Amended and Restated Certificate of Incorporation. Instead, the Board decided to provide a mechanism in our Corporate Governance Guidelines referred to below for the nominees for election as directors by the holders of our Class A common stock and by the holders of our Class B common stock. The holders of our Class A common stock are currently entitled to elect 25% of the members of our Board. Under our Corporate Governance Guidelines, nominees for election as Class A directors shall be recommended to the Board by a majority of the Class A directors then in office. Nominees for election as Class B directors shall be recommended to our Board by a majority of the Class B directors then in office.

Director Selection

Our directors have not set specific, minimum qualifications that nominees must meet in order for them to be nominated for election to the Board, but rather believe that each nominee

Proxy Statement 2009 - Cablevision

should be evaluated based on his or her individual merits, taking into account, among other matters, the factors set forth in our Corporate Governance Guidelines under “Board Composition” and “Selection of Directors.” Those factors include:

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The desire to have a Board that encompasses a broad range of skills, expertise, industry knowledge, diversity of viewpoints, opinions, background and experience, and contacts relevant to our businesses;

•	Personal qualities and characteristics, accomplishments and reputation in the business community;

•	Ability and willingness to commit adequate time to Board and committee matters; and

•	The fit of the individual’s skills and personality with those of other directors and potential directors in building a Board that is effective, collegial and responsive to the needs of the Company.

The Class A directors will evaluate possible candidates to recommend to the Board for nomination as Class A directors. The Board will also consider nominees for Class A directors recommended by our stockholders. Nominees recommended by stockholders will be given appropriate consideration in the same manner as other nominees. Stockholders who wish to submit nominees for consideration by the Board for election at our 2010 annual meeting of stockholders may do so by submitting in writing such nominees’ names, in compliance with the procedures and along with the other information required by our by-laws. Any such nominee must be submitted to the Corporate Secretary of the Company, at Cablevision Systems Corporation, 1111 Stewart Avenue, Bethpage, New York 11714 not less than 60 nor more than 90 days prior to the date of our 2010 annual meeting of stockholders, provided that if the date of the meeting is publicly announced or disclosed less than 70 days prior to the date of the meeting, such notice must be given not more than ten days after such date is first announced or disclosed.

The Class B directors will consult from time to time with one or more of the holders of Class B common stock to assure that all Class B director nominees recommended to the Board are individuals who will make a meaningful contribution as Board members and will be individuals likely to receive the approving vote of the holders of the outstanding Class B common stock. The Class B directors do not intend to consider unsolicited suggestions of nominees. We believe that this is appropriate in light of the voting provisions of our Amended and Restated Certificate of Incorporation, which vest the right to elect our Class B directors exclusively in the holders of our Class B common stock.

Corporate Governance Guidelines

Our Board has adopted our Corporate Governance Guidelines. These guidelines set forth our practices and policies with respect to Board composition and selection, Board meetings,

Proxy Statement 2009 - Cablevision

executive sessions of the Board, Board committees, the expectations we have of our directors, selection of the Chairman of the Board and the Chief Executive Officer, management succession, Board and executive compensation, and Board self-evaluation requirements. The full text of our Corporate Governance Guidelines may be viewed at our website at www.cablevision.com. A copy may be obtained, without charge, by writing to Cablevision Systems Corporation, Corporate Secretary, 1111 Stewart Avenue, Bethpage, New York 11714.

Executive Sessions of Non-management Board Members

Under our Corporate Governance Guidelines, our directors who are not also officers of the Company or any of its affiliates (“Non-management directors”) meet at least quarterly in executive sessions. If the Non-management directors include any directors who are not independent under the New York Stock Exchange rules, the independent directors are to meet in executive sessions at least semi-annually. The Non-management directors will rotate as the presiding director at these executive sessions. Only a Non-management director who is also independent under the New York Stock Exchange Rules will preside at an executive session of the independent directors.

Communicating with Our Directors

Our Board has adopted policies designed to allow stockholders and other interested parties to communicate with our directors. Any interested party that wishes to communicate with the Board or any director or the Non-management directors as a group should send communications in writing to Chairman of the Audit Committee, Cablevision Systems Corporation, c/o Corporate Secretary, 1111 Stewart Avenue, Bethpage, New York 11714. Any person, whether or not an employee, who has a concern with respect to accounting, internal accounting controls or auditing matters, may, in a confidential or anonymous manner, communicate those concerns to our Audit Committee by contacting The Network, Inc., which has been designated to act as a confidential contact organization for this purpose, at 1-888-310-6742. This information for communicating with the Audit Committee and Non-management directors is also available on our website at www.cablevision.com.

Code of Business Conduct and Ethics

Our Board has adopted a Code of Business Conduct and Ethics for our directors, officers and employees. A portion of this Code of Business Conduct and Ethics also serves as a code of ethics for our senior financial officers. Among other things, our Code of Business Conduct and Ethics covers conflicts of interest, disclosure responsibilities, legal compliance, confidentiality, corporate opportunities, fair dealing, protection and proper use of assets and equal employment opportunity and harassment. The full text of the code is available on our website at www.cablevision.com. A copy may be obtained, without charge, by writing to Cablevision Systems Corporation, Corporate Secretary, 1111 Stewart Avenue, Bethpage, New York 11714.

Proxy Statement 2009 - Cablevision

DIRECTOR COMPENSATION

Directors who are Company employees receive no extra pay for serving as directors. Each non-employee director receives a base fee of $50,000 per year; $2,000 per Board, committee and non-management director meeting attended in person; and $500 per Board, committee and non-management director meeting attended by telephone. Non-employee directors also receive $5,000 annually per committee membership and $10,000 annually per committee chairmanship. Directors serving on the Special Litigation Committee receive a fee of $30,000 per month (pro rated for any partial month). This fee is in addition to meeting fees for Board and other committee meetings and committee membership fees for service on other committees generally payable to directors.

We also pay our non-employee directors compensation in restricted stock units. Each year, each non-employee director receives a number of restricted stock units for the number of shares of common stock equal to $110,000 divided by the fair market value of a share of Class A common stock. The restricted stock units the non-employee directors receive are fully vested on the date of grant. Prior to 2007, we paid our non-employee directors compensation in stock options and restricted stock units. Each non-employee director would receive options to purchase 4,000 shares of Class A common stock and a number of restricted stock units for the number of shares of common stock equal to $40,000 divided by the fair market value of a share of Class A common stock. The options were fully vested and exercisable on the date of grant. The per share exercise price of the options was equal to the fair market value of the common stock at the date of grant, which, under the 2006 Stock Plan for Non-Employee Directors, is the closing price of a share of Class A common stock on the New York Stock Exchange on the date of grant.

Our directors who reside in our service territory are entitled to receive free cable television service, high-speed-data and voice service for their primary residence.

Our non-employee directors are entitled to use the Company’s travel service department from time to time to make arrangements for their personal travel. Except as noted below, the Company does not pay any of the directors’ travel expenses other than the cost of travel on Company business. The Company believes it is beneficial to the Company for directors to participate in certain Company events and meet with management, customers and other individuals who have important relationships with the Company. Accordingly, from time to time the Company requests that certain directors attend events, including events outside the New York area. In these instances, the Company provides the directors with transportation and reimburses the directors for expenses for themselves and, in certain cases, their spouses.

Messrs. Charles F. Dolan and James L. Dolan are employees of the Company and their compensation for 2008 is discussed under “Executive Compensation.”

Proxy Statement 2009 - Cablevision

Messrs. Thomas C. Dolan, Patrick F. Dolan and Brian G. Sweeney are employees of the Company and their compensation for 2008 is discussed under “Related Party Policy and Certain Transactions.”

DIRECTOR COMPENSATION TABLE

The table below summarizes the total compensation paid to or earned by each of our non-employee directors for the year ended December 31, 2008. Directors who are employees of the Company receive no compensation for service as directors.

Name	Fees Earned Or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)(4)	Total ($)
Zachary W. Carter	425,500	110,000	—	—	—	*	542,399
Charles D. Ferris	64,000	110,000	—	—	—	—	174,000
Thomas V. Reifenheiser	119,500	110,000	—	—	—	*	236,501
John R. Ryan	113,500	110,000	—	—	—	—	223,500
Vincent Tese	103,531	110,000	—	—	—	*	219,928
Rand V. Araskog	68,836	110,000	—	—	—	*	186,920
Frank J. Biondi	75,917	110,000	—	—	—	—	185,917
Marianne Dolan Weber	66,500	110,000	—	—	—	*	184,053
Leonard Tow	70,506	110,000	—	—	—	*	188,430
Kathleen M. Dolan	35,980	110,000	—	—	—	—	145,980
Deborah Dolan-Sweeney	25,380	—	—	—	—	*	29,717
Brad Dorsogna	25,880	—	—	—	—	—	25,880

*	Represents less than $10,000.

(1)	The amounts reported for fees include expenses incurred in attending meetings for which the Company reimburses each non-employee director.

(2)	This column reflects the dollar amount recognized for financial statement reporting purposes in 2008 for the restricted stock units granted in 2008 to the non-employee directors, as calculated under Statement of Financial Accounting Standards 123R, Share-Based Payment (“FAS 123R”). This amount is equal to the full grant date fair value of the awards of restricted stock units since the restricted stock units were fully vested on the date of grant. For each non-employee director, the aggregate number of restricted stock units outstanding is as follows: Mr. Carter, 7,307; Mr. Ferris, 14,619; Mr. Reifenheiser, 14,619; Mr. Ryan, 14,619; Mr. Tese, 14,619; Mr. Araskog, 10,870; Mr. Biondi, 10,870; Ms. Dolan Weber, 10,870; Dr. Tow, 10,870, Ms. Kathleen Dolan, 4,232, Ms. Dolan-Sweeney, 0 and Mr. Dorsogna, 0.

(3)	No stock options were granted in 2008.

For each non-employee director, the aggregate number of shares of Class A common stock underlying outstanding stock options at December 31, 2008 is as follows: Mr. Carter, 0; Mr. Ferris, 48,098;

Proxy Statement 2009 - Cablevision

Mr. Reifenheiser, 46,000; Mr. Ryan, 46,000; Mr. Tese, 48,098; Mr. Araskog, 8,000; Mr. Biondi, 8,000; Ms. Dolan Weber, 8,000; Dr. Tow, 8,000; Ms. Kathleen Dolan, 0; Ms. Dolan-Sweeney, 0; and Mr. Dorsogna, 0.

(4)	This column includes, for each individual, as applicable, an amount for free cable television service, high-speed data and voice service and certain other perquisites, which in the aggregate were less than $10,000 per non-employee director.

PROPOSAL 2

Ratification of Appointment of Independent Registered Public Accounting Firm

The Audit Committee of the Board has approved the retention of KPMG LLP (“KPMG”) as our independent registered public accountants for 2009. KPMG will audit our financial statements for fiscal year 2009. We are asking that you ratify that appointment, although your ratification is not required. A KPMG representative will be at the annual meeting to answer appropriate questions and to make a statement if he or she desires. This proposal requires the affirmative vote of the majority of the votes cast by the holders of Class A common stock and Class B common stock, voting together as a single class. In accordance with our Amended and Restated Certificate of Incorporation, holders of Class A common stock have one vote per share and holders of Class B common stock have ten votes per share.

The Board unanimously recommends you vote FOR this proposal.

KPMG LLP Information

The following table presents fees for services rendered by KPMG in 2007 and 2008.

	2007	2008
	(in thousands)
Audit Fees(1)	$8,148	$8,655
Audit Related Fees(2)	1,682	1,194
Tax Fees(3)	45	919
All Other Fees	—	—

Total Fees	$9,875	$10,768

(1)	Audit fees consisted of services for: (1) the audit of the Company’s annual financial statements for 2007 and 2008, (2) audits of internal control over financial reporting for 2007 and 2008, and (3) reviews of the interim financial statements included in the Company’s Quarterly Reports on Form 10-Q for 2007 and 2008. In addition, in 2008, audit fees included services related to the Newsday and Sundance Channel transactions.

(2)	Audit related fees consisted principally of services relating to acquisitions, audits of certain subsidiary financial statements, audits of employee benefit plans, certain attestation services, consultation on financial accounting and reporting standards, and filings with the Securities and Exchange Commission.

(3)	Tax fees consisted of fees for tax consultation services. In 2008, tax fees included services related to Newsday and Sundance Channel transactions.

Proxy Statement 2009 - Cablevision

The Audit Committee’s policy requires that the Audit Committee pre-approve audit and non-audit services performed by the independent registered public accounting firm. The Audit Committee may delegate its pre-approval authority to the Chairman or any other member of the Audit Committee. All of the services for which fees were disclosed under “Audit Related Fees” and “Tax Fees” in the table above were pre-approved under the Audit Committee’s pre-approval policy.

Report of Audit Committee

A role of the Audit Committee is to assist the Board in its oversight of the Company’s financial reporting process. As set forth in the charter of the Audit Committee, management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements, the Company’s accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm is responsible for auditing the Company’s financial statements and expressing an opinion as to their conformity with generally accepted accounting principles.

In the performance of its oversight function, the Audit Committee has considered and discussed the audited financial statements with management and the independent registered public accounting firm. The Audit Committee has also discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T. Finally, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as adopted by the Public Company Accounting Oversight Board in Rule 3600T, and has discussed with the auditors the auditors’ independence. All audit and non-audit services performed by the independent registered public accounting firm must be specifically approved by the Audit Committee or a member thereof.

Based upon the reports and discussions described in this report, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 filed with the Securities and Exchange Commission.

Members of the Audit Committee

John R. Ryan	Vincent Tese	Leonard Tow

Proxy Statement 2009 - Cablevision

PROPOSAL 3 (Item 3 on Proxy Card)

The Board unanimously recommends you vote FOR this proposal.

Approval of Cablevision Systems Corporation Amended 2006 Employee Stock Plan

On April 21, 2006, upon the recommendation of our Compensation Committee, our Board of Directors approved the Cablevision Systems Corporation 2006 Employee Stock Plan and it was approved by our stockholders on May 18, 2006. We have used a significant number of the currently authorized shares under the plan for existing awards. Accordingly, on March 27, 2009, the Compensation Committee approved an amended 2006 Employee Stock Plan (the “Amended 2006 Employee Stock Plan”) to increase the number of shares available for issuance under the plan from 23,000,000 to 46,000,000, subject to approval by our stockholders at our annual meeting.

The 2006 Employee Stock Plan provides that it will remain in effect until May 18, 2016. The Compensation Committee approved an amendment to the 2006 Employee Stock Plan to amend the plan to change the termination date to May 21, 2019, 10 years following the date of the stockholders meeting, subject to approval by our stockholders. If Proposal 3 is approved, the Amended 2006 Employee Stock Plan will remain in effect until May 21, 2019 unless sooner terminated by the Compensation Committee or the Board of Directors. Awards granted prior to May 21, 2019 may extend beyond that date in accordance with the provisions of the plan.

Approval of Proposal 3 also includes approval of the performance criteria contained in the Amended 2006 Employee Stock Plan in order for certain Awards to qualify as “performance-based compensation under Section 162(m) of the Internal Revenue Code. The Amended 2006 Employee Stock Plan permits certain options, stock appreciation rights and other performance-based awards that may be granted to be considered “qualified performance-based compensation” as defined under the regulations interpreting Section 162(m). Section 162(m) limits the deductibility of compensation in excess of $1 million paid by a publicly traded corporation to certain “covered employees” unless it is “qualified performance-based compensation.” Under current regulations interpreting Section 162(m), the grant by a committee of “outside directors” of at or above-the-money options and stock appreciation rights under a shareholder approved plan that expressly limits the amount of such grants that can be made to any individual employee over a specified period of time is considered “qualified performance-based compensation”. Additionally, under current regulations, grants of other performance-based awards are deemed “qualified performance-based compensation” if at least three conditions are satisfied: (i) the compensation must be payable on account of the attainment of one or more pre-established, objective performance goals; (ii) the material terms of the compensation and the performance goals must be disclosed to and approved by shareholders before payment; and (iii) a committee of the Board of Directors that is comprised solely of two or more “outside directors” must certify that the performance goals have been satisfied before payment. Notwithstanding the adoption of the Amended 2006 Employee

Proxy Statement 2009 - Cablevision

Stock Plan and its submission to stockholders, we reserve the right to pay our employees, including recipients of awards under the Amended 2006 Employee Stock Plan, amounts which may or may not be deductible under Section 162(m) or other provisions of the Internal Revenue Code.

The text of the Amended 2006 Employee Stock Plan is set forth in Exhibit A to this proxy statement, and the following discussion is qualified in its entirety by reference to Exhibit A.

On November 21, 2006 and March 27, 2009, the 2006 Employee Stock Plan was amended by the Compensation Committee pursuant to the amendment provisions of the plan. The 2006 amendment related to the adjustment provisions for certain corporate events contained in Section 12 of the plan and the 2009 amendment modified Section 8 of the plan to permit electronic notification of option exercises in a manner, if any, approved by the Company. These changes did not require stockholder approval and will remain in effect whether or not Proposal 3 is approved by our stockholders. These 2006 and 2009 changes are reflected in the text of the Amended 2006 Employee Stock Plan set forth in Exhibit A.

Overview

The purpose of the Amended 2006 Employee Stock Plan is to compensate employees of the Company and its affiliates who are and have been largely responsible for the management and growth of the business of the Company and its affiliates and to advance the interest of the Company by encouraging and enabling the acquisition of a personal proprietary interest in the Company by employees upon whose judgment and keen interest the Company and its affiliates are largely dependent for the successful conduct of their operations. It is anticipated that the acquisition of such a proprietary interest in the Company will stimulate the efforts of these employees on behalf of the Company and its affiliates, and strengthen their desire to remain with the Company and its affiliates. It is also expected that the opportunity to acquire such a proprietary interest will enable the Company and its affiliates to attract and retain desirable personnel. The Amended 2006 Employee Stock Plan provides for grants of incentive stock options, non-qualified stock options, stock appreciation rights, restricted shares, restricted stock units and other equity-based awards (collectively, “Awards”).

The 2006 Employee Stock Plan will terminate on May 18, 2016 (unless earlier terminated by the Board of Directors or the Compensation Committee). If Proposal 3 is approved by our stockholders, the Amended 2006 Employee Stock Plan will terminate, and no more Awards will be granted after May 21, 2019 (unless earlier terminated by the Board of Directors or Compensation Committee). The termination of the Amended 2006 Employee Stock Plan will not affect previously granted Awards.

Shares Subject to the Plan; Other Limitations

The Amended 2006 Employee Stock Plan is administered by the Compensation Committee. Awards may be granted under the Amended 2006 Employee Stock Plan to such employees of the Company and its affiliates as the Compensation Committee may determine. An “affiliate”

Proxy Statement 2009 - Cablevision

is defined in the Amended 2006 Employee Stock Plan to mean any entity controlling, controlled by, or under common control with the Company or any other affiliate and also includes any entity in which the Company owns at least five percent of the outstanding equity interests. The total number of shares of Class A Stock that may currently be issued pursuant to Awards under the 2006 Employee Stock Plan, prior to the requested increase, is an aggregate of 23,000,000, which may be either treasury shares or authorized and unissued shares. If Proposal 3 is approved by our stockholders, such number of shares will be 46,000,000. As of the close of business on April 6, 2009, the fair market value of a share of Class A Stock on the New York Stock Exchange was $14.96.

To the extent that (i) an Award (under the Amended 2006 Employee Stock Plan or the prior employee stock plan) is paid, settled or exchanged or expires, lapses, terminates or is cancelled for any reason without the issuance of shares, (ii) any shares under an Award (under the Amended 2006 Employee Stock Plan or the prior employee stock plan) are not issued because of payment or withholding obligations or (iii) restricted shares (under the Amended 2006 Employee Stock Plan or the prior employee stock plan) revert back to the Company prior to the lapse of the restrictions or are applied by the Company for purposes of tax withholding obligations, then the Company may also grant Awards with respect to such shares. Awards payable only in cash or property other than shares do not reduce the aggregate remaining number of shares with respect to which Awards may be made under the Amended 2006 Employee Stock Plan and shares relating to any other Awards that are settled in cash or property other than shares, when settled, are added to the aggregate remaining number of shares with respect to which Awards may be made under the Amended 2006 Employee Stock Plan. Any shares with respect to which the Company becomes obligated to make Awards through the assumption of, or in substitution for, outstanding awards previously granted by an acquired entity, shall not count against the shares available to be delivered pursuant to Awards under the Amended 2006 Employee Stock Plan.

As of March 31, 2009, 8,371,111 shares remained authorized for issuance pursuant to Awards under the 2006 Employee Stock Plan (without giving effect to the increased authorization sought under this Proposal 3). In addition, Awards covering 22,737,980 shares remained outstanding under the 2006 Employee Stock Plan and the prior employee stock plan and the shares covered by those awards could become available for issuance as a result of the future payment, settlement, exchange, expiration, lapse, termination or cancellation of awards without the issuance of shares. No single employee may be issued Awards during any one calendar year for, or that relate to, a number of shares exceeding 2 million.

Awards and the aggregate number of shares issuable under the Amended 2006 Employee Stock Plan are subject to adjustment in the event of any dividend or other distribution whether in the form of cash, shares, other securities or other property, recapitalization, forward or reverse stock split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event that affects shares (each an “Adjustment Event”). In the case of stock options granted prior to

Proxy Statement 2009 - Cablevision

November 21, 2006, an adjustment is to be made if the Compensation Committee determines that such an adjustment is appropriate under the plan. In the case of all other Awards, an adjustment is to be made if the failure to make an adjustment would not fairly protect the rights represented by the Award in accordance with the essential intent and principles thereof.

Awards

All employees of the Company and its affiliates are eligible to receive Awards under the Amended 2006 Employee Stock Plan. As of December 31, 2008, the Company and its affiliates had approximately 17,000 full time employees. Historically, the Company’s Compensation Committee has made grants of equity awards to a limited number of eligible employees. For example, in 2008, 529 employees received equity awards under the 2006 Employee Stock Plan. Under the Amended 2006 Employee Stock Plan, the Company may grant options and stock appreciation rights, which shall be exercisable at a price determined by the Compensation Committee on the date of the Award grant, which price shall be no less than the fair market value of a share of Class A Stock on the date the option or stock appreciation right is granted. Other than in the case of the death of participant, such options and stock appreciation rights may be exercised for a term no longer than ten years from the date of grant. An award agreement may provide that, in the event the participant dies while the option or stock appreciation right is outstanding, the option or stock appreciation right will remain outstanding until the first anniversary of the participant’s death, whether or not such first anniversary occurs after such ten-year period. Upon its exercise, a stock appreciation right will be settled (and an option may be settled, in the Compensation Committee’s discretion) for an amount equal to the excess of the fair market value of a share of Class A Stock on the date of exercise over the exercise price of the stock appreciation right (or option).

The Company may also grant restricted shares and restricted stock units. A restricted share is a share of Class A Stock that is registered in the participant’s name, but that is subject to certain transfer and/or forfeiture restrictions for a period of time as specified in the participant’s award agreements. The recipient of a restricted share will have the rights of a shareholder, subject to any restrictions and conditions specified by the Compensation Committee in the recipient’s award agreement. Notwithstanding the previous sentence, unless the Compensation Committee determines otherwise, all ordinary cash dividends paid upon any restricted share prior to its vesting will be retained by the Company for the account of the relevant participant and upon vesting will be paid to the relevant participant.

A restricted stock unit is an unfunded, unsecured right to receive a share of Class A Stock (or cash or other property) at a future date upon the satisfaction of the conditions specified by the Compensation Committee in the award agreement. Unless otherwise provided by the Compensation Committee, a restricted stock unit will also carry a dividend equivalent right representing an unfunded and unsecured promise to pay to the relevant participant, upon the vesting of the restricted stock unit, an amount equal to the ordinary cash dividends that would have been paid upon any share underlying a restricted stock unit had such shares been issued.

Proxy Statement 2009 - Cablevision

The Compensation Committee may grant other equity-based or equity-related awards to participants subject to terms and conditions it may specify. These awards may entail the transfer of shares or payment in cash based on the value of shares.

Under the Amended 2006 Employee Stock Plan, the Compensation Committee has the authority, in its discretion, to add conditions to the vesting of any Award that relate to performance. Additionally, the Amended 2006 Employee Stock Plan specifies certain performance criteria that may apply to Awards granted to certain executive officers of the Company. These performance criteria have not changed from the 2006 Employee Stock Plan and include: (i) net or operating income or other measures of profit; (ii) measures of revenue; (iii) earnings before interest, taxes, depreciation and amortization (EBITDA); (iv) cash flow, free cash flow, adjusted operating cash flow and similar measures; (v) return on equity, investment, assets or capital; (vi) gross or operating margins or savings; (vii) performance relative to budget, forecast or market expectations; (viii) market share or penetration, subscriber or customer acquisition or retention, ratings, viewership, facilities utilization or attendance; (ix) sports team performance; (x) operating metrics relating to sales, installations or customer service or satisfaction; (xi) capital spending management, network upgrades or product or service deployments; (xii) a specified increase in the fair market value of the shares; (xiii) a specified increase in the private market value of the Company; (xiv) share price; (xv) earnings per share; and/or (xvi) total shareholder return. Application of the performance criteria may be determined by reference to the performance of the Company, an affiliate or a business unit, product or service or any combination of the foregoing and may also be measured on a per customer, subscriber, homes passed, basic or diluted share basis or any combination of the foregoing and may reflect absolute performance, incremental performance or comparative performance to other companies (or their products or services) determined on a gross, net, GAAP or non-GAAP basis. Approval of Proposal 3 includes approval of the performance criteria contained in the Amended 2006 Employee Stock Plan in order for certain Awards to qualify as “performance-based compensation” under Section 162(m).

The Compensation Committee has the authority to equitably adjust the terms of any outstanding Awards under the Amended 2006 Employee Stock Plan for any Adjustment Event pursuant to which it determines an adjustment is appropriate.

Amendment; Termination

The Board of Directors or the Compensation Committee may discontinue the Amended 2006 Employee Stock Plan at any time and from time to time may amend or revise the terms of the Amended 2006 Employee Stock Plan or any award agreement, except that it may not make any amendment or revision in a manner unfavorable to a participant (other than if immaterial), without the consent of the participant or make any amendment or revision without the approval of the stockholders of the Company if such approval is required by the rules of an exchange on which shares are traded. Consent of a participant shall not be required in respect

Proxy Statement 2009 - Cablevision

of any adjustment (even if unfavorable to a participant and not immaterial) made in the light of an Adjustment Event unless the terms of the relevant award agreement provide for specific terms in the case of an Adjustment Event.

U.S. Federal Tax Implications of Options and Stock Appreciation Rights

The following summary generally describes the principal Federal (but not state and local) income tax consequences of the issuance and exercise of options and stock appreciation rights under the Amended 2006 Employee Stock Plan. It is general in nature and is not intended to cover all tax consequences that may apply to a particular participant or the Company. The provisions of the Internal Revenue Code and the regulations thereunder relating to these matters are complex and subject to change and their impact in any one case may depend upon the particular circumstances.

An employee will generally not realize any income when an incentive stock option is granted under the Amended 2006 Employee Stock Plan or when such an option is exercised, and the Company will not be entitled to a deduction with respect to the grant or exercise of such an option. The difference between the fair market value of the shares acquired upon the exercise of an incentive stock option and the exercise price of the shares subject to the option at the time of exercise is an item of tax preference which may result in the employee being subject to the alternative minimum tax. If the employee holds the shares acquired under an incentive stock option for at least two years from the date the option is granted and at least one year from the date of exercise of the option, any gain realized by the employee when the shares are sold will be taxable as capital gain. If the holding periods are not satisfied, the employee will realize ordinary income in the year of the disposition of the shares in an amount equal to the excess of the fair market value of such shares on the date of exercise (or the proceeds of the disposition, if lower) over the option price. Any remaining gain will generally be capital gain. If an incentive stock option is settled by the Company in cash, shares or a combination thereof, the employee will recognize ordinary income at the time of settlement equal to the fair market value of such cash, shares or combination thereof.

An employee will not realize any income, and the Company will not be entitled to a deduction, at the time that a non-qualified stock option or stock appreciation right is granted or vests under the Amended 2006 Employee Stock Plan. Upon exercising a non-qualified stock option or stock appreciation right, an employee will realize ordinary income in an amount equal to the excess of the fair market value on the exercise date of the shares subject to the option or stock appreciation right over the exercise price of the option or stock appreciation right. In the case of options, the employee will have a basis in the shares received as a result of the exercise, for purposes of computing capital gain or loss, equal to the fair market value of those shares on the exercise date and the employee’s holding period in the shares received will commence on the day following the date of exercise.

The Company generally will be entitled to a tax deduction equal to the amount recognized as ordinary income (not as capital gain) by the employee in connection with the exercise of a

Proxy Statement 2009 - Cablevision

non-qualified option or stock appreciation right. The Company generally is not entitled to a tax deduction with respect to any amount that represents compensation in excess of $1 million paid to “covered employees” that is not “qualified performance-based compensation” under Section 162(m) of the Internal Revenue Code. Under current regulations interpreting Section 162(m), the grant by a committee of “outside directors” of at-or above-the-money options or stock appreciation rights under a stockholder approved plan that expressly limits the amount of grants that can be made to any individual employee over a specified period of time is considered “qualified performance-based compensation.”

Plan Benefits

It is not possible to determine the benefits or amounts that will be received by or allocated to the persons and groups named below under the Amended 2006 Employee Stock Plan. All Awards under the Amended 2006 Employee Stock Plan are at the discretion of the Compensation Committee. The Amended 2006 Employee Stock Plan does not require that any Awards be made to any individual or group and does not provide any formulas or guidelines for Awards. The following table sets forth the number of awards that were received by the persons and groups named below for the 2008 fiscal year under the 2006 Employee Stock Plan.

Name and Position	Dollar Value($)(1)		Number of Options(2)	Number of Restricted Shares(3)
Charles F. Dolan Chairman & Director	2,887,732		—	113,200

James L. Dolan Chief Executive Officer, President & Director	2,887,732		—	113,200

Hank J. Ratner Vice Chairman	2,579,061		—	101,100

Thomas M. Rutledge Chief Operating Officer	2,579,061		—	101,100

Michael P. Huseby Executive Vice President & Chief Financial Officer	795,912		—	31,200

All Executive Officers	12,974,386	(4)	—	508,600	(4)
All Directors who are not Executive Officers	469,384		—	18,400
All Employees who are not Executive Officers	51,392,191		—	2,014,590

(1)	Represents the grant date fair value and does not reflect the impact of any dividends paid upon vesting. Excludes awards forfeited prior to December 31, 2008.

(2)	See “Executive Compensation Tables — Option/SAR Grants in Last Fiscal Year” below for additional information.

(3)	See “Executive Compensation Tables — Summary Compensation Table” below for additional information. Excludes awards forfeited prior to December 31, 2008.

(4)	Includes the top five executive officers individually listed above.

Proxy Statement 2009 - Cablevision

This proposal requires the affirmative vote of the majority of the votes cast by the holders of Class A and Class B Stock, voting together as a single class. In accordance with our Amended and Restated Certificate of Incorporation, holders of Class A Stock have one vote per share and holders of Class B Stock have ten votes per share.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Overview of Executive Compensation Program

Our executive compensation program is administered by our Compensation Committee. The responsibilities of the Compensation Committee are set forth in its charter. Among other responsibilities, the Compensation Committee (1) establishes our general compensation philosophy and, in consultation with management, oversees the development and implementation of compensation programs; (2) reviews and approves corporate goals and objectives relevant to the compensation of our Chief Executive Officer, evaluates his performance in light of those goals and determines and approves his compensation level based on this evaluation; (3) makes recommendations to the Board regarding the compensation of executive officers other than our Chief Executive Officer; and (4) oversees the activities of the committee or committees administering our retirement plans. The Compensation Committee also administers our shareholder approved compensation plans. For more information about the Compensation Committee, please see “Board of Directors and Committees — Committees — Compensation Committee.”

Compensation Consultant

In accordance with its charter, the Compensation Committee has the authority to engage outside consultants to assist in the performance of its duties and responsibilities. The Compensation Committee uses a compensation consultant to assist the Compensation Committee in determining whether the elements of the Company’s executive compensation program are reasonable and consistent with the Company’s objectives. The compensation consultant advises the Compensation Committee on designing the executive compensation program and the reasonableness of individual compensation awards. The compensation consultant reports directly to the Compensation Committee, although the compensation consultant meets with members of management from time to time for purposes of gathering information on management proposals and recommendations to be presented to the Compensation Committee.

As part of its ongoing engagement, the compensation consultant, Executive Compensation Advisors, a Korn/Ferry company (“ECA”) conducted a review of 2008 executive compensation to assist the Compensation Committee in determining compensation programs and decisions for 2009 (“2008 Total Compensation Review”).

Proxy Statement 2009 - Cablevision

Role of Executives in Compensation

The Compensation Committee reviews the performance and compensation of the Chief Executive Officer and the Chairman and, following discussions with its compensation consultant, establishes each of their compensation. The management of the Company provides to the Compensation Committee, either directly or through the compensation consultant, management’s recommendations on the compensation, including annual cash incentive compensation, for executive officers other than the Chief Executive Officer and the Chairman. The Chief Executive Officer, the Vice Chairman and the Chief Operating Officer assist the Compensation Committee and its compensation consultant in determining the Company’s core peer group and the peer group comparisons, as described below. Other members of management provide support to the Compensation Committee as needed. Based upon a review of performance and historical compensation, recommendations and information from members of management, and discussions with its compensation consultant, the Compensation Committee determines and approves compensation for the executive officers and makes recommendations to the full Board.

Executive Compensation Program Objectives and Philosophy

The Company is one of the nation’s leading entertainment and telecommunications companies. The Company is the fifth largest cable operator in the United States, based on the number of basic video subscribers, and also operates cable programming networks, entertainment businesses, telecommunications companies and a newspaper publishing business. As of December 31, 2008, the Company served approximately 3.1 million basic video subscribers, approximately 2.5 million high-speed data service subscribers and approximately 1.9 million voice subscribers, in and around the New York metropolitan area. We believe that our cable television systems comprise the largest metropolitan cluster of cable television systems under common ownership in the United States (measured by number of basic video subscribers). Through our Rainbow Media Holdings subsidiary, the Company owns interests in and manages numerous national programming networks, such as AMC, WE tv, IFC and Sundance Channel and the regional News 12 networks, the Madison Square Garden sports and entertainment businesses and cable television advertising sales companies. Through our Cablevision Lightpath subsidiary, we provide telephone services and high-speed Internet services to the business market. Through Madison Square Garden, the Company owns and operates the Madison Square Garden Arena (the largest indoor arena in New York City) and the adjoining WaMu Theater at Madison Square Garden, the New York Knickerbockers professional basketball team, the New York Rangers professional hockey team, the New York Liberty professional women’s basketball team, the Hartford Wolf Pack professional hockey team, the regional sports programming networks Madison Square Garden Network and MSG Plus, MSG Entertainment (which operates Radio City Music Hall and the Beacon Theatre in New York City under long-term leases and owns and operates the Chicago Theatre in Chicago, Illinois) and Fuse, a national music programming network. We operate our businesses in an increasingly competitive, highly regulated, rapidly changing and complex

Proxy Statement 2009 - Cablevision

technological environment. We strive to remain competitive by developing new and advanced products and services and continuously improving our offerings.

The Company places great importance on its ability to attract, retain, motivate and reward experienced executives who can continue to achieve strong financial and stock performance. The Company strives to do so by developing executive compensation policies and programs that are consistent with, explicitly linked to, and supportive of the strategic objectives of growing the Company’s businesses and maximizing stockholder value. Our named executive officers, who are the five executive officers listed in the tables under “Executive Compensation Tables” below, have a combined total of more than 150 years of service in the cable and telecommunications industries with the Company and other companies. The Compensation Committee seeks to offer both short-term and long-term incentive compensation programs that will provide competitive compensation, drive Company performance and encourage executive retention.

The following principles describe the key objectives of our executive compensation program:

•

First, the majority of compensation for the Company’s executive officers should be at risk and based on the performance of the Company, so that actual compensation levels depend upon the Company’s actual performance as determined by the Compensation Committee.

•	Second, over time, incentive compensation of the Company’s executive officers should focus more heavily on long-term rather than short-term accomplishments and results.

•	Third, equity-based compensation should be used to align executive officers with the stockholders’ interests.

•

Fourth, the overall executive compensation program should be competitive, equitable and structured so as to ensure the Company’s ability to attract, retain, motivate and reward the talented executives who are essential to the Company’s continuing success. Total direct compensation, rather than individual compensation elements, is the Compensation Committee’s focus in providing competitive compensation opportunities.

In formulating the executive compensation program, the Compensation Committee seeks to fulfill these objectives by maintaining appropriate balances between (1) short-term and long-term compensation, (2) cash and equity components, and (3) performance-based and non-performance-based compensation.

Compensation Practices and Policies

Employment Agreements

We have written employment agreements with each of our named executive officers. For a description of the terms and provisions of the employment agreements of the named executive officers, see “Employment Agreements.”

Proxy Statement 2009 - Cablevision

Performance Objectives

As described below under “— Elements of In-Service Compensation”, the Company grants performance-based cash incentives as important elements of executive compensation. Generally, the performance metrics for the incentives have been based on net revenues and on adjusted operating cash flow, which we also refer to as “AOCF”, a non-GAAP financial measure, defined as operating income (loss) before depreciation and amortization (including impairments), stock plan income or expense and restructuring charges or credits. The Company considers these performance measures to be key measures of the Company’s operating performance. At the time of grant of an award, the performance measures used may contemplate certain potential future adjustments and exclusions.

Tally Sheets

The Compensation Committee has reviewed tally sheets setting forth all components of compensation payable, and the benefits accruing, to the named executive officers for the completed fiscal year, including all cash compensation, perquisites and the current value of outstanding equity-based awards. The tally sheets also set forth potential payouts to the named executive officers upon various types of termination. The Compensation Committee considers the information presented in the tally sheets in determining future compensation.

Benchmarking

As part of the 2008 Total Compensation Review, ECA assisted the Compensation Committee in (1) determining a peer group to be used for competitive comparisons, (2) assessing executive compensation in comparison with the peer group and in light of the Company’s performance, and (3) reviewing the Company’s equity and cash-based executive incentive programs, taking into account evolving market trends. The Compensation Committee reviewed and compared several elements of compensation from a core peer group of companies in the same general industry or industries as the Company as well as companies of similar size and business mix to evaluate the competitiveness and appropriateness of our compensation program. The Compensation Committee, with the assistance of ECA, selected the companies that would comprise the core peer group in 2008, which were Comcast Corporation, Qwest Communications International Inc., DIRECTV Group, Inc., Liberty Media Corporation, Dish Network Corporation, Charter Communications Inc., IDT Corporation, Scripps Network, Time Warner Cable, Inc., CBS Corporation and Viacom Inc. Because we also compete for executives with more diversified companies, the Compensation Committee also considered a supplemental reference group that included Verizon Communications Inc., Time Warner Inc., AT&T Inc., The Walt Disney Company and News Corporation. The Compensation Committee determined that the core peer group represented an appropriate benchmark for the competitive market for our senior executive talent, and the supplemental reference group provided an additional relevant point of reference. The core peer group is a broader group of companies than the companies included in the peer group for the stock performance graph contained in our Annual Report on Form 10-K.

Proxy Statement 2009 - Cablevision

In connection with the 2008 Total Compensation Review, ECA presented to the Compensation Committee a comparison of base salary, target bonus, total cash compensation (defined as base salary plus target bonus), long-term incentives and total direct compensation (defined as total cash compensation plus the annualized value of long-term incentives) with the median, 75th percentile and 90th percentile of the core peer group and also compared compensation levels with the supplemental reference group. In the analysis, it was noted that, as in prior years, there was limited market information regarding the role and compensation of chairmen who are executive officers but not chief executive officers. The Compensation Committee considered that the Company’s founder and Chairman, Mr. Charles F. Dolan, continues to play a unique and important role in setting the strategic direction of the Company, in addition to his role on the Board. The Compensation Committee determined to exclude the Company’s Chairman, Mr. Charles F. Dolan, from these comparisons with officers of the members of the core peer group. The Compensation Committee concluded that as a result of Mr. Dolan’s important role in setting the strategic direction of the Company, an appropriate general guideline for Mr. Dolan’s target total direct compensation for 2008 was slightly below the target total direct compensation of the Chief Executive Officer of the Company.

The Compensation Committee also received information presented by ECA in the 2008 Total Compensation Review concerning comparisons of compensation levels for the other named executive officers to comparable positions among the peer companies. Compensation of the Company’s Chief Executive Officer, James L. Dolan, was compared to chief executive officers at the peer group companies. Compensation of Messrs. Ratner and Rutledge, Vice Chairman and Chief Operating Officer, respectively, of the Company, were each treated as equal second ranking executives and were compared to a benchmark to be equal to 65% of the compensation of the chief executive officer at the peer group companies. Compensation of Mr. Huseby, the Company’s Chief Financial Officer, was compared to chief financial officers at the peer companies.

In addition, ECA presented to the Compensation Committee a comparison of the Company’s performance with the performances of the members of the core peer group and the supplemental reference group and industry-wide performance levels. ECA believed that direct compensation comparisons with the core peer group were appropriate since the Company competes directly with the core peer group for executive-level talent.

Based on the 2008 Total Compensation Review, the Compensation Committee set a general guideline for target total direct compensation, over time, at a range from the median to the 75th percentile of the core peer group, reserving for the Compensation Committee the flexibility to recognize differences by individual. The Compensation Committee believed that this range was appropriate in light of the dynamics, diversity, complexities and competitive nature of the Company’s businesses as well as the Company’s performance. Actual total direct compensation could fall above or below the guideline because the Compensation Committee considered other factors such as historical practice, experience, performance and length of service in determining total direct compensation. The Compensation Committee believed that

Proxy Statement 2009 - Cablevision

the guideline for target total direct compensation provided a useful point of reference, along with the other factors described above, in administering the Company’s executive compensation program.

While the range for total direct compensation as described above was an overall goal to be achieved over time, based on the factors referred to above, including historical practice, experience, performance and length of service, the total direct compensation proposed for 2008 for Messrs. James L. Dolan, Ratner, Rutledge and Huseby was within the targeted range. After giving effect to the actual bonuses paid for 2008 (as set forth in the Summary Compensation Table under “Executive Compensation Tables” and discussed below under “— Elements of In-Service Compensation — Annual Incentives”), the actual 2008 total direct compensation for Messrs. James L. Dolan, Ratner and Rutledge and Huseby was within the targeted range.

Elements of In-Service Compensation

Our executive compensation program consists of three principal elements, each of which is important to the Company’s desire to attract, retain, motivate and reward highly-qualified executives. The three principal compensation elements are base salary, annual cash incentives and long-term incentives. In addition, each executive officer is also eligible to receive certain benefits, which are generally provided to all other eligible employees, and certain perquisites described below.

A significant percentage of total direct compensation is allocated to incentive compensation in accordance with the Compensation Committee’s philosophy as described above. The Compensation Committee reviews historical Company compensation and other information provided by its compensation consultant and other factors such as experience, performance and length of service to determine the level and mix of compensation for executive officers, by position and grade level, that the Compensation Committee has deemed appropriate.

Base Salaries

The Compensation Committee is responsible for setting the base salaries of the named executive officers. Base salaries for these executives have been set at levels that are intended to reflect the competitive marketplace in attracting and retaining quality executives. Each of the employment agreements of the named executive officers contains a minimum base salary level. For information regarding these minimum base salary levels, please see “Employment Agreements” below. The Compensation Committee currently reviews the salaries of the named executive officers no less frequently than on an annual basis. The Compensation Committee evaluates each executive’s performance, experience and grade level and may increase executive salaries. Based on their performance and in accordance with the terms of the employment agreements, the Compensation Committee, in its discretion, has increased base salaries for the named executive officers over time. Based on evaluation of performance, experience, grade level, and the competitive marketplace, the Compensation Committee

Proxy Statement 2009 - Cablevision

reviewed the base salaries of the named executive officers in 2008. They did not increase the base salary of Charles F. Dolan or James L. Dolan in 2008 and their salaries remained at $1,600,000 and $1,800,000, respectively. The Compensation Committee increased the base salaries of Messrs. Hank Ratner, Thomas Rutledge and Michael Huseby in 2008 by $75,000, $75,000 and $100,000, respectively. The base salaries for the named executive officers in 2008 are set forth in the Summary Compensation Table under “Executive Compensation Tables” below.

Annual Incentives

Under our executive compensation program, annual incentive awards, or bonuses, are made to executive officers and other members of management. For the named executive officers and other individuals that the Compensation Committee determines may be covered by Section 162(m) of the Internal Revenue Code, as amended, 2008 bonuses were granted under the 2006 Cash Incentive Plan (“CIP”), a stockholder approved plan. For all other members of management, bonuses were granted under a management performance incentive program (“MPIP”) administered by the Compensation Committee.

Annual incentive awards are designed to link directly executive compensation to the Company’s performance and provide incentives and rewards for excellent business performance during the year. Each bonus-eligible employee is assigned a target bonus of a percentage of that employee’s annual base salary. The target bonuses are determined based upon the applicable employee’s position, grade level, responsibilities, and historical and expected future contributions to the Company. In addition, each of the employment agreements of the named executive officers other than Mr. Charles F. Dolan contains a minimum target bonus level. For information regarding these minimum target bonus levels, please see “Employment Agreements” below. The Compensation Committee currently reviews the target bonus levels of the named executive officers no less frequently than on an annual basis. The Compensation Committee evaluates each executive’s performance, experience and grade level and may adjust executive target bonus levels accordingly. Based on their performance and in accordance with the terms of the employment agreements, the Compensation Committee, in its discretion, has increased target bonus levels for the named executive officers over time. Target bonuses for 2008 were as follows: Mr. Charles F. Dolan — 175%; Mr. James L. Dolan — 200%; Mr. Ratner — 200%; Mr. Rutledge — 200%; Mr. Huseby — 90%.

The payment of annual incentive awards depends on the extent to which the Company achieves performance objectives established by the Compensation Committee. For 2008, under the CIP, if the Company achieved a target rate of growth in AOCF as compared to 2007, each named executive officer would be eligible to receive payment of an annual incentive award equal to the lesser of $10 million and two times his target bonus, subject to the Compensation Committee’s discretion to reduce the award. In general, under the CIP, regardless of whether the Company achieves, exceeds or fails to achieve its target metrics, the Compensation Committee has the discretion only to decrease bonuses if the Company wishes

Proxy Statement 2009 - Cablevision

to preserve the Section 162(m) deduction. For 2008, the performance target for the named executive officers was 5% growth in AOCF in 2008 as compared with 2007. As the Company’s actual AOCF growth for the period was in excess of 5%, the performance target was met. The Compensation Committee elected to exercise its negative discretion and to reduce the incentive award payments to the levels that the named executive officers would have received if they had been participants in the MPIP. The Compensation Committee established MPIP performance metrics that varied depending upon the eligible employee’s specific business unit. These performance objectives related to items such as net revenues, AOCF, subscribers, revenue generating units, advertising revenue, capital expenditures and other division-specific strategic and operating metrics. For executive officers and other individuals who hold corporate positions at the Company, the MPIP metrics were predominantly based on a weighted average of the comparisons of all of the business units’ performances against their respective performance objectives. In determining to use the MPIP payouts for the bonuses payable to the named executive officers, the Compensation Committee used this weighted average. Bonuses awarded under the MPIP may also be adjusted for recipients’ individual performances. To the extent the Company exceeds the MPIP performance metrics, employees may receive payments greater than their target bonuses.

As part of the process for determining executive compensation in 2008, the Compensation Committee reviewed the payouts that the named executive officers were expected to receive in 2008 for performance awards granted in prior years, as well as each executive officer’s performance, experience and grade level.

Long-Term Incentives

Our executive compensation program is designed to achieve the objectives described above under “Executive Compensation Program Objectives and Philosophy”. Our core long-term incentive program in 2008 consisted of two elements: restricted stock and cash performance awards. These long-term incentives were awarded to members of management based upon each individual’s grade level. We believe restricted stock would provide the named executive officers with an incentive to improve the Company’s stock price performance and a direct alignment with stockholders’ interests, as well as a continuing stake in the long-term success of the Company. The cash performance awards also would provide strong incentives for the executives to help the Company achieve specific long-term financial objectives. In addition, because these equity and cash awards would vest over time, we believe these awards would provide strong incentives for the executives to remain with the Company. In 2008, the named executive officers received approximately 40% of the value of their total long-term incentive award in restricted stock and approximately 60% of the value of their total long-term incentive award as cash performance awards. Other executive officers and members of management received approximately 50% of the value of their total long-term incentive award in restricted stock and approximately 50% of the value of their total long-term incentive award as cash performance awards. In 2009, we changed the long-term incentive program for our most

Proxy Statement 2009 - Cablevision

senior executives, including the named executive officers, and added stock options as a third long-term incentive element for those executives, while maintaining the same target long-term incentive compensation value based upon each individual’s grade level. We believe adding stock options for those executives reinforces alignment with stockholders’ interests. As a result of the change in the long-term incentive program, in 2009, the named executive officers received approximately 40% of the value of their total long-term incentive awards in stock options, approximately 30% in restricted stock and approximately 30% of the value of their long-term incentive awards as cash performance awards. The long-term incentives for other executive officers and members of management continue to consist of restricted stock and cash performance awards.

Grants of long-term incentives are made under stockholder-approved plans. Prior to 2006, restricted stock, stock options and stock appreciation rights awards were granted under our 1996 Amended and Restated Employee Stock Plan, which expired by its terms in February 2006. This plan was replaced by our 2006 Employee Stock Plan, which was approved by stockholders at our annual meeting in May 2006. Cash awards have been made under our Long-Term Incentive Plan, which was replaced by the CIP in May 2006. We are currently requesting shareholder approval of an amendment of the 2006 Employee Stock Plan. See “Proposal 3 — Approval of Cablevision Systems Corporation Amended 2006 Employee Stock Plan”.

As described above under “— Compensation Practices and Policies — Other,” our goal is to make annual grants of the elements of our long-term incentive program to eligible employees after the public announcement of our annual financial information. Restricted stock and performance awards were granted in March 2008. We expect that under the current executive compensation program long-term incentives will be granted following the filing of our Annual Report on Form 10-K, with any grants for new eligible employees hired after annual grants, but prior to October 1 of each year, to be made in October.

Restricted Stock

Under our executive compensation program, annual grants of restricted stock are made to executive officers and other members of management. An award of restricted stock provides the recipient with a specified number of shares of Class A common stock as long as the recipient remains employed by the Company through the date that the restrictions lapse. Under the current executive compensation program, restricted stock awards will vest in their entirety on the third anniversary of the date of grant as long as the recipient is continuously employed in order to conform the vesting periods of each type of long-term incentive being granted under the executive compensation program. Grants of restricted stock made prior to 2006 generally vest at the end of a four-year period, subject to certain limited exceptions. Information regarding restricted stock awards for the named executive officers in 2008 is set forth in the Summary Compensation Table and the Grants of Plan-Based Awards Table under “Executive Compensation Tables” below. More information regarding other restricted stock grants for the named executive officers appears in the Outstanding Equity Awards at Fiscal Year-End Table under “Executive Compensation Tables” below.

Proxy Statement 2009 - Cablevision

Performance Awards

The current executive compensation program contemplates annual grants of three-year performance awards to executive officers and other members of management to be earned on the basis of long-term performance relative to pre-established financial goals. The Compensation Committee sets the performance objectives for each award in the first quarter of the year of grant. Each recipient will be eligible to receive a specified dollar amount, depending on the employee’s grade level, to the extent that the performance objectives are achieved.

The performance awards granted in 2008 will be payable in 2011 if the Company achieves specified targets of net revenues or AOCF in the year ending December 31, 2010. The target levels of net revenues and AOCF were derived from the Company’s five-year plan for its operating business units presented to the Board in connection with the Company’s 2008 annual budget. These targets were intended to measure ongoing operating performance of the Company and are subject to various adjustments such as for acquisitions and dispositions and investments in new business initiatives and exclude all charges for long-term performance based compensation. In determining achievement of the 2008 performance awards, each performance measure is weighted equally. The awards provide for a potential payout on a sliding scale such that the actual payment may range from zero (if both incremental operating business unit net revenues and incremental operating business unit AOCF fail to reach at least 60% of the targets) and 200% (if, for example, both incremental operating business unit net revenues and operating business unit AOCF equal or exceed 120% of the targets). If the Company does not achieve threshold levels of performance, the award does not provide for any payment. If the Company exceeds threshold levels but does not achieve the targeted rates, or if the Company achieves one target but not both, the award provides for partial payments. In addition, if results exceed the desired targets, recipients will be rewarded for the exceptional performance. Based on the experience and grade level of the named executive officers in 2008, the Compensation Committee granted Messrs. Charles F. Dolan, James L. Dolan, Ratner, Rutledge and Huseby performance awards with targeted amounts of $4,470,00, $4,470,000, $3,990,000, $3,990,000, and $1,230,000, respectively. Performance awards for the named executive officers granted in 2008 are set forth in the Grants of Plan-Based Awards Table under “Executive Compensation Tables” below.

Because the targets for all performance awards have been derived from the Company’s confidential five-year strategic plans, which are not disclosed publicly for competitive reasons, we do not believe it is appropriate to disclose specific numerical targets. Disclosure of these targets could provide information that could lead to competitive harm. We believe that our five-year plans, and consequently the targets set for the performance awards, are ambitious and reflect desired above-market performance. In determining the threshold levels of performance, the Compensation Committee considered, among other factors, the Company’s five-year plan and the degree of difficulty in achieving the targets, including a comparison of the five-year plan with analysts’ published projections of our growth as well as

Proxy Statement 2009 - Cablevision

of some of our competitors. The 2008 performance award includes a sliding scale of payouts based upon the levels of incremental net revenues and AOCF. The Compensation Committee believes that the lowest levels on the sliding scale should be achieved, although there can be no assurance this will occur. As the payout scale increases, the likelihood of achievement decreases and the payouts increase. The Compensation Committee has the authority to amend or waive the performance targets under these awards and to make interpretations and adjustments thereto.

Stock Options

As discussed above, under our 2009 executive compensation program, we issued stock options to our most senior executives, including the named executive officers, in addition to restricted stock and cash performance awards. The executive compensation program for other executive officers and members of management continues to consist of two types of long-term incentives: restricted stock and cash performance awards. Each stock option granted in 2009 was granted with an exercise price no less than the closing price of the Class A common stock on the date of grant. Stock options will have value only if, and to the extent that, the price of Class A common stock on the date the stock option is exercised exceeds this exercise price. The stock options granted in 2009 vest over three years in 33-1/3% annual increments and expire 5 1/2 years from the grant date.

Under our executive compensation program, prior to 2007, annual grants of stock options were made to the named executive officers. Each stock option was required to be granted with an exercise price no less than the closing price of Class A common stock on the date of grant. Stock options will have value only if, and to the extent that, the price of Class A common stock on the date the stock option is exercised exceeds this exercise price. Generally, the stock options vest over three years in 33 1/3% annual increments and expire 10 years from the grant date. More information regarding other stock option grants to the named executive officers appears in the Outstanding Equity Awards at Fiscal Year-End Table under “Executive Compensation Tables” below.

Other Types of Awards in Prior Years

In the past we have issued other types of long-term incentives to our executive officers and other members of management, such as stock options, performance-based stock options, stock appreciation rights, performance retention awards and deferred compensation awards. In 2007 and 2008, our executive compensation program contemplated grants of only two types of long-term incentives: restricted stock and cash performance awards, as described above.

Under our former executive compensation program, grants of stock appreciation rights, or “SARs”, were made to the executive officers and other members of management. SARs are the right to receive the appreciation in the value of Class A common stock over a specified period of time. Upon exercise of a SAR, the award recipient will receive an amount of cash, common stock or a combination of cash and common stock equal to the amount of the

Proxy Statement 2009 - Cablevision

appreciation. Historically, the Company granted SARs in tandem with options. Each SAR was required to be granted with an exercise price no less than the closing price of a share of Class A common stock on the date of grant; for a tandem SAR, the exercise price is equal to the exercise price per share of the related option. Generally the SARs vest over three years in 33 1/3% annual increments and expire 10 years from the grant date. More information regarding SAR grants for the named executive officers appears in the Outstanding Equity Awards at Fiscal Year-End Table under “Executive Compensation Tables” below.

Our former executive compensation program also included special retention incentives called deferred compensation awards. Although the Company referred to these awards as “deferred compensation awards,” we do not believe that they constitute “deferred compensation” under Section 409A of the Internal Revenue Code. These awards were generally made to executive officers and other members of management. The purpose of these deferred compensation awards was to attract and retain senior executives. The named executive officers other than Charles F. Dolan received these awards in October 2004. Charles F. Dolan received his deferred compensation award in November 2005 with economics and vesting designed to give him the same economics and rights as if he had received the award at the same time as the other recipients.

The deferred compensation awards contemplated an initial award amount for each recipient of $500,000. Each year, on the anniversary date of the award, the award amount grows by an additional amount equal to the lesser of 20% of the individual’s annual base salary in effect at that time and $150,000. In addition, the award amount is increased by quarterly interest, at an annual interest rate equal to the average of the one-year LIBOR fixed-rate equivalent for the ten business days immediately preceding October 1st of each year. The deferred compensation award will be paid in installments: 50% of the then-current award amount is payable on the fifth anniversary of the effective date of the award (October 2009 for the named executive officers), and the balance of the then-current award amount is payable on the seventh anniversary of the effective date (October 2011 for the named executive officers), so long as the recipient continues to be an employee of the Company through those dates. Information regarding the deferred compensation awards of the named executive officer is set forth in the Summary Compensation Table under “Executive Compensation Tables” below.

Benefits

Benefits offered to executive officers generally provide for retirement income and serve as a safety net against hardships that can arise from illness, disability or death.

The executive officers are eligible to participate in the same health and welfare benefit plans made available to the other benefits-eligible employees of the Company, including, for example, medical, dental, vision, life insurance and disability coverage. In addition to the standard life insurance available to all employees (based on a multiple of base salary, up to a $4,000,000 cap on the total amount of life insurance), the Company purchased whole life insurance policies for certain current and former senior executives of the Company, including

Proxy Statement 2009 - Cablevision

Messrs. Charles F. Dolan, James L. Dolan and Ratner. The policies originally provided coverage (before the application of any dividends to purchase increased insurance) in the amount of the greater of three times the individual’s annual base salary as in effect in 1996 or the death benefit provided under previous policies. As of each respective policy’s most recent anniversary date, the policies provide death benefits for these executives in the following amounts: Charles F. Dolan — $3,476,237; James L. Dolan — $1,819,276; and Hank J. Ratner — $946,093. Based on current projections, the Company believes the policies for Messrs. Charles F. Dolan and James L. Dolan are fully funded and the Company does not anticipate the need to make any additional premium payments. The expected death benefits are expected to grow over time to the extent that the dividends payable on the policy values exceed the premiums required to fund the death benefit. Information regarding premiums paid by the Company with respect to each of the executive officers is set forth in the Summary Compensation Table under “Executive Compensation Tables” below. Information regarding premiums paid by the Company is set forth in the Summary Compensation Table under “Executive Compensation Tables” below.

Defined Benefit Plans

The Company maintains the Cablevision Cash Balance Pension Plan, a tax qualified defined benefit plan, for participating employees, including executive officers. Under the Company’s Excess Cash Balance Plan, a non-qualified deferred compensation plan, the Company provides additional benefits to employees who are restricted by the applicable Internal Revenue Service (“IRS”) annual compensation limitation.

The Company’s Nonqualified Supplemental Benefit Plan provides actuarially determined pension benefits for certain employees of the Company or its subsidiaries and affiliates who were previously employed by CSSC, L.L.C., which is wholly owned by Charles F. Dolan and his spouse. There are only two remaining active employees of the Company who accrue benefits under this plan, only one of whom is a named executive officer, Charles F. Dolan.

More information regarding the Cash Balance Plan, the Excess Cash Balance Plan and the Supplemental Benefit Plan is provided with the Pension Benefits Table under “Executive Compensation Tables” below.

Defined Contribution Plans

Under the Cablevision 401(k) Savings Plan (“401(k) Plan”), a tax-qualified retirement savings plan, participating employees, including executive officers, may contribute into their plan accounts a percentage of their eligible pay on a before-tax basis as well as a percentage of their eligible pay on an after-tax basis. The Company matches 50% of the first 6% of eligible pay contributed by participating employees. The Company matching contributions are subject to vesting limitations for the first three years of employment.

Proxy Statement 2009 - Cablevision

In addition, the Company offers an Excess Savings Plan, a non-qualified deferred compensation plan, to employees who are restricted by the applicable IRS annual compensation limitation and/or the pre-tax income deferral limitation. More information regarding the Excess Savings Plan is provided with the Nonqualified Deferred Compensation Table under “Executive Compensation Tables” below.

The Company’s Nonqualified Supplemental Benefit Plan also includes a defined contribution component. The Company provides allocations to the participant’s notional accounts. There are only two remaining active employees of the Company who accrue benefits under this plan, only one of whom is a named executive officer, Charles F. Dolan.

Matching contributions made by the Company under the 401(k) Plan and the Excess Savings Plan and allocations under the defined contribution portion of the Supplemental Benefit Plan on behalf of the named executive officers are set forth in the Summary Compensation Table under “Executive Compensation Tables” below.

Perquisites

The Company provides certain perquisites to all of its eligible employees, including executive officers. These perquisites include access to cable television, high-speed data and voice services at no monthly cost to employees, including executive officers, living in the Company’s service area. Certain employees living outside the service area are eligible for reimbursement of their costs in purchasing similar services. The services provided vary depending on the grade level of the employee. The Company also provides access to purchase tickets to events at Company venues.

The Company also provides certain perquisites to executive officers as described below. The aggregate value of perquisites received by each of the named executive officers is set forth in the Summary Compensation Table under “Executive Compensation Tables” below.

Executive Security

In order to address the security concerns of the Company, we have established an executive security program for the protection of the named executive officers. Recommendations of a third party security expert have been implemented for office, home and travel, at the Company’s cost, to the extent approved by the Compensation Committee. Because certain of these costs can be viewed as conveying personal benefits to the named executive officers, they are reported as perquisites.

Car and Driver

In connection with our executive security program, Messrs. Charles F. Dolan and James L. Dolan each have a Company car and driver assigned to them on a full-time basis, which they are permitted to use for their personal use in addition to business purposes. In addition, certain

Proxy Statement 2009 - Cablevision

executive officers and members of management have used Company cars and drivers on a limited basis for personal use.

To the extent employees use a Company car and driver for personal use, those employees are imputed compensation for tax purposes. For compensation reporting purposes, the benefit attributable to the personal use of Company cars is valued at a portion of the cost of the driver and car plus car maintenance, fuel and other related costs, based on an estimated percentage of use.

Aircraft

The Company owns and operates three passenger helicopters and leases and operates two jets to facilitate business travel of senior executives. In connection with our executive security program, it is recommended that the named executive officers use Company aircraft for all travel whenever practical.

Generally, Messrs. Charles F. Dolan and James L. Dolan are permitted to use the helicopters and the jets for personal travel. In addition, certain other executive officers and other members of management are permitted to use the helicopters and the jets for personal travel upon the approval of the Chief Executive Officer. Messrs. Hank J. Ratner and Thomas M. Rutledge are permitted to use Company jets for up to 35 flight hours annually for personal travel. Personal use of the helicopters has primarily been for purposes of commutation.

To the extent any employee uses any of the aircraft for personal travel without reimbursement, they are imputed compensation for tax purposes. This personal use is valued at the Standard Industry Fare Level (“SIFL”) rates that are published biannually by the IRS. For compensation reporting purposes, we valued the incremental cost of the personal use of the aircraft based on the variable costs incurred by the Company net of reimbursements received by executives. The incremental cost of the use of the aircraft does not include any costs that would have been incurred by the Company whether or not the personal trip was taken, such as lease and insurance payments, pilot salaries and other overhead costs.

In connection with any personal travel on Company jets, Charles F. Dolan and James L. Dolan reimburse the Company for the actual expenses of each specific flight at the maximum amount the Company may legally charge under Part 91 of the Federal Aviation Regulations.

In connection with any personal travel on Company jets, Hank J. Ratner and Thomas M. Rutledge reimburse the Company for the actual expenses of each specific flight at a rate no greater than the maximum amount the Company may legally charge under Part 91 of the Federal Aviation Regulations. Mr. Rutledge is not required to reimburse the Company for use of the helicopter for commuting purposes.

Proxy Statement 2009 - Cablevision

Other

Generally, certain of the named executive officers have, from time to time, used the Company’s travel department to make their personal travel arrangements. For compensation reporting purposes, we valued the incremental cost of personal use of the travel department as a portion of the cost of the travel department employees and related overhead, based on the time spent making the arrangements.

From time to time, senior executives have access to tickets to sporting events and other entertainment at Company venues, at no cost.

Post-Termination Compensation

Our executives have helped build the Company into the successful enterprise that it is today and we believe that post-termination benefits are integral to the Company’s ability to attract and retain qualified executives.

Under certain circumstances, payments or other benefits may be provided to employees upon the termination of their employment with the Company. The amount and type of any payment or benefit will depend upon the circumstances of the termination of employment. These may include termination by the Company without cause, termination by the employee for good reason, other voluntary termination by the employee, retirement, death, disability, or termination following a change in control of the Company or following a going-private transaction. The definitions of “cause” and “good reason” vary among the different employment agreements with the named executive officers and the award agreements.

The award agreements regarding the various long-term incentives also address employment termination events, including the circumstances upon which vesting, payment and/or forfeiture of all or a portion of the long-term incentives may be accelerated. If an executive’s employment agreement refers to the treatment of any award upon a triggering event, the particular award agreement will not supersede the terms of the employment agreement unless otherwise provided in the award agreement.

Mr. Charles F. Dolan’s employment agreement provides for post-termination benefits only in the event of death or disability. In the employment agreements for Messrs. James L. Dolan, Ratner, Rutledge and Huseby, severance benefits include, in addition to certain cash payments, the acceleration of certain long-term incentives under various circumstances. For Mr. Charles F. Dolan, the treatment of his long-term incentives in the event of termination is governed solely by the specific provisions of his award agreements.

The Cablevision CHOICE Severance Pay Plan provides for the discretionary payment of severance benefits under certain circumstances. Under the severance plan, the Company has discretion to determine (1) under what conditions severance benefits will be made available to any employee, (2) the type and amount of severance benefits to be paid or provided and for what period of time, (3) the manner and form in which severance benefits will be paid or

Proxy Statement 2009 - Cablevision

provided to any employee and (4) any other terms and conditions for receiving severance benefits. All severance benefits payable under this severance plan would be conditioned on the employee executing a severance agreement with the Company, including any terms and conditions that the Company may require.

Under the Cablevision Systems Corporation Supplemental Life Insurance Premium Payment Policy, at all times following a change of control of the Company (as defined below under “Executive Compensation Tables — Termination and Severance — Award Agreements”), the Company would continue to pay on behalf of certain senior executives of the Company, including Messrs. Charles F. Dolan, James L. Dolan and Ratner, all premiums on life insurance policies purchased by the Company for these executive officers, up to the aggregate amount of additional premiums, if any, necessary to fund fully the face amount of each senior executive’s policy as in effect immediately prior to the change of control. This policy is also provided for in the employment agreements of Messrs. James L. Dolan and Ratner, as described below under “Employment Agreements.”

For a description and quantification of the severance and other benefits payable to each of the named executive officers under the different circumstances of termination, please see “Termination and Severance” under “Executive Compensation Tables” below.

Tax Deductibility of Compensation

Section 162(m) of the Internal Revenue Code, as amended, establishes a $1 million limit on the amount that a publicly held corporation may deduct for compensation paid to the chief executive officer and the next three most highly paid named executive officers in a taxable year. This limitation does not apply to any compensation that is “qualified performance-based compensation” under Section 162(m), which is defined as compensation paid only if the individual’s performance meets pre-established objective goals based on performance criteria established under a plan approved by stockholders. Our short-term and long-term incentive compensation plans are generally designed to qualify for this exemption from the deduction limitations of Section 162(m) and to be consistent with providing appropriate compensation to executives.

From time to time, to the extent it deems appropriate, the Compensation Committee may make awards (or modifications to awards) that would not qualify for an exemption from Section 162(m). For example, the deferred compensation awards to executive officers and certain other members of management were not designed to be deductible under Section 162(m). These awards were specifically designed to encourage executive retention over a seven-year period and do not contain performance objectives. In addition, restricted stock that vests over time is not considered “performance-based” compensation under Section 162(m), so compensation realized upon the vesting of restricted stock awarded to the individual executive officers covered by Section 162(m) will not be deductible by the Company. In this regard, we expect that, for 2008, the amount of base salary in excess of $1 million for the chief executive officer and the next three most highly paid named executive

Proxy Statement 2009 - Cablevision

officers, plus any other annual compensation paid or imputed to the chief executive officer and the next three most highly paid named executive officers covered by Section 162(m) that causes his non-performance-based compensation to exceed the $1 million limit, will not be deductible by the Company for federal income tax purposes.

Although it is the Company’s intent generally to qualify compensation for the exemption from the deduction limitations, we believe that it is in the best interests of the Company’s stockholders to allow the Compensation Committee the flexibility and discretion to design an appropriate executive compensation program so that the Company can attract, retain and motivate our executives, notwithstanding Section 162(m).

REPORT OF COMPENSATION COMMITTEE

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis set forth above with management. Based on such review and discussions, we have recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 for filing with the Securities and Exchange Commission.

Members of the Compensation Committee

Vincent Tese	Thomas V. Reifenheiser	John R. Ryan

EXECUTIVE COMPENSATION TABLES

The tables below reflect the compensation of the Company’s Chief Executive Officer, Chief Financial Officer and the three other most highly paid executive officers. See “Compensation Discussion and Analysis” beginning on page 24 for an explanation of our compensation philosophy and program.

Proxy Statement 2009 - Cablevision

Summary Compensation Table

The table below summarizes the total compensation paid to or earned by each of our named executive officers for the years ending December 31, 2006, December 31, 2007, and December 31, 2008.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)		Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(6)	All Other Compensation ($)(7)	Total ($)
Charles F. Dolan	2008	1,600,000	0	3,157,290	1,235,658	5,582,800		307,244	1,555,202	13,438,194
Chairman	2007	1,600,000	0	2,024,034	1,873,904	6,360,000		409,180	3,093,245	15,360,363
	2006	1,600,000	0	2,407,304	2,816,350	3,751,200		286,279	892,323	11,753,456

James L. Dolan	2008	1,800,000	0	3,006,031	1,235,658	6,567,600		114,364	1,214,476	13,938,129
Chief Executive Officer and President	2007	1,800,000	0	3,034,166	1,809,827	10,310,769		146,726	6,775,265	23,876,753
	2006	1,600,000	0	3,935,470	2,634,796	6,751,200		125,574	782,811	15,829,851

Hank J. Ratner	2008	1,575,000	0	2,611,273	1,029,714	5,297,389		73,489	888,656	11,475,521
Vice Chairman	2007	1,500,000	0	2,609,658	1,508,189	8,588,461		96,462	5,457,927	19,760,697
	2006	1,250,000	0	3,042,890	2,379,853	4,735,250		78,365	433,113	11,919,471

Thomas M. Rutledge	2008	1,575,000	0	2,611,273	1,029,714	5,297,389		117,421	1,105,287	11,736,084
Chief Operating Officer	2007	1,500,000	0	2,232,368	1,508,193	5,588,461		112,584	3,886,040	14,827,646
	2006	1,250,000	0	2,195,099	2,139,218	4,735,250		90,747	626,573	11,036,887

Michael P. Huseby Executive Vice President and Chief Financial Officer	2008	950,000	0	682,782	193,351	1,672,948		58,891	323,755	3,881,727
	2007	850,000	0	430,871	258,927	1,667,000	(8)	57,006	236,829	3,500,633
	2006	800,000	0	172,368	313,699	999,000	(8)	50,329	197,673	2,533,069

(1)	For 2008, salaries paid to the named executive officers accounted for the following percentages of their total compensation: Mr. Charles F. Dolan — 12%; Mr. James L. Dolan — 13%; Mr. Ratner — 14%; Mr. Rutledge — 13%; and Mr. Huseby — 24%.

For 2007, salaries paid to the named executive officers accounted for the following percentages of their total compensation: Mr. Charles F. Dolan — 10%; Mr. James L. Dolan — 8%; Mr. Ratner — 8%; Mr. Rutledge — 10%; and Mr. Huseby — 24%.

For 2006, salaries paid to the named executive officers accounted for the following percentages of their total compensation: Mr. Charles F. Dolan — 14%; Mr. James L. Dolan — 10%; Mr. Ratner — 11%; Mr. Rutledge — 11%; and Mr. Huseby — 32%.

(2)	For 2006, 2007 and 2008, the Company did not pay any discretionary bonuses or any bonuses based on performance metrics that were not pre-established and communicated to the named executive officers. The annual incentive awards for 2006, 2007 and 2008 were performance-based and are disclosed in the Non-Equity Incentive Plan Compensation column.

Proxy Statement 2009 - Cablevision

(3)	This column reflects the dollar amount of expense recognized by the Company for financial statement reporting purposes in 2006, 2007 and 2008 for restricted stock awards granted to the named executive officers in that year and prior years, as calculated under FAS 123R, without any reduction for risk of forfeiture. FAS 123R requires the Company to record share-based compensation expense for awards granted in 2008 as well as awards granted prior to, but not yet vested as of January 1, 2006. The assumptions used by the Company in calculating these amounts are set forth in Note 15 to the consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008.

(4)	This column reflects the dollar amount of expense recognized by the Company for financial statement reporting purposes in 2006, 2007 and 2008 for stock options and stock appreciation rights awards granted to the named executive officers in that year and prior years, as calculated under FAS 123R, without any reduction for risk of forfeiture. FAS 123R requires the Company to record share-based compensation expense for awards granted in 2008 as well as awards granted prior to, but not yet vested as of January 1, 2006. The assumptions used by the Company in calculating these amounts are set forth in Note 15 to the consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008.

(5)	For Messrs. Charles F. Dolan, James L. Dolan, Ratner, Rutledge and Huseby, this information reflects their annual incentive awards for performance in 2008, and performance awards granted in 2006, earned at the end of 2008, as follows: Mr. Charles F. Dolan, $3,446,800 and $2,136,000, respectively, Mr. James L. Dolan, $4,431,600 and $2,136,000, respectively, Mr. Ratner, $3,873,389, and $1,424,000, respectively, Mr. Rutledge, $3,873,389 and $1,424,000, respectively, and Mr. Huseby, $1,049,948 and $623,000, respectively.

For Messrs. Charles F. Dolan, Rutledge and Huseby, this information reflects their annual incentive awards for performance in 2007, and performance awards granted in 2005, earned at the end of 2007, as follows: Mr. Charles F. Dolan, $3,360,000 and $3,000,000, respectively, Mr. Rutledge, $3,588,461 and $2,000,000, respectively, and Mr. Huseby, $917,000 and $750,000, respectively. For Messrs. James L. Dolan, and Ratner, this information reflects the sum of their annual incentive awards for performance in 2007, performance awards granted in 2005 earned at the end of 2007, and the performance retention awards granted in 2000 and paid in September 2007 as follows: Mr. James L. Dolan, $4,310,769, $3,000,000, and $3,000,000, respectively; and Mr. Ratner, $3,588,461, $2,000,000, and $3,000,000, respectively.

For Messrs. Charles F. Dolan and Huseby, this information reflects their annual incentive awards for performance in 2006. For Messrs. James L. Dolan, Ratner and Rutledge, this information reflects the sum of their annual incentive awards for performance in 2006 and performance awards granted in 2005 that were earned at the end of 2006 as follows: Mr. James L. Dolan, $3,751,200 and $3,000,000, respectively; Mr. Ratner, $2,735,250 and $2,000,000, respectively; and Mr. Rutledge, $2,735,250 and $2,000,000, respectively. For more information regarding these awards, please see “Compensation Discussion and Analysis — Elements of In-Service Compensation — Annual Incentive Awards” and “— Long-Term Incentives — Performance Awards.”

(6)	This column represents, for each individual, the sum of the increase in the present value of his accumulated cash balance plan account and accumulated excess cash balance account. In addition, for Mr. Charles F. Dolan only, it also includes the increase in the lump sum value of the defined benefit plan portion of the Company’s Supplemental Benefit Plan. There were no above-market earnings on nonqualified deferred compensation. For more information regarding the named executive officers’ pension benefits, please see the Pension Benefits Table below.

Proxy Statement 2009 - Cablevision

(7)	The table below shows the components of this column:

Name	Year	Supple- mental Benefit Plan(a)	401(k) Plan Match(b)	Excess Savings Plan Match(b)	Life Insurance Premiums(c)	Imputed Interest on Loans(d)	Deferred Compen- sation Awards(e)	Dividends(f)	Perquisites(g)	Total
Charles F. Dolan	2008	$46,000	$4,100	$43,900	$130,276	—	$202,252	$612,000	$116,674	$1,155,202
	2007	$45,000	$4,100	$43,900	$130,276	—	$195,925	$2,500,000	$174,044	$3,093,245
	2006	$44,000	$4,000	$44,000	$130,276	—	$179,070	—	$490,977	$892,323
James L. Dolan	2008	—	$2,460	$51,540	$37,705	—	$202,252	$612,000	$308,519	$1,214,476
	2007	—	$2,460	$51,425	$37,705	$102,045	$195,925	$6,159,820	$225,885	$6,775,265
	2006	—	$6,600	$41,400	$37,705	$139,500	$179,070	—	$378,536	$782,811
Hank J. Ratner	2008	—	$6,900	$40,298	$9,248	—	$202,252	$550,090	$79,868	$888,656
	2007	—	$6,750	$38,106	$9,248	$77,744	$195,925	$5,000,300	$129,854	$5,457,927
	2006	—	$6,600	$30,900	$9,248	$106,280	$179,070	—	$101,015	$433,113
Thomas M. Rutledge	2008	—	$6,900	$40,298	—	—	$202,252	$510,000	$345,837	$1,105,287
	2007	—	$6,750	$38,106	—	—	$195,925	$3,207,960	$437,299	$3,886,040
	2006	—	—	$30,900	—	—	$179,070	—	$416,603	$626,573
Michael P. Huseby	2008	—	$6,900	—	—	—	$202,252	$102,000	$12,603	$323,755
	2007	—	$6,750	—	—	—	$195,925	—	$34,154	$236,829
	2006	—	$6,750	—	—	—	$179,070	—	$18,603	$197,673

(a)	This column represents the allocation credited to Mr. Charles F. Dolan pursuant to the defined contribution portion of the Company’s Supplemental Benefit Plan.

(b)	These columns represent, for each individual, a matching contribution by the Company on behalf of such individual under the Company’s 401(k) Plan or Excess Savings Plan, as applicable.

(c)	This column represents amounts paid for premiums on whole life insurance policies purchased by the Company for Messrs. Charles F. Dolan, James L. Dolan and Ratner.

(d)	This column represents imputed interest on the $3,000,000 interest free loans made to each of Messrs. James L. Dolan and Ratner against their respective performance retention awards granted in 2000 under our former executive compensation program. Awards granted prior to July 2002 provided that the recipient could request an interest free loan from the Company in an amount up to the total amount of the award prior to its vesting. Messrs. James L. Dolan and Ratner had loans outstanding since prior to July 30, 2002. These loans were repaid in September 2007.

(e)	This column represents, for each individual, the following amounts allocated under his respective deferred compensation award: a notional contribution of $150,000 and notional interest of $29,070, in 2006, $45,925 in 2007, and $52,252 in 2008. For more information regarding these deferred compensation awards, see “Compensation Discussion and Analysis — Elements of In-Service Compensation — Long-Term Incentives — Other Types of Awards.”

(f)	As a result of the special cash dividend declared in April 2006, and cash dividends declared in August 2008 and November 2008, holders of stock options and stock appreciation rights that had vested prior to December 31, 2004 receive a cash dividend upon exercise. Restricted shareholders are entitled to receive a cash amount equal to the dividends when the restricted shares vest. This column represents dividend payments made upon stock option and stock appreciation right exercises and restricted stock vesting in the respective periods.

Proxy Statement 2009 - Cablevision

(g)	This column represents, for each individual, the following aggregate perquisites, as described in the table below. Car and driver amounts for Charles F. Dolan do not include amounts for car and driver usage by another Dolan family member that were reimbursed by Mr. Dolan. For more information regarding the calculation of these perquisites, please see “Compensation Discussion and Analysis — Elements of In-Service Compensation — Perquisites.”

Name	Year	Car and Driver	Aircraft(I)	Other(II)	Total
Charles F. Dolan	2008	$93,691	$13,820	*	$116,674
	2007	$109,572	$55,875	*	$174,044
	2006	$94,347	$381,497	$15,133	$490,977
James L. Dolan	2008	$220,173	$52,532	$35,814	$308,519
	2007	$151,664	$36,961	$37,260	$225,885
	2006	$153,772	$201,475	$23,289	$378,536
Hank J. Ratner	2008	*	$63,844	$12,149	$79,868
	2007	*	$114,993	$14,809	$129,854
	2006	*	$81,404	$18,267	$101,015
Thomas M. Rutledge	2008	*	$328,042	*	$345,837
	2007	$21,445	$367,469	$48,385	$437,299
	2006	$13,135	$396,764	*	$416,603
Michael P. Huseby	2008	*	*	*	$12,603
	2007	*	*	$33,752	$34,154
	2006	*	*	$16,961	$18,603

*	Represents less than $10,000.

(I)	As discussed under “Compensation Discussion and Analysis — Elements of In-Service Compensation — Benefits — Aircraft,” Messrs. Charles F. Dolan, James L. Dolan, Ratner and Rutledge reimburse the Company for the actual expenses associated with personal use of the Company’s corporate airplanes. The amounts in the table exclude personal use of aircraft for which the executive provides reimbursement. The amounts in the table reflect the incremental cost of personal use of the Company’s helicopters and for personal guests accompanying the executive when the executive is traveling on business. Incremental cost is determined as the variable costs incurred by the Company net of reimbursements received by executives and does not include any costs that would have been incurred by the Company whether or not the personal trip was taken, such as lease and insurance payments, pilot salaries and other overhead costs. The agreements providing for reimbursement of costs associated with personal use of the Company’s aircraft are described under “Related Party Policy and Certain Transactions.”

(II)	This column includes the following components: (A) free cable television service, high-speed data and voice service; (B) executive home security; and (C) use of the Company’s travel department to arrange for personal travel.

(8)	This number does not reflect the amount offset against Mr. Huseby’s bonus by the Company for reimbursement of certain relocation expenses incurred in connection with Mr. Huseby’s joining the Company.

Proxy Statement 2009 - Cablevision

Grants of Plan-Based Awards

The table below presents information regarding awards granted in 2008 to each named executive officer under the Company’s plans, including estimated possible and future payouts under non-equity incentive plan awards and other restricted stock and stock option awards. There were no performance-based equity awards granted in 2008.

Name	Year	Grant Date		Estimated Future Payouts Under Non- Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units(#)	All Other Option Awards: Securities Underlying Options(#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(1)
				Threshold($)	Target($)	Maximum($)
Charles F. Dolan	2008	3/3/08	(2)		2,800,000	5,600,000
	2008	3/3/08	(3)	2,235,000	4,470,000	8,940,000
	2008	3/3/08	(4)				113,200			2,887,732
James L. Dolan	2008	3/3/08	(2)		3,600,000	7,200,000
	2008	3/3/08	(3)	2,235,000	4,470,000	8,940,000
	2008	3/3/08	(4)				113,200			2,887,732
Hank J. Ratner	2008	3/3/08	(2)		3,146,538	6,293,076
	2008	3/3/08	(3)	1,995,000	3,990,000	7,980,000
	2008	3/3/08	(4)				101,100			2,579,061
Thomas M. Rutledge	2008	3/3/08	(2)		3,146,538	6,293,076
	2008	3/3/08	(3)	1,995,000	3,990,000	7,980,000
	2008	3/3/08	(4)				101,100			2,579,061
Michael P. Huseby	2008	3/3/08	(2)		852,923	1,705,846
	2008	3/3/08	(3)	615,000	1,230,000	2,460,000
	2008	3/3/08	(4)				31,200			795,912

(1)	This column reflects the full grant date fair value of the restricted stock awards granted to each named executive officer in 2008, as calculated under FAS 123R on the date of grant. The assumptions used by the Company in calculating these amounts are set forth in Note 15 to the consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008.

(2)	This row reflects the possible payouts with respect to grants of annual incentive awards under the Company’s Cash Incentive Plan for performance in 2008. Each named executive officer is assigned a target bonus percentage and amount; there is no threshold amount for annual incentive awards. Under the terms of the awards, each named executive officer is eligible to receive payment of an annual incentive award equal to the lesser of $10 million or two times his bonus target, subject to the Compensation Committee’s discretion to reduce the award. The amounts of annual incentive awards actually paid for performance in 2008 are disclosed in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table above. For more information regarding the terms of these annual incentive awards, please see “Compensation Discussion and Analysis — Elements of In-Service Compensation — Annual Incentives.”

(3)	This row reflects the future payouts with respect to performance awards that were granted under the Company’s Long-Term Incentive Plan in 2008. Each performance award was granted with a target amount, subject to actual payment based on a sliding scale ranging from zero to two times the target amount. These performance awards will be payable in the first quarter of 2011 if the Company achieves specified performance targets in the year ending December 31, 2010. For more information regarding the terms of these performance awards, please see “Compensation Discussion and Analysis — Elements of In-Service Compensation — Long-Term Incentives — Performance Awards.”

(4)	This row shows the number of shares of restricted stock awarded in 2008. These grants of restricted stock, which were made under the Company’s 2006 Employee Stock Plan, are scheduled to vest in their entirety on March 3, 2011.

Proxy Statement 2009 - Cablevision

Outstanding Equity Awards at Fiscal Year-End

The table below shows (i) each grant of stock options and stock appreciation rights that are still unexercised and outstanding and (ii) the aggregate number of shares of unvested restricted stock outstanding for each named executive officer, in each case as of December 31, 2008.

	Option Awards								Stock Awards
Name	Number of Securities Underlying Unexercised Options(#) Exercisable		Number of Securities Underlying Unexercised Options(#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options(#)	Option Exercise Price($)		Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(#)		Market Value of Shares or Units of Stock That Have Not Vested($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested($)
Charles F. Dolan									360,700	(2)	6,074,188
	83,334					20.78	(3)(4)	6/25/2013
	166,666					10.78	(3)	6/25/2013
	148,800					15.51	(3)	10/1/2014
	74,400					15.51	(3)	10/1/2014
	120,000					15.51	(3)	11/8/2015
	60,000					15.51	(3)	11/8/2015
	176,000		88,000	(5)		20.51		6/5/2016
James L. Dolan									362,700	(6)	6,107,868
	166,666					10.78	(3)	6/25/2013
	74,400					15.51	(3)	10/1/2014
	120,000					10.46	(3)	10/1/2014
	120,000					15.51	(3)	11/8/2015
	60,000					15.51	(3)	11/8/2015
	176,000		88,000	(5)		20.51		6/5/2016
Hank J. Ratner									315,000	(7)	5,304,600
	53,591	(8)				17.96	(3)(4)(8)	8/2/2009
	47,636	(8)(9)				16.06	(3)(4)(8)	5/31/2010
	62,000					15.51	(3)	10/1/2014
	33,333					10.46	(3)	10/1/2014
	66,666					15.51	(3)	11/8/2015
	50,000					15.51	(3)	11/8/2015
	146,667		73,333	(5)		20.51		6/5/2016
Thomas M. Rutledge									315,000	(7)	5,304,600
	62,000					15.51	(3)	10/1/2014
	33,333					10.46	(3)	10/1/2014
	66,666					15.51	(3)	11/8/2015
	50,000					15.51	(3)	11/8/2015
	73,333		73,333	(5)		20.51		6/5/2016
Michael P. Huseby									82,500	(10)	1,389,300
	12,400					15.51	(3)	10/1/2014
	3,333					10.46	(3)	10/1/2014
	6,666					15.51	(3)	11/8/2015
	10,000					15.51	(3)	11/8/2015
	29,333		14,667	(5)		20.51		6/5/2016

Proxy Statement 2009 - Cablevision

(1)	Calculated using the closing price of Class A common stock on the New York Stock Exchange on December 31, 2008 of $16.84 per share.

(2)	This reflects (i) a grant of 60,000 shares of restricted stock made on November 8, 2005 that is scheduled to vest on November 8, 2009; (ii) a grant of 88,000 shares of restricted stock made on June 5, 2006 that is scheduled to vest on June 5, 2009, (iii) a grant of 99,500 shares of restricted stock made on December 19, 2007 that is scheduled to vest on March 2, 2010; and (iv) a grant of 113,200 shares of restricted stock made on March 3,2008 that is scheduled to vest on March 3, 2011.

(3)	As a result of the special dividend declared in April 2006, stock options that had not vested by December 31, 2004 were adjusted to reduce their per share exercise price by the $10.00 amount of the special dividend. The per share exercise price of stock options that had vested by December 31, 2004 was not adjusted and the holders will receive the special dividend amount upon exercise. The table does not reflect any impact of the payment of the special dividend on those options that had vested by December 31, 2004.

(4)	In addition, stock options and stock appreciation rights that had vested by December 31, 2004 will receive upon exercise an amount equal to any dividends declared during the life of the option and stock appreciation right. The table does not reflect any impact of payment of these dividends.

(5)	These stock options, which were granted on June 5, 2006, are scheduled to fully vest on June 5, 2009.

(6)	This reflects (i) a grant of 60,000 shares of restricted stock made on November 8, 2005 that are scheduled to vest on November 8, 2009; (ii) a grant of 88,000 shares of restricted stock made on June 5, 2006 that are scheduled to vest on June 5, 2009, (iii) a grant of 101,500 shares of restricted stock made on March 2, 2007 that are scheduled to vest on March 2, 2010; and (iv) a grant of 113,200 shares of restricted stock made on March 3, 2008 that are scheduled to vest on March 3, 2011.

(7)	This reflects (i) a grant of 50,000 shares of restricted stock made on November 8, 2005 that are scheduled to vest on November 8, 2009; (ii) a grant of 73,300 shares of restricted stock made on June 5, 2006 that are scheduled to vest on June 5, 2009, (iii) a grant of 90,600 shares of restricted stock made on March 2, 2007 that are scheduled to vest on March 2, 2010; and (iv) a grant of 101,100 shares of restricted stock made on March 3, 2008 that are scheduled to vest on March 3, 2011.

(8)	These grants reflect decreases in the exercise price and increases in the number of shares of Class A common stock to be purchased upon exercise as a result of the issuance of the Rainbow Media Group tracking stock in March 2001 and its conversion back into shares of Class A common stock in August 2002. The exercise price also reflects an adjustment based on the Stock Option Settlement in June 2008.

(9)	This grant includes stock options to purchase 23,818 shares of Class A common stock and 23,818 stock appreciation rights.

(10)	This reflects (i) a grant of 10,000 shares of restricted stock made on November 8, 2005 that are scheduled to vest on November 8, 2009; (ii) a grant of 14,700 shares of restricted stock made on June 5, 2006 that are scheduled to vest on June 5, 2009, (iii) a grant of 26,600 shares of restricted stock made on March 2, 2007 that are scheduled to vest on March 2, 2010; and (iv) a grant of 31,200 shares of restricted stock made on March 3, 2008 that are scheduled to vest on March 3, 2011.

Proxy Statement 2009 - Cablevision

Option Exercises and Stock Vested

The table below shows stock option exercises during 2008 and restricted stock awards that vested during 2008.

	Option Exercises			Restricted Stock
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise ($)(1)		Number of Shares Acquired on Vesting	Value Realized on Vesting ($)
Charles F. Dolan				60,000	1,490,400	(2)(3)
James L. Dolan				60,000	1,490,400	(2)(3)
Hank J. Ratner	2,024	39,321	(4)	50,000	1,242,000	(2)(3)
	1,985	38,563	(4)
Thomas M. Rutledge				50,000	1,242,000	(2)(3)
Michael P. Huseby				10,000	248,400	(2)(3)

(1)	Calculated using the closing price (per share) of Class A common stock on the New York Stock Exchange on the date of exercise less the option price per share multiplied by the number of options exercised.

(2)	Calculated using the average of the high and low (per share) of Class A common stock on the New York Stock Exchange on October 1, 2008 less the $0.01 par value paid by the executive officer multiplied by the number of shares vesting.

(3)	A $10.00 per share special dividend declared in April 2006 and $0.10 per share dividends declared in August and November 2008, respectively, were associated with this vesting in addition to the value realized and reflected in the table.

(4)	A $10.00 per share special dividend was associated with this exercise in addition to the value realized and reflected in the table.

Proxy Statement 2009 - Cablevision

Pension Benefits

The table below shows the present value of accumulated benefits payable to each of our named executive officers, including the number of years of service credited to each named executive officer, under our defined benefit pension plans as of December 31, 2008.

Name	Plan Name	Number of Years Credited Service (#)(1)	Present Value of Accumulated Benefit ($)(2)	Payments During Last Fiscal Year ($)
Charles F. Dolan	Cablevision Nonqualified
	Supplemental Benefit Plan	23	2,658,232
	Cablevision Cash Balance
	Pension Plan	11	21,120	21,197
	Cablevision Excess
	Cash Balance Plan	8	1,190,599
James L. Dolan	Cablevision Cash Balance
	Pension Plan	11	120,880
	Cablevision Excess
	Cash Balance Plan	8	754,802
Hank J. Ratner	Cablevision Cash Balance
	Pension Plan	11	100,829
	Cablevision Excess
	Cash Balance Plan	8	416,752
Thomas M. Rutledge	Cablevision Cash Balance
	Pension Plan	7	90,702
	Cablevision Excess
	Cash Balance Plan	7	455,288
Michael P. Huseby	Cablevision Cash Balance
	Pension Plan	4	57,295
	Cablevision Excess
	Cash Balance Plan	4	124,700

(1)	Years of service are calculated based on elapsed time measured from date of plan participation. Actual elapsed time for each individual as an employee of the Company are as follows: Mr. Charles F. Dolan, 36 years; Mr. James L. Dolan, 30 years; Mr. Ratner, 22 years; Mr. Rutledge, 7 years; Mr. Huseby, 4 years.

(2)	Assumes that each individual will take a lump sum payment of benefits at retirement. The lump sum payment is based on an assumed retirement age of 65 for all individuals other than Mr. Charles F. Dolan. For Mr. Charles F. Dolan, the lump sum payment is based on a December 31, 2008 retirement date. The lump sum payable under the Supplemental Benefit Plan was calculated using an interest rate of 7% and the 1971 Group Annuity mortality table, as required under the terms of the Supplemental Benefit Plan. The lump sum payable under the cash balance plans was determined by crediting the account balances with an assumed interest-crediting rate of 4.15% until age 65. The present value of the accumulated benefits under the Cash Balance Plan and the Excess Cash Balance Plan were calculated using a discount rate of 5.55%. For Mr. Charles F. Dolan, the present value of the accumulated benefits under each of the Cash Balance Plan and the Excess Cash Balance Plan equals the respective December 31, 2008 account balances.

We maintain several benefit plans for our executives. The material terms and conditions are discussed below.

Proxy Statement 2008 - Cablevision

Cash Balance Pension Plan

The Cablevision Cash Balance Pension Plan is a tax qualified defined benefit plan that generally covers regular full-time and part-time nonunion employees of the Company and certain of its affiliates who have completed one year of service. A notional account is maintained for each participant under the plan, including the named executive officers, which consists of (i) annual allocations made by the Company as of the end of each year on behalf of each participant who has completed 800 hours of service during the year that range from 3% to 9% of the participant’s compensation, based on the participant’s age, and (ii) monthly interest credits based on the average of the annual rate of interest on the 30-year U.S. Treasury Bonds for the months of September, October and November of the prior year. Compensation includes all direct cash compensation received while a participant as part of the participant’s primary compensation structure (excluding bonuses, fringe benefits, and other compensation that is not received on a regular basis), and before deductions for elective deferrals (in accordance with the Internal Revenue Code limits, the maximum compensation taken into account in determining benefits was limited to $230,000 in 2008).

A participant’s interest in the cash balance account is subject to vesting limitations for the first three years of employment. A participant’s account will vest in full upon his or her termination due to death, disability or retirement after attaining age 65. Upon retirement or other termination of employment with the Company, the participant may elect a distribution of the vested portion of the cash balance account. Any amounts remaining in the plan will continue to be credited with interest until the account is paid. The normal form of benefit payment for an unmarried participant is a single life annuity and the normal form of benefit payment for a married participant is a 50% joint and survivor annuity. The participant, with spousal consent if applicable, can waive the normal form and elect a single life annuity or a lump sum.

Excess Cash Balance Plan

The Company’s Excess Cash Balance Plan is a non-qualified deferred compensation plan that is intended to provide eligible participants, including each named executive officer, with the portion of their benefit that can not be paid to them under the Cash Balance Plan due to Internal Revenue Code limits on the amount of compensation (as defined in the Cash Balance Plan) that can be taken into account in determining benefits under tax-qualified plans ($230,000 in 2008). The Company maintains a notional excess cash balance account for each eligible participant, and for each calendar year, credits these accounts with the portion of the allocation that could not be made on his behalf under the Cash Balance Plan due to the compensation limitation. In addition, the Company credits each notional excess cash balance account monthly with interest at the same rate used under the Cash Balance Plan. A participant vests in the excess cash balance account according to the same schedule in the Cash Balance Plan. The excess cash balance account, to the extent vested, is paid in a lump sum to the participant as soon as practicable following his or her retirement or other termination of employment with the Company.

Proxy Statement 2009 - Cablevision

Nonqualified Supplemental Benefit Plan

Mr. Charles F. Dolan is the only named executive officer who participates in the Company’s Nonqualified Supplemental Benefit Plan. The Supplemental Benefit Plan provides actuarially determined pension benefits for certain employees of the Company or its subsidiaries and affiliates who were previously employed by CSSC, L.L.C., successor to Cablevision Systems Services Corporation. (“CSSC”), which is wholly owned by Charles F. Dolan and his spouse, which provided management services to Cablevision Company (the Company’s predecessor) and to certain affiliates of the Company. The Supplemental Benefit Plan was designed to provide participants, in combination with certain qualified benefit plans maintained by the Company and certain qualified retirement plans formerly maintained by CSSC, with the same retirement benefits they would have enjoyed had they remained employees of CSSC and continued to participate in the former CSSC qualified plans. In addition to Mr. Charles F. Dolan, there is only one remaining active employee of the Company who accrues benefits under this plan.

The defined benefit feature of the Supplemental Benefit Plan provides that, upon attaining the later of age 65 or the completion of five years of service, a participant will receive an annual benefit equal to the lesser of (i) 75% of his or her average compensation (not including bonuses and overtime) for his or her three most highly compensated years, or (ii) the maximum benefit permitted by the Internal Revenue Code (the maximum in 2008 was $185,000 for employees who retire at age 65), reduced by the amount of any benefits paid to the participant under the qualified defined benefit plan formerly maintained by CSSC as well as benefits under the Cash Balance Pension Plan and Excess Cash Balance Plan.

Proxy Statement 2009 - Cablevision

Nonqualified Deferred Compensation

The table below shows (i) the contributions made by each named executive officer and the Company in 2008, (ii) aggregate earnings on each named executive officer’s account balance in 2008 and (iii) the account balance of each of our named executive officers under our Excess Savings Plan and the Supplemental Benefit Plan as of December 31, 2008.

Name	Plan Name	Executive Contributions in Last FY(1) ($)	Registrant Contributions in Last FY(2) ($)	Aggregate Earnings in Last FY(3) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Charles F. Dolan	Cablevision Excess Savings Plan	89,800	43,900	48,738	—	1,283,682
	Cablevision Nonqualified Supplemental Benefit Plan	—	46,000	(465,277)	—	973,547
James L. Dolan	Cablevision Excess Savings Plan	104,280	51,540	21,223	—	613,856
Hank J. Ratner	Cablevision Excess Savings Plan	80,596	40,298	29,185	—	797,308
Thomas M. Rutledge	Cablevision Excess Savings Plan	80,596	40,298	19,648	—	561,553
Michael P. Huseby	Cablevision Excess Savings Plan	—	—	—	—	—

(1)	These amounts represent a portion of the executives’ salaries, which are included in the numbers reported in the “Salary” column of the Summary Compensation Table that the executives contributed to the respective plans.

(2)	These amounts are reported in the “All Other Compensation” column of the Summary Compensation Table.

(3)	These amounts are not reported in the “All Other Compensation” column of the Summary Compensation Table.

The Cablevision Excess Savings Plan is a non-qualified deferred compensation plan that operates in conjunction with the Company’s tax-qualified 401(k) Plan. An employee is eligible to participate in the Excess Savings Plan for a calendar year if his compensation (as defined in the Cash Balance Plan described above) in the preceding year exceeded (or would have exceeded, if the employee had been employed for the entire year) the IRS limit on the amount of compensation that can be taken into account in determining contributions under tax-qualified retirement plans ($230,000 in 2008) and he makes an election to participate prior to the beginning of the year. An eligible employee whose contributions to the 401(k) Plan are limited as a result of this compensation limit or as a result of reaching the maximum 401(k) deferral limit ($15,500 or $20,500 if 50 or over, for 2008) can continue to make pre-tax contributions under the Excess Savings Plan of up to 6% of his eligible pay. In addition, the

Proxy Statement 2009 - Cablevision

Company will make matching contributions of up to 50% of the first 6% of eligible pay contributed by the employee. A participant is always fully vested in his own contributions and vests in the Company matching contributions over three years (subject to full vesting upon death, disability or retirement after attaining age 65). Account balances under the Excess Savings Plan are credited monthly with the rate of return earned by the Stable Value Fund offered as an investment alternative under the 401(k) Plan. Distributions are made in a lump sum as soon as practicable after the participant’s termination of employment with the Company.

In addition to providing defined pension benefits, the Company’s Supplemental Benefit Plan has a defined contribution feature. Under this provision, the Company maintains notional supplemental accounts for each participant, and for each calendar year, the Company makes an allocation to these notional accounts in an amount equal to the lesser of 10% of a participant’s eligible plan compensation (as limited by the IRS maximum compensation limitation) and the IRS maximum defined contribution allocation ($46,000 for 2008). The participants can direct the allocation of their notional accounts among approximately 20 investment options, which consist of mutual funds and separate accounts.

Employment Agreements

Charles F. Dolan

Charles F. Dolan has an employment agreement with the Company dated as of January 27, 1986 that automatically renews for successive one-year terms unless terminated by either party at least three months prior to the end of the then existing term. His agreement has been automatically extended until January 2010. The agreement provides for annual compensation of not less than $400,000 per year, subject to increase by the Company’s Compensation Committee. Mr. Dolan’s annual salary for 2009 is $1,664,000 and his bonus target is 175%.

Mr. Charles F. Dolan’s employment agreement does not provide for any post-employment benefits in the event of the termination of his employment by him or the Company. In the event of Mr. Dolan’s death, his agreement provides for payment to his estate of an amount equal to the greater of one year’s base salary or one-half of the compensation that would have been payable to Mr. Dolan during the remaining term of his agreement. If Mr. Dolan is incapacitated for more than six consecutive months of disability such that he cannot return to employment and discharge his duties under his employment agreement, his agreement provides that the Company may terminate him for incapacity but Mr. Dolan will be entitled to receive his base salary and other employee benefits (including medical insurance) until the end of the remaining term of his agreement. Mr. Dolan’s employment agreement does not provide for any benefits in the event of retirement, a change in control or a going private transaction.

Proxy Statement 2009 - Cablevision

James L. Dolan

In April 2003, the Company entered into an employment agreement with James L. Dolan for a term that has been automatically extended to December 31, 2010. His employment agreement is no longer automatically extendable. Under the agreement, Mr. Dolan is to receive an annual salary of not less than $1,600,000, subject to annual review and increase in the Compensation Committee’s discretion. Mr. Dolan is also entitled to an annual bonus established in the discretion of the Compensation Committee with a target of 150% of his annual base salary and a possible range of up to two times his target bonus. Mr. Dolan’s annual salary for 2009 is $1,872,000 and his bonus target is 200% of his annual base salary. Mr. Dolan’s annual salary may not be reduced during the term of the agreement. The employment agreement contemplates that Mr. Dolan will continue to be nominated as a director of the Company during the term of the agreement. Under the agreement, Mr. Dolan continues to be eligible to participate in all employee benefits and other incentives on the same basis as senior management of the Company.

Mr. James L. Dolan’s employment agreement provides severance benefits if Mr. Dolan’s employment is terminated (a) by the Company (other than for Cause, as defined in the next paragraph) or (b) by him for Good Reason (as defined in the next paragraph) or during the thirteenth month following a Change in Control (as defined below under “— Award Agreements”) of the Company. These benefits consist of (1) the payment of (A) an amount, in the discretion of the Compensation Committee, of not less than $40,000 plus (B) three times the sum of Mr. Dolan’s annual base salary and his annual target bonus as in effect at that time; (2) the payment of premiums on his existing whole life insurance policies until they are paid in full or the cash value of each policy is sufficient to fund the remaining premiums payable; (3) full vesting of all of Mr. Dolan’s outstanding incentive and/or performance grants and awards and the elimination of all restrictions on any outstanding restricted stock awards; (4) the immediate vesting of any outstanding stock options and conjunctive rights awards and continuation of the right to exercise those options and awards through the remainder of their term; and (5) the right to enter into a four-year consulting agreement with the Company providing minimum annual payments of $1 million. All payments would be conditioned on Mr. Dolan executing a severance agreement with the Company, including a general release and covenants with respect to non-competition, non-solicitation of employees and confidentiality.

For purposes of his employment agreement, Cause is defined as (1) fraud, embezzlement, misappropriation, willful misconduct, gross negligence or breach of fiduciary duty against the Company or one of its affiliates or (2) commission of any act or omission that results in, or may reasonably be expected to result in, a conviction, plea of no contest, plea of nolo contendere or imposition of probation for any felony or other crime involving moral turpitude, in each case as determined by the Compensation Committee. For purposes of his employment agreement, termination for Good Reason may occur if: (1) without the executive’s consent, either (A) his base salary, annual target bonus or title is reduced, (B) the Company requires

Proxy Statement 2009 - Cablevision

that his principal office be located outside of Nassau County or Manhattan, (C) the Company materially breaches its obligations to the executive under the employment agreement, (D) the executive remains employed by the Company but does not retain his specific position with the Company, (E) he reports directly to someone other than the Chairman of the Board of Directors or (F) his responsibilities are materially diminished; (2) he gives written notice to the Company that he does not consent to such action; (3) the Company does not correct such action within 15 days of receiving the executive’s notice; and (4) he voluntarily terminates his employment within 90 days of such action.

In the event of Mr. Dolan’s death or physical or mental disability, his employment agreement provides for (1) the payment to him or his estate of all of his outstanding bonus, restricted stock and deferred compensation awards, (2) the right to receive payment of all outstanding performance awards at the time, if any, that such awards are earned (as if he had remained employed with the Company through that date) and (3) the right to exercise all of his stock options and stock appreciation rights for the greater of the remainder of the term of the employment agreement or one year and the elimination of all restrictions on his restricted stock. If Mr. Dolan is no longer employed by the Company for any reason other than for Cause, he will be deemed retired and will have three years to exercise outstanding stock options and other conjunctive rights unless another provision of his employment agreement provides for a longer exercise period. Mr. Dolan’s employment agreement does not provide for any severance benefits in the event of retirement or a going private transaction that is not a Change in Control.

Mr. Dolan’s employment agreement restricts him from competing with the Company or from hiring any of its employees during his employment and for one year after termination of his employment. He is also required to maintain the confidentiality of Company information.

Hank J. Ratner

In June 2003, the Company entered into an employment agreement with Hank J. Ratner for a term that has been automatically extended to December 31, 2009. His employment agreement is no longer automatically extendable. Under the agreement, Mr. Ratner is to receive an annual salary of not less than $1,200,000, subject to annual review and increase in the Compensation Committee’s discretion. Mr. Ratner is also entitled to an annual bonus established in the discretion of the Company’s Compensation Committee with a target of 125% of his annual base salary and a possible range of up to two times his target bonus. Mr. Ratner’s annual salary for 2009 is $1,638,000 and his bonus target is 200% of his annual base salary. Mr. Ratner’s annual salary may not be reduced during the term of the agreement. Under the agreement, Mr. Ratner continues to be eligible to participate in all employee benefits and other incentives on the same basis as senior management of the Company.

Mr. Ratner’s employment agreement provides severance benefits if Mr. Ratner’s employment is terminated (a) by the Company (other than for Cause, as defined above under “— James L. Dolan”) or (b) by him for Good Reason (as defined below) or during the thirteenth month

Proxy Statement 2009 - Cablevision

following a Change in Control (as defined below under “— Award Agreements”) of the Company. These benefits consist of (1) the payment of an amount of not less than 2.99 times the sum of Mr. Ratner’s annual base salary and his annual target bonus as in effect at that time; (2) the payment of premiums on his existing whole life insurance policies until they are paid in full or the cash value of each policy is sufficient to fund the remaining premiums payable; (3) full vesting of all of Mr. Ratner’s outstanding incentive and/or performance grants and awards and the elimination of all restrictions on any outstanding restricted stock awards; (4) the immediate vesting of any outstanding stock options and conjunctive rights awards and continuation of the right to exercise those options and awards through the remainder of their terms; and (5) the right to enter into a three-year consulting agreement with the Company providing minimum annual payments of $600,000. All payments would be conditioned on Mr. Ratner executing a severance agreement with the Company, including a general release and covenants with respect to non-competition, non-solicitation of employees and confidentiality.

For purposes of his employment agreement, termination for Good Reason is defined as: (x) if the executive and the Company have not extended the employment agreement and he elects to terminate his full time employment at the end of the term, unless the Company has made a bona fide offer to extend the employment agreement or (y) if (1) without the executive’s consent, either (A) his base salary, annual target bonus or title is reduced, (B) the Company requires that his principal office be located outside of Nassau County or Manhattan, (C) the Company materially breaches its obligations to the executive under the employment agreement, (D) the executive remains employed by the Company but does not retain his specific position with the Company, (E) he reports directly to someone other than the Chairman of the Board of Directors or the Chief Executive Officer or (F) his responsibilities are materially diminished; (2) he gives written notice to the Company that he does not consent to such action; (3) the Company does not correct such action within 15 days of receiving the executive’s notice; and (4) he voluntarily terminates his employment within 90 days of such action.

In the event of Mr. Ratner’s death or physical or mental disability, his employment agreement provides for (1) the payment to him or his estate of all of his outstanding bonus, restricted stock and deferred compensation awards, (2) the right to receive payment of all outstanding performance awards at the time, if any, that such awards are earned (as if he had remained employed with the Company through that date) and (3) the right to exercise all of his stock options and stock appreciation rights for the greater of the remainder of the term of the employment agreement or one year and the elimination of all restrictions on his restricted stock. In addition, if Mr. Ratner’s employment is terminated (other than for Cause, as defined) prior to December 31 of any year, he shall receive a prorated bonus for the portion of the year he worked for the Company. If he is no longer employed by the Company for any reason other than for Cause, he will be deemed retired and will have three years to exercise outstanding stock options and other conjunctive rights unless another provision of his employment agreement provides for a longer exercise period. Mr. Ratner’s employment agreement does

Proxy Statement 2009 - Cablevision

not provide for any severance benefits in the event of retirement or a going private transaction that is not a Change in Control.

Mr. Ratner’s employment agreement restricts him from competing with the Company or from hiring any of its employees during his employment and for one year after termination of his employment. He is also required to maintain the confidentiality of Company information.

Thomas M. Rutledge

In June 2003, the Company entered into an employment agreement with Thomas M. Rutledge for a term that has been automatically extended to December 31, 2009. His employment agreement is no longer automatically extendable. Under the agreement, Mr. Rutledge is to receive an annual salary of not less than $1,100,000, subject to annual review and increase in the Compensation Committee’s discretion. Mr. Rutledge is also entitled to an annual bonus established in the discretion of the Company’s Compensation Committee with a target of 105% of his annual base salary and a possible range of up to two times his target bonus. Mr. Rutledge’s annual salary for 2009 is $1,638,000 and his bonus target is 200% of his annual base salary. Mr. Rutledge’s annual salary may not be reduced during the term of the agreement. Under the agreement, Mr. Rutledge continues to be eligible to participate in all employee benefits and other incentives on the same basis as senior management of the Company.

Mr. Rutledge’s employment agreement provides benefits if Mr. Rutledge’s employment is terminated (a) by the Company (other than for Cause, as defined above under “— James L. Dolan”) or (b) by him for Good Reason (as defined as defined above under “— Hank J. Ratner”) or during the thirteenth month following a change in control (as defined below under “— Award Agreements”) of the Company. These benefits consist of: (1) the payment of an amount of not less than 2.99 times the sum of Mr. Rutledge’s annual base salary and his annual target bonus as in effect at that time; (2) full vesting of Mr. Rutledge’s outstanding incentive and/or performance grants and awards and the elimination of all restrictions on any outstanding restricted stock awards; (3) immediate vesting of any outstanding stock options and conjunctive rights awards and continuation of the right to exercise those options and awards through the remainder of their terms; and (4) the right to enter into a three-year consulting agreement with the Company providing minimum annual payments of $550,000. All payments would be conditioned on Mr. Rutledge executing a severance agreement with the Company, including a general release and covenants with respect to non-competition, non-solicitation of employees and confidentiality.

In the event of Mr. Rutledge’s death or physical or mental disability, his employment agreement provides for (1) the payment to him or his estate of all of his outstanding bonus, restricted stock and deferred compensation awards, (2) the right to receive payment of all outstanding performance awards at the time, if any, that such awards are earned (as if he had remained employed with the Company through that date) and (3) the right to exercise all of his stock options and stock appreciation rights for the greater of the remainder of the term of the

Proxy Statement 2009 - Cablevision

employment agreement or one year and the elimination of all restrictions on his restricted stock. In addition, if Mr. Rutledge’s employment is terminated (other than for Cause, as defined) prior to December 31 of any year, he shall receive a prorated bonus for the portion of the year he worked for the Company. If he is no longer employed by the Company for any reason other than for Cause, he will be deemed retired and will have three years to exercise outstanding stock options and other conjunctive rights unless another provision of his employment agreement provides for a longer exercise period. Mr. Rutledge’s employment agreement does not provide for any benefits in the event of retirement or a going private transaction that is not a change in control.

Mr. Rutledge’s employment agreement restricts him from competing with the Company or from hiring any of its employees during his employment and for one year after termination of his employment. He is also required to maintain the confidentiality of Company information.

Michael P. Huseby

In October 2008, the Company entered into an employment agreement with Michael P. Huseby that is for a term through October 16, 2010. Under the agreement, Mr. Huseby is entitled to receive an annual salary of not less than $950,000 and an annual bonus established in the discretion of the Compensation Committee with a target of 90% of his annual base salary. Mr. Huseby’s annual salary and target bonus (as each may be increased from time to time in the discretion of the Compensation Committee) may not be reduced during the term of the agreement. Under the agreement, Mr. Huseby continues to be eligible to participate in all employee benefits and equity and other long-term incentive programs on the same basis as similarly situated executives, all subject to the discretion of the Compensation Committee.

Under his employment agreement, Mr. Huseby will be entitled to severance benefits if his employment is terminated (a) by the Company (other than for Cause) or (b) by him for Good Reason. For purposes of his employment agreement, Cause is defined as (1) fraud, embezzlement, misappropriation, willful misconduct, gross negligence or breach of fiduciary duty against the Company or one of its affiliates or (2) commission of any act or omission that results in or may reasonably be expected to result in a conviction, plea of no contest, plea of nolo contendere or imposition of unadjudicated probation for crime involving moral turpitude or any felony, in each case as determined by the Compensation Committee. Mr. Huseby can terminate his agreement for Good Reason if: (1) without his consent, either (A) his base salary or annual target bonus is reduced, (B) he is no longer the Chief Financial Officer of the Company or (C) he reports directly to someone other than the Chairman, the Chief Executive Officer, the President or the Vice Chairman of the Company; (2) he gives written notice to the Company that he does not consent to such action; (3) the Company does not correct such action within 30 days of receiving Mr. Huseby’s notice; and (4) he voluntarily terminates his employment within 90 days of such action.

Mr. Huseby’s severance benefits would consist of the payment of the sum of (1) an amount not less than two times the sum of his annual base salary and his annual target bonus as in

Proxy Statement 2009 - Cablevision

effect at the time of termination, 60% of which amount would be payable on the six month anniversary of the employment termination date and the remaining 40% payable on the twelve month anniversary of the employment termination date, (2) a prorated bonus for the portion of the year he worked for the Company in the year of termination, (paid to him if and when such bonuses are generally paid to similarly situated employees in the discretion of the Compensation Committee) and based upon Mr. Huseby’s current annual target as well as the performance of the Company and Mr. Huseby’s business unit as determined by the Company in its sole discretion, but without adjustment for Mr. Huseby’s individual performance, (3) full vesting of all restricted shares granted to Mr. Huseby prior to October 16, 2008 (to the extent still outstanding and not previously forfeited), and (4) vesting of a pro rated amount of the performance awards granted to Mr. Huseby prior to October 16, 2008 (to the extent still outstanding and not previously forfeited), with the pro rated “target amount” being subject to adjustment based upon attainment of the performance objectives and being payable only to the extent, and at the time, that such awards are otherwise payable in accordance with their terms. All payments would be conditioned on Mr. Huseby executing a severance agreement with the Company, including a general release and covenants with respect to non-competition, non-solicitation of employees and confidentiality. Mr. Huseby’s employment agreement does not provide for any severance benefits in the event of retirement, death, disability or a change in control or going private transaction.

Amendments

In March 2005, the Company amended the employment agreements of each of Messrs. James L. Dolan, Ratner and Rutledge to address the enactment of Section 409A of the Internal Revenue Code which, absent the amendments, would have resulted in the imposition of an additional tax on the employee as a result of payment under the agreements. Similarly, in December 2008, the Company amended the employment agreements of each of Messrs. Charles F. Dolan, James L. Dolan, Ratner and Rutledge in order to avoid the imposition of an additional tax pursuant to Section 409A. The 2005 amendment addressed this tax law change by delaying any severance payment by up to six months and, if such delay occurs, requiring payment into a “rabbi trust” for the benefit of the affected employee. The 2008 amendment clarified that the delay of payment of severance will be following the executive’s separation of service (within the meaning of Section 409A), and, in the case of Messrs. James L. Dolan, Ratner and Rutledge, that the Company and the executive agree to structure the consulting agreement contemplated by the employment agreements in a manner that will not delay the date of the executive’s separation from service. Neither the 2005 amendment nor the 2008 amendment changed the amount of payments under these employment agreements.

Termination and Severance

As described in “Compensation Discussion and Analysis — Post-Termination Compensation”, payments may be made to employees upon the termination of their employment with the Company depending upon the circumstances of their termination, which include termination by the Company without cause, termination by the employee for good reason, other voluntary

Proxy Statement 2009 - Cablevision

termination by the employee, retirement, death, disability, or termination following a change in control of the Company or following a going-private transaction.

Generally, for the named executive officers, their employment agreements address some of these circumstances. For a description of termination provisions in the employment agreements, see “— Employment Agreements” above. In addition, the award agreements for the long-term incentives also address some of these circumstances. If an employment agreement provides for the treatment of any award upon the termination of employment, the terms of any applicable award agreements will not supersede the terms of the employment agreement unless otherwise provided in the award agreement.

Award Agreements

Under the applicable award agreements, vesting of restricted stock, stock options and stock appreciation rights granted to employees, including the named executive officers, may be affected upon a “change of control” of the Company or a going private transaction (as defined in Rule 13e-3 of the Securities Exchange Act of 1934). A “change of control” is defined as the acquisition by any person or group, other than Charles F. Dolan or members of his immediate family (or trusts for the benefit of Charles F. Dolan or his immediate family) or any employee benefit plan sponsored or maintained by the Company, of (1) the power to direct the management of substantially all of the cable television systems then owned by the Company in the New York City metropolitan area, or (2) after any fiscal year of the Company in which the Company’s cable television systems in the New York City metropolitan area contributed in the aggregate less than a majority of the net revenues of the Company and its consolidated subsidiaries, the power to direct the management of the Company or substantially all of its assets. Upon a change in control, as defined, the restricted stock, stock options and stock appreciation rights may be converted into either a right to receive an amount of cash based upon the highest price per share of the Company’s Class A common stock paid in the transaction resulting in the change of control, or, as long as the surviving entity is a public company, into a corresponding award with equivalent profit potential in the surviving entity, at the election of the Compensation Committee. Upon a going private transaction, the restricted stock, stock options and stock appreciation rights would be converted into a right to receive an amount of cash based upon the highest price per share of the Company’s Class A common stock paid in the transaction. Following the change of control or going private transaction, the award of restricted stock, stock options or stock appreciation rights will become payable on the earlier to occur of (1) the date on which the award was originally scheduled to vest or (2) the date on which the recipient’s employment with the Company or the surviving entity is terminated (A) by the Company or the surviving entity other than for cause or (B) by the recipient for good reason, if such termination occurs within three years after the change of control or going private transaction, or by the recipient for any reason if such termination occurs at least six months, but not more than nine months, after completion of the change of control or going private transaction. In addition, the amount payable under the award agreement will include interest from the date of the change of control or going private transaction.

Proxy Statement 2009 - Cablevision

Under the applicable award agreements, vesting of restricted stock, stock options and stock appreciation rights granted to employees, including the named executive officers, may be accelerated in certain other circumstances. Under stock option or stock appreciation rights award agreements, upon termination for cause, the entire award is forfeited. Upon termination by the Company without cause, termination by the employee, death, disability or retirement, the unvested portion of the award is forfeited; provided, however, that only with respect to stock options granted in 2006, upon death, the entire award is immediately vested. Depending on the type of termination and specific option grant, the time to exercise the vested portion varies from 90 days to three years. With respect to stock options granted in March 2009, depending on the type of termination, the time to exercise the vested option varies from 90 days to the remainder of the term. In no event is this period later than the expiration date, except in the case of death, in which the time to exercise may be extended for one year after the expiration date. Under restricted stock award agreements, upon any termination for any reason prior to the third anniversary of the grant date other than death or change of control or going private transaction, the entire award is forfeited; upon death, the entire award is immediately vested. Under the applicable award agreements for performance awards, upon termination for cause, the entire award is forfeited. Under the applicable award agreements for all performance awards, upon a change in control, the entire award vests and is immediately payable, regardless of the performance objectives. Under subsequent performance award agreements, upon any termination for any reason prior to the payment date other than death, the entire award is forfeited. Upon death before the end of the performance period, a pro rata portion of the award will vest and be immediately payable; upon death after the end of the performance period but prior to the payment date, the entire award will be payable upon the payment date. In the event of a going private transaction, the entire award vests and is immediately payable, regardless of the performance objectives.

Under the applicable award agreements for deferred compensation awards, upon termination for cause, the entire award is forfeited. Upon death or disability, the then-current award amount outstanding on that date is immediately payable. Upon termination without cause, termination by the employee or retirement prior to the second anniversary of the grant date, the entire award is forfeited. Upon termination without cause, termination by the employee or retirement after the second anniversary of the grant date, the then-current award amount outstanding on the date of termination vests on a pro rata basis and the pro rata portion is payable (adjusted, if applicable, for any amount that may have been paid out on the fifth anniversary of the date of grant). Upon a change in control, the entire award vests and is immediately payable. The award agreements for deferred compensation do not provide for any special benefits in the event of a going private transaction.

Under the applicable award agreements for the performance retention award, upon termination for cause, the entire award is forfeited. Upon death, the entire award vests and is immediately payable, regardless of the performance objective. Upon disability, the award will continue to vest during the term of the disability. Upon termination without cause, termination by the employee or retirement prior to the fourth anniversary of the grant date, the entire award is

Proxy Statement 2009 - Cablevision

forfeited. Upon termination without cause, termination by the employee or retirement after the fourth anniversary of the grant date, the award vests on a pro rata basis and the pro rata portion will be payable (subject to the Compensation Committee’s discretion) if the performance objective is achieved. Upon a change in control, the entire award vests and is immediately payable. The award agreements for performance retention awards do not provide for any special benefits in the event of a going private transaction.

Quantification of Termination and Severance

The following tables set forth a quantification of estimated severance and other benefits payable to the named executive officers under various circumstances regarding the termination of their employment. In calculating these severance and other payments, we have taken into consideration or otherwise assumed the following:

•	Termination of employment occurred after the close of business on December 31, 2008.

•	We have valued equity awards using the closing market price of Class A common stock on the New York Stock Exchange on December 31, 2008, the last trading day of the year, of $16.84.

•	We have valued stock options at their intrinsic value, equal to the difference between $16.84 and the per share exercise price, multiplied by the number of shares underlying the stock options.

•

Where applicable, we have included in the calculation of the value of equity awards the payment of the special dividend of $10 per share and the value of other dividends declared through December 31, 2008.

•

In the event of termination of employment, the payment of certain long-term incentive awards and other amounts may be delayed, depending upon the terms of each specific award agreement, the provisions of the applicable named executive officer’s employment agreement and the applicability of Section 409A. In quantifying aggregate termination payments, we have not taken into account the timing of the payments and we have not discounted the value of payments that would be made over time, except where otherwise disclosed.

•	We have assumed that all performance metrics for performance-based awards are achieved (but not exceeded).

Proxy Statement 2009 - Cablevision

Benefits Payable As a Result of Voluntary Termination of Employment by Employee*

Elements	Charles F. Dolan		James L. Dolan		Hank J. Ratner		Thomas M. Rutledge		Michael P. Huseby
Severance	—		—		—		—		—
Most recent bonus	—		—		$3,873,389		$3,873,389		—
Unvested restricted stock	—		—		—		—		—
Unvested stock options	—		—		—		—		—
Unvested performance options	—		—		—		—		—
Performance awards	$2,400,000	(1)	$2,400,000	(1)	$1,600,000	(1)	$1,600,000	(1)	$700,000	(1)
Performance retention award	—		—		—		$2,964,286	(3)	—
Deferred compensation award	$759,335	(2)	$759,335	(2)	$759,335	(2)	$759,335	(2)	$759,335	(2)
Consulting arrangements	—		—		—		—		—
Health insurance benefits	—		—		—		—		—
Executive life insurance premiums	—		—		—		—		—

*	The amounts in this table do not include any payments or awards which were vested at December 31, 2008 or any pension or other vested retirement benefits.

(1)	Represents the full value of his 2006 three-year performance award; his other performance awards would be forfeited.

(2)	Represents a pro rata share of the then-current award amount of his deferred compensation award at December 31, 2008.

(3)	Represents a pro rata share of his performance retention award.

Benefits Payable As a Result of Termination of Employment Due to Retirement*

Elements	Charles F. Dolan		James L. Dolan		Hank J. Ratner		Thomas M. Rutledge		Michael P. Huseby
Severance	—		—		—		—		—
Most recent bonus	—		—		$3,873,389		$3,873,389		—
Unvested restricted stock	—		—		—		—		—
Unvested stock options	—		—		—		—		—
Unvested performance options	—		—		—		—		—
Performance awards	$2,400,000	(1)	$2,400,000	(1)	$1,600,000	(1)	$1,600,000	(1)	$700,000	(1)
Performance retention award	—		—		—		$2,964,286	(3)	—
Deferred compensation award	$759,335	(2)	$759,335	(2)	$759,335	(2)	$759,335	(2)	$759,335	(2)
Consulting arrangements	—		—		—		—		—
Health insurance benefits	—		—		—		—		—
Executive life insurance premiums	—		—		—		—		—

Proxy Statement 2009 - Cablevision

*	The amounts in this table do not include any payments or awards which were vested at December 31, 2008 or any pension or other vested retirement benefits.

(1)	Represents the full value of his 2006 three-year performance award; his other performance awards would be forfeited.

(2)	Represents a pro rata share of the then-current award amount of his deferred compensation award at December 31, 2008.

(3)	Represents a pro rata share of his performance retention award.

Benefits Payable As a Result of Termination of Employment by the Company for Cause

In the event of termination by the Company for cause, none of the named executive officers is entitled to any payments.

Benefits Payable As a Result of Termination of Employment by the Company Without Cause*

Elements	Charles F. Dolan		James L. Dolan		Hank J. Ratner		Thomas M. Rutledge		Michael P. Huseby
Severance	—		$16,240,000	(3)	$14,127,750	(7)	$14,127,750	(7)	$3,610,000	(10)
Most recent bonus	—		—		$3,873,389		$3,873,389		$1,049,948
Unvested restricted stock	$811,200	(1)	$6,780,408		$5,867,600		$5,867,600		$1,505,800
Unvested stock options	—		—		—		—		—
Unvested performance options	—		—		—		$—		—
Performance awards	$2,400,000		$11,340,000	(4)	$9,580,000	(4)	$9,580,000	(4)	$1,890,000	(11)
Performance retention award	—		—		—		$3,000,000		—
Deferred compensation award	$759,335	(2)	$1,250,669	(5)	$1,250,669	(5)	$1,250,669	(5)	$759,335	(2)
Consulting arrangements	—		$3,629,895	(6)	$1,665,055	(8)	$1,526,300	(9)	—
Health insurance benefits	—		—		—		—		—
Executive life insurance premiums	—		—		$38,770	(12)	—		—

*	The amounts in this table do not include any payments or awards which were vested at December 31, 2008 or any pension or other vested retirement benefits

(1)	Represents vesting of a pro rata portion (30,000) of certain shares of restricted stock granted prior to 2006; all other unvested shares of restricted stock would be forfeited.

(2)	Represents a pro rata share of the then-current award amount of his deferred compensation award at December 31, 2008.

(3)	Represents severance equal to $40,000 plus three times the sum of his salary and target bonus.

(4)	Represents the full value of his 2006, 2007 and 2008 performance awards.

Proxy Statement 2009 - Cablevision

(5)	Represents the full value of the then current deferred compensation award at December 31, 2008.

(6)	Represents the present value, based on a 4% discount rate, of a four-year consulting agreement with the Company that provides for the payment of at least $1 million each year.

(7)	Represents severance equal to 2.99 times the sum of his salary and target bonus.

(8)	Represents the present value, based on a 4% discount rate, of a three-year consulting agreement with the Company that provides for the payment of at least $600,000 each year.

(9)	Represents the present value, based on a 4% discount rate, of a three-year consulting agreement with the Company that provides for the payment of at least $550,000 each year.

(10)	Represents severance equal to two times the sum of his salary and target bonus.

(11)	Represents full vesting of his 2006 performance award and pro rata vesting of his 2007 and 2008 performance awards; the remaining amounts of his performance awards would be forfeited.

(12)	This amount represents the cumulative expected future premiums until such point which policies are expected to be fully funded and there would no longer be a need to make any additional premium payments.

Benefits Payable As a Result of Termination of Employment by Employee For Good Reason*

Elements	Charles F. Dolan		James L. Dolan		Hank J. Ratner		Thomas M. Rutledge		Michael P. Huseby
Severance	—		$16,240,000	(3)	$14,127,750	(7)	$14,127,750	(7)	$3,610,000	(10)
Most recent bonus	—		—		$3,873,389		$3,873,389		$1,049,948
Unvested restricted stock	—		$6,780,408		$5,867,600		$5,867,600		—
Unvested stock options	—		—		—		—		—
Unvested performance options	—		—		—		—		—
Performance awards	$2,400,000	(1)	$11,340,000	(4)	$9,580,000	(4)	$9,580,000	(4)	$1,890,000	(11)
Performance retention award	—		—		—		$3,000,000		—
Deferred compensation award	$759,335	(2)	$1,250,669	(5)	$1,250,669	(5)	$1,250,669	(5)	$759,335	(2)
Consulting arrangements	—		$3,629,895	(6)	$1,665,055	(8)	$1,526,300	(9)	—
Health insurance benefits	—		—		—		—		—
Executive life insurance premiums	—		—		$38,700	(12)	—		—

*	The amounts in this table do not include any payments or awards which were vested at December 31, 2008 or any pension or other vested retirement benefits.

(1)	Represents the full value of his 2006 three-year performance award; his other performance awards would be forfeited.

(2)	Represents a pro rata share of the then-current award amount of his deferred compensation award at December 31, 2008.

Proxy Statement 2009 - Cablevision

(3)	Represents severance equal to $40,000 plus three times the sum of his salary and target bonus.

(4)	Represents the full value of his 2006, 2007 and 2008 performance awards.

(5)	Represents the full value of the then current deferred compensation award amount as of December 31, 2008.

(6)	Represents the present value, based on a 4% discount rate, of a four-year consulting agreement with the Company that provides for the payment of at least $1 million each year.

(7)	Represents severance equal to 2.99 times the sum of his salary and target bonus.

(8)	Represents the present value, based on a 4% discount rate, of a three-year consulting agreement with the Company that provides for the payment of at least $600,000 each year.

(9)	Represents the present value, based on a 4% discount rate, of a three-year consulting agreement with the Company that provides for the payment of at least $550,000 each year.

(10)	Represents severance equal to two times the sum of his salary and target bonus.

(11)	Represents full vesting of his 2006 performance award and pro rata vesting of his 2007 and 2008 performance awards; the remaining amounts of his performance awards would be forfeited.

(12)	This amount represents the cumulative expected future premiums until such point which policies are expected to be fully funded and there would no longer be a need to make any additional premium payments.

Benefits Payable As a Result of Termination of Employment Due to Death*

Elements	Charles F. Dolan		James L. Dolan	Hank J. Ratner	Thomas M. Rutledge	Michael P. Huseby
Severance	$1,600,000	(1)	—	—	—	—
Most recent bonus	—		—	$3,873,389	$3,873,389	—
Unvested restricted stock	$6,408,328	(2)	$6,780,408	$5,867600	$5,867,600	$1,449,467	(5)
Unvested stock options	—	(3)	—	—	—	—	(6)
Unvested performance options	—		—	—	—	—
Performance awards	$6,810,000	(4)	$11,340,000	$9,580,000	$9,580,000	$1,890,000	(4)
Performance retention award	—		—	—	$3,000,000	—
Deferred compensation award	$1,250,669		$1,250,669	$1,250,669	$1,250,669	$1,250,669
Consulting arrangements	—		—	—	—	—
Health insurance benefits	—		—	—	—	—
Executive life insurance premiums	—		—	—	—	—

*	The amounts in this table do not include any payments or awards which were vested at December 31, 2008 or any pension or other vested retirement benefits.

(1)	Represents one year of base salary.

(2)	Represents full vesting of the 2006, 2007 and 2008 grants of 88,000, 99,500 and 113,200 shares of restricted stock, respectively, with a value of $1,499,520, $1,695,480, and $1,928,928 respectively, and vesting of a pro rata portion (47,500 shares) of all other grants of restricted stock with a value of $1,284,400; all other unvested shares of restricted stock would be forfeited.

Proxy Statement 2009 - Cablevision

(3)	Represents vesting of a pro rata portion (88,000) of the 2006 grant of stock options of which the exercise price exceeded the fair market value of the underlying shares as of December 31, 2008; all of his other stock options were vested.

(4)	Represents full vesting of his 2006 performance award and pro rata of his 2007 and 2008 performance awards; the remaining amounts of his performance awards would be forfeited.

(5)	Represents full vesting of the 2006, 2007 and 2008 grants of 14,700, 26,600 and 31,200 shares of restricted stock, respectively, with an aggregate value of $1,235,400 and vesting of a pro rata portion (7,917 shares) of all other grants of restricted stock with a value of $214,067; all other unvested shares of restricted stock would be forfeited.

(6)	Represents vesting of a pro rata portion (14,667) of the 2006 grant of stock options of which the exercise price exceeded the fair market value of the underlying shares as of December 31, 2008.

Benefits Payable As a Result of Termination of Employment Due to Disability*

Elements	Charles F. Dolan		James L. Dolan	Hank J. Ratner	Thomas M. Rutledge	Michael P. Huseby
Severance	$1,600,000	(1)	—	—	—	—
Most recent bonus	—		—	$3,873,389	$3,873,389	—
Unvested restricted stock	$1,284,400	(2)	$6,780,408	$5,867,600	$5,867,600	$214,067	(5)
Unvested stock options	—		—	—	—	—
Unvested performance options	—		—	—	—	—
Performance awards	$2,400,000	(3)	$11,340,000	$9,580,000	$9,580,000	$700,000	(3)
Performance retention award	—		—	—	$3,000,000	—
Deferred compensation award	$1,250,669		$1,250,669	$1,250,669	$1,250,669	$1,250,669
Consulting arrangements	—		—	—	—	—
Health insurance benefits	$9,596	(4)	—	—	—	—
Executive life insurance premiums	—		—	—	—	—

*	The amounts in this table do not include any payments or awards which were vested at December 31, 2008 or any pension or other vested retirement benefits.

(1)	Represents one year of base salary.

(2)	Represents vesting of a pro rata portion (47,500) of shares of restricted stock granted prior to 2006; all other unvested shares of restricted stock would be forfeited.

(3)	Represents full vesting of his 2006 three-year performance award; his other performance awards would be forfeited.

(4)	Represents payment of his medical and dental insurance for one year.

(5)	Represents vesting of a pro rata portion (7,917) of shares of restricted stock granted prior to 2006; all other unvested shares of restricted stock would be forfeited.

Proxy Statement 2009 - Cablevision

Benefits Payable As a Result of Termination of Employment In Connection with a Change in Control or Going Private Transaction(1)*

Elements	Charles F. Dolan(2)	James L. Dolan(3)		Hank J. Ratner(4)		Thomas M. Rutledge(5)		Michael P. Huseby(6)
Severance	—	$16,240,000	(7)	$14,127,750	(9)	$14,127,750	(9)	$3,610,000	(12)
Most recent bonus	—	—		$3,873,389		$3,873,389		$1,049,948
Unvested restricted stock	$6,746,328	$6,780,408		$5,867,600		$5,867,600		$1,505,800
Unvested stock options	—	—		—		—		—
Unvested performance options	—	—		—		—		—
Performance awards	$11,250,000	$11,340,000		$9,580,000		$9,580,000		$3,100,000
Performance retention award	—	—		—		$3,000,000		—
Deferred compensation award	$1,250,669	$1,250,669		$1,250,669		$1,250,669		$1,250,669
Consulting arrangements	—	$3,629,895	(8)	$1,665,055	(10)	$1,526,300	(11)	—
Health insurance benefits	—	—		—		—		—
Executive life insurance premiums	—	—		$38,700	(13)	—		—

*	The amounts in this table do not include any payments or awards which were vested at December 31, 2008 or any pension or other vested retirement benefits.

(1)	The numbers presented in this table reflect amounts payable as a result of termination of employment by the executive or the Company following a change in control. The amounts payable as a result of termination of employment by the executive or the Company following a going private transaction are generally equal to or less than the amounts payable as a result of termination of employment by the executive or the Company following a change in control. For specific information about payments for a termination following a going private transaction, see Notes (2) to (6) below.

(2)	If a change in control of the Company were to occur, but Mr. Charles F. Dolan’s employment was not terminated, he would nevertheless be entitled to receive the following upon consummation of the change in control: (i) the full amount of his 2006 performance award of $2,400,000; and (ii) the full amount of the then-current award amount of his deferred compensation award at December 31, 2008 equal to $1,250,669. In the event of termination of his employment by Mr. Charles F. Dolan or by the Company following a going private transaction, Mr. Charles F. Dolan would be entitled to receive the following (in addition to all previously vested amounts): (i) a pro rata share of the then-current award amount of his deferred compensation award at December 31, 2008 equal to $759,335; (ii) vesting of all of his outstanding unvested restricted stock (360,700 shares) with a value of $6,746,328; (iii) vesting of all of his outstanding unvested stock options (88,000 options), of which the exercise price exceeded the fair market value of the underlying shares as of December 31, 2008; (iv) the full value of his 2007 performance award of $4,380,000; and (v) the full amount of his 2006 performance awards of $2,400,000. If a going private transaction were to occur but Mr. Charles F. Dolan’s employment was not terminated, he would nevertheless be entitled to receive the full amount of his 2006 performance award of $2,400,000.

(3)

If a change in control of the Company were to occur but Mr. James L. Dolan’s employment was not terminated, he would nevertheless be entitled to receive the following upon consummation of the change in control (in addition to all previously vested amounts): (i) the full amount of his 2006 performance award of $2,400,000; and (ii) the full amount of the then-current award amount of his deferred compensation award at December 31, 2008 equal to $1,250,669. If Mr. James L. Dolan’s employment were terminated by the

Proxy Statement 2009 - Cablevision

Company, or by him, following a going private transaction, it would be treated as a termination by the Company without cause. He would be entitled to receive payments in the same amounts that are set forth in this table above. If a going private transaction were to occur but Mr. James L. Dolan’s employment was not terminated, he would nevertheless be entitled to receive the full amount of his 2006 performance award of $2,400,000.

(4)	If a change in control of the Company were to occur but Mr. Ratner’s employment was not terminated, he would nevertheless be entitled to receive the following upon consummation of the change in control: (i) the full amount of his 2006 performance award of $1,600,000; and (ii) the full amount of the then-current award amount of his deferred compensation award at December 31, 2008 equal to $1,250,669. If Mr. Ratner’s employment were terminated by the Company or by him following a going private transaction, it would be treated as a termination by the Company without cause. He would be entitled to receive payments in the same amounts that are set forth in this table above. If a going private transaction were to occur but Mr. Ratner’s employment was not terminated, he would nevertheless be entitled to receive the full amount of his 2006 performance award of $1,600,000.

(5)	If a change in control of the Company were to occur but Mr. Rutledge’s employment was not terminated, he would nevertheless be entitled to receive the following upon consummation of the change in control: (i) the full amount of his 2006 performance awards of $1,600,000; (ii) the full amount of the then-current award amount of his deferred compensation award at December 31, 2008 equal to $1,250,669; and (iii) the full amount of his performance retention award of $3,000,000. If Mr. Rutledge’s employment were terminated by the Company or by him following a going private transaction, it would be treated as a termination by the Company without cause. He would be entitled to receive payments in the same amounts that are set forth in this table above. If a going private transaction were to occur but Mr. Rutledge’s employment was not terminated, he would nevertheless be entitled to receive the full amount of his 2006 performance award of $1,600,000.

(6)	If a change in control of the Company were to occur but Mr. Huseby’s employment was not terminated, he would nevertheless be entitled to receive the following upon consummation of the change in control: (i) the full amount of his 2006 performance award of $700,000; and (ii) the full amount of the then-current award amount of his deferred compensation award at December 31, 2008 equal to $1,250,669. In the event of termination of his employment by Mr. Huseby or by the Company following a going private transaction, Mr. Huseby would be entitled to receive the following (in addition to all previously vested amounts): (i) a pro rata share of the then-current award amount of his deferred compensation award at December 31, 2008 equal to $759,335; (ii) vesting of his unvested restricted stock outstanding as of October 16, 2008, the effective date of his employment agreement (82,500 shares) with a value of $1,505,800; (iii) vesting of all of his outstanding unvested stock options (14,667 options), of which the exercise price exceeded the fair market value of the underlying shares as of December 31, 2008; and (iv) the full amount of his 2006 three-year performance award of $700,000. In addition, if Mr. Huseby’s employment agreement were terminated following a going private transaction, it would be treated as a termination by the Company without cause, and he would also be entitled to receive two times the sum of his salary and target bonus, in the aggregate equal to $3,610,000, and his bonus for 2008 equal to $1,049,948. If a going private transaction were to occur but Mr. Huseby’s employment was not terminated, he would nevertheless be entitled to receive the full amount of his 2006 performance award of $700,000.

(7)	Represents severance equal to three times the sum of his salary and target bonus plus $40,000.

(8)	Represents the present value, based on a 4% discount rate, of a four-year consulting agreement with the Company that provides for the payment of at least $1 million each year.

Proxy Statement 2009 - Cablevision

(9)	Represents severance equal to 2.99 times the sum of his salary and target bonus.

(10)	Represents the present value, based on a 4% discount rate, of a three-year consulting agreement with the Company that provides for the payment of at least $600,000 each year.

(11)	Represents the present value, based on a 4% discount rate, of a three-year consulting agreement with the Company that provides for the payment of at least $550,000 each year.

(12)	If Mr. Huseby’s employment agreement were terminated following a change in control, it would be treated as a termination by the Company without cause, and he would also be entitled to receive severance equal to two times the sum of his salary and target bonus.

(13)	This amount represents the cumulative expected future premiums until such point which policies are expected to be fully funded and there would no longer be a need to make any additional premium payments.

Equity Compensation Plan Information

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)(1)(2)	Weighted-average Exercise Price of Outstanding Options, Warrants and Rights (b)(3)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))(2) (c)
Equity compensation plans approved by security holders:
Cablevision NY Group Class A common stock	6,624,739	—	19,119,705
Equity compensation plans not approved by security holders	—	—	—
Total	6,624,739	$17.75	19,119,705

(1)	Includes the following plans: the 1996 Amended and Restated Employee Stock Plan, the 1996 Stock Plan for Non-Employee Directors, the 2006 Employee Stock Plan and the 2006 Stock Plan for Non-Employee Directors. Does not include 6,479,165 shares of restricted stock issued under those plans that were not yet vested at December 31, 2008.

(2)	In the first quarter of 2009, the Compensation Committee granted Awards covering an aggregate of 10,140,190 shares. The shares covered by these Awards are not reflected as outstanding in column (a) and the number of shares remaining available for future issuance in column (c) has not been reduced to reflect these shares.

(3)	This information is presented as of December 31, 2008. As a result of the special cash dividend paid on the Class A common stock on April 24, 2006, options or rights that were not vested on or prior to December 31, 2004 were adjusted to reduce their per share exercise price by the $10.00 amount of the special dividend. The per share exercise price of options or rights that were vested on or prior to December 31, 2004 was not adjusted and the holder will receive the $10.00 special dividend amount upon exercise of the option or right.

Proxy Statement 2009 - Cablevision

OUR EXECUTIVE OFFICERS

Our executive officers as of April 8, 2009 are:

Charles F. Dolan(1)	Chairman
James L. Dolan(1)	Chief Executive Officer and President
Hank J. Ratner	Vice Chairman
Thomas M. Rutledge	Chief Operating Officer
Michael P. Huseby	Executive Vice President and Chief Financial Officer
Gregg G. Seibert	Executive Vice President
Victoria D. Salhus	Senior Vice President, Deputy General Counsel and Secretary
Wm. Keith Harper	Senior Vice President, Controller and Principal Accounting Officer
Kevin Watson	Senior Vice President and Treasurer

(1)	Biographies of Messrs. Charles F. Dolan and James L. Dolan are on page 5 of this proxy statement.

•

HANK J. RATNER, 50, Vice Chairman of the Company since December 2002. Vice Chairman of Rainbow Media Holdings LLC, a subsidiary of the Company, since June 2002. Vice Chairman of Madison Square Garden, a subsidiary of the Company, since November 2003. Director of Rainbow Media Holdings, Inc. from April 1997 to September 2003. Chief Operating Officer of Rainbow Media Holdings, Inc. from October 1999 to June 2002. Chief Operating Officer and Secretary of Rainbow Media Holdings, Inc. from October 1998 to October 1999. Executive Vice President & Secretary of Rainbow Media Holdings, Inc., a subsidiary of the Company, from October 1997 to October 1998. Executive Vice President Legal & Business Affairs & Secretary of Rainbow Media Holdings, Inc. from July 1993 to October 1997.

•

THOMAS M. RUTLEDGE, 55, Chief Operating Officer of the Company since April 2004. President, Cable and Communications of the Company from January 2002 to April 2004. President of Time Warner Cable from August 2001 to October 2001. Senior Executive Vice President of Time Warner Cable from April 1999 to August 2001.

•

MICHAEL P. HUSEBY, 54, Executive Vice President and Chief Financial Officer of the Company since August 2004. Executive Vice President and Chief Financial Officer of Charter Communications, Inc. from January 2004 to August 2004. Consultant to Comcast Corporation and to Charter Communications, Inc. as President and Founder of MPH Associates Inc. from January 2003 to January 2004. Executive Vice President and Chief Financial Officer of AT&T Broadband from January 2000 to December 2002.

•	GREGG G. SEIBERT, 53, Executive Vice President of the Company since January 2009. Senior Vice President and Vice Chairman of Merrill Lynch & Co., Inc. from October 2004

Proxy Statement 2009 - Cablevision

to January 2009. Head of Merrill Lynch Americas Corporate Banking from January 2003 to September 2004. He served as co-head of Merrill Lynch Global Corporate Finance from May 2001 to December 2002 and co-head of Merrill Lynch Global Industries and Communications Group from January 2001 to December 2002.

•

VICTORIA D. SALHUS, 59, Senior Vice President, Deputy General Counsel and Secretary of the Company since June 2003. Senior Vice President and Deputy General Counsel from January 2002 to June 2003. Vice President and Associate General Counsel from May 1999 to January 2002.

•	WM. KEITH HARPER, 54, Senior Vice President, Controller and Principal Accounting Officer of the Company since October 2004. Partner in KPMG LLP from June 2002 to December 2003.

•

KEVIN WATSON, 42, Senior Vice President and Treasurer of the Company since November 2006. Vice President and Corporate Treasurer of PanAmSat Corporation from January 2001 to November 2006. Director-Corporate Treasurer of Entex IT Services from September 1999 to December 2000. Director-Assistant Treasurer of Entex IT Services from 1997 to 1999. Treasury Manager of Entex IT Services from 1992 to 1997. Mr. Watson also held finance positions at MCI Telecommunications, Inc. and Prudential Securities, Inc.

RELATED PARTY POLICY AND CERTAIN TRANSACTIONS

As described above under “Board of Directors and Committees — Committees — Other Committees,” the Company cannot make any investment in or advance (other than the payment of compensation for services rendered to the Company) to any Dolan Affiliate unless such investment or advance is approved by a special committee of the Board comprised of directors who are not officers or employees of the Company or its subsidiaries or directors or officers of the relevant Dolan Affiliate. A “Dolan Affiliate” is defined to include Charles F. Dolan, various trusts created by or for the benefit of Charles F. Dolan or members of his family or any other corporation, partnership, association or other organization owned or controlled by Charles F. Dolan or members of his family. In practice, the Board has followed a stricter policy on these types of transactions with members of the Dolan family, and generally refers all such transactions to the Independent Committee or the Compensation Committee for its approval. This policy does not cover the compensation of family members. Compensation of executive officers is subject to the approval of the Compensation Committee pursuant to the Compensation Committee’s charter.

Charles D. Ferris, a director of the Company, is a non-equity partner in the law firm of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., which provides legal services to the Company and certain of its subsidiaries. In 2006, 2007 and 2008, the Company paid Mintz Levin approximately $3,862,350, $3,983,968 and $3,399,973, respectively, for legal services.

Proxy Statement 2009 - Cablevision

Since 2005, Charles Tese, the brother of Vincent Tese, has been employed by Madison Square Garden, L.P., a subsidiary of the Company, in a non-executive officer position. Mr. Charles Tese earned a salary of $104,210 and a bonus of $4,022 in 2008.

Patrick F. Dolan, a director of the Company and the President of News 12 Networks of the Company, earned a base salary of $277,349 and a bonus of $144,000 in 2008. The bonus was paid in 2009. Patrick F. Dolan is the son of Charles F. Dolan, the brother of James L. Dolan, Deborah Dolan-Sweeney, Kathleen M. Dolan, Marianne Dolan Weber and Thomas C. Dolan and brother-in-law of Brad Dorsogna and Brian G. Sweeney.

Brian G. Sweeney, a director of the Company and the Company’s Senior Vice President — eMedia, earned a base salary of $625,319 and a bonus of $346,000 in 2008. The bonus was paid in 2009. Mr. Sweeney is the son-in-law of Charles F. Dolan and brother-in-law of James L. Dolan, Patrick F. Dolan, Kathleen M. Dolan, Marianne Dolan Weber and Thomas C. Dolan and brother-in-law of Brad Dorsogna and the spouse of Deborah Dolan-Sweeney.

Thomas C. Dolan, a Director of the Company and Executive Vice President, Strategy and Development — Office of the Chairman since September 2008, earned a base salary of $201,923 and a bonus of $121,000 in 2008. The bonus was paid in 2009. Thomas C. Dolan is the son Charles F. Dolan, the brother of James L. Dolan, Patrick F. Dolan, Kathleen M. Dolan, Deborah Dolan-Sweeney, Marianne Dolan Weber and Thomas C. Dolan and brother-in-law of Brad Dorsogna and Brian G. Sweeney.

Rosemary E. Aigner is employed by the Company as an executive secretary. Ms. Aigner is the mother-in-law of James L. Dolan. She earned a base salary (including overtime) of $93,790 and a bonus of $2,713 in 2008.

Kristin Aigner Dolan is a Senior Vice President of the Company. Ms. Dolan earned a base salary of $202,231 and a bonus of $110,000 in 2008. The bonus was paid in 2009. Kristin Aigner Dolan is the spouse of James L. Dolan, the daughter-in-law of Charles F. Dolan and the sister-in-law of Patrick F. Dolan, Thomas C. Dolan, Kathleen M. Dolan, Marianne Dolan Weber, Brad Dorgosna, Deborah Dolan-Sweeney and Brian G. Sweeney.

Edward Atwood is a Vice President Multimedia of the Company. Mr. Atwood earned a base salary of $240,564 and a bonus of $73,000 in 2008. The bonus was paid in 2009. Mr. Atwood is the brother-in-law of Charles F. Dolan.

Each of Patrick F. Dolan, Thomas C. Dolan, Brian G. Sweeney, Kristin Aigner Dolan and Edward Atwood also received long-term incentive awards in amounts equivalent to award amounts granted to other employees at the same respective grade level.

In November 2006, the Company entered into time sharing agreements with each of Charles F. Dolan and James L. Dolan pursuant to which they may lease two specified aircraft from the Company for their personal use. The agreements provide for reimbursement to the Company for such usage at the maximum amount the Company legally may charge under Part 91 of the

Proxy Statement 2009 - Cablevision

Federal Aviation Regulations (the “FAA Maximum Rate”). In 2008, Charles F. Dolan paid the Company $1,462,409 and James L. Dolan paid the Company $118,953 for the use of the two aircraft under these agreements. In addition, Charles F. Dolan reimbursed the Company $157,084 for a chartered flight on an aircraft owned by Madison Square Garden, L.P., a subsidiary of the Company.

In June 2007, the Company entered into time sharing agreements with each of Hank J. Ratner and Thomas M. Rutledge pursuant to which they may lease two specified aircraft from the Company for their personal use. The agreements provide for reimbursement to the Company for such usage at a rate no greater than the FAA Maximum Rate. In 2008, Hank J. Ratner and Thomas M. Rutledge paid the Company $106,595 and $112,477, respectively, for the use of the two aircraft under these agreements.

The Company has time sharing agreements with an entity owned by Charles F. Dolan pursuant to which that entity may use helicopters owned by the Company and reimburses the Company for the usage at the FAA Maximum Rate. That entity paid the Company $5,482 for usage of the helicopters in 2008. The Company has an aircraft lease agreement with an entity owned by Patrick F. Dolan pursuant to which the Company may lease a helicopter owned by that entity and an aircraft lease agreement with an entity owned by Charles F. Dolan and Patrick F. Dolan pursuant to which the Company may lease an aircraft owned by that entity, in each case at a fixed hourly cost for Company usage, if any. The Company paid the entities $0 and $7,590, respectively, for usage of the aircraft in 2008. Under aircraft management agreements, the Company also provides aircraft management services for those aircraft for a monthly management fee and reimbursement of certain costs and expenses, including hangar space. The entities paid the Company $19,633 and $151,675, respectively, for management of the aircraft in 2008. The Company leases excess hangar space to an entity owned by Charles F. Dolan for a monthly fee. That entity paid the Company $35,810 for lease of the hangar space and certain other costs and expenses in 2008.

Certain cable television programming content is produced for a subsidiary of the Company by a production company, which is owned by members of the Dolan family, including Charles F. Dolan, James L. Dolan and Brad Dorsogna. The Company paid the production company $1,433,623 for its services in 2008.

In addition to the services described above, from time to time, certain other services, including employee services, of the Company are made available to members of the Dolan family and to entities owned by members of the Dolan family. It is the Company’s policy to receive reimbursement for the costs of these services. In 2008, the Company received $1,590,943 in reimbursements for the costs of these services.

Proxy Statement 2009 - Cablevision

Conflicts of Interest

Charles F. Dolan and certain other principal officers of the Company and various affiliates of the Company are subject to certain conflicts of interest. These conflicts include, but are not limited to, the following:

Business Opportunities. Charles F. Dolan may from time to time be presented with business opportunities, which would be suitable for the Company and affiliates of the Company in which Mr. Dolan and his family have varying interests. Mr. Dolan has agreed that he will own and operate cable television systems only through the Company, except for cable television systems, which the Company elects not to acquire under its right of first refusal. Mr. Dolan will offer to the Company the opportunity to acquire or invest in any cable television system or franchise therefore or interest therein that is offered or available to him or his family interests. If a majority of the members of the Board, who are not employees of the Company or any of its affiliates (the “Independent Directors”) rejects such offer, Mr. Dolan or such family interests may acquire or invest in such cable television system or franchise therefore or interest therein individually or with others on terms no more favorable to Mr. Dolan than those offered to the Company. Mr. Dolan’s interests in companies other than the Company, may conflict with his interest in the Company.

Except for the limitations on the ownership and operation of cable television systems as described above, Mr. Dolan is not subject to any contractual limitations with respect to his other business activities and may engage in programming and other businesses related to cable television. A significant portion of Mr. Dolan’s time may be spent, from time to time, in the management of such affiliates. Mr. Dolan will devote as much of his time to the business of the Company as is reasonably required to fulfill the duties of his office. Charles F. Dolan currently devotes substantially all of his time to the Company’s affairs.

In the event that Charles F. Dolan or any Dolan family interest decides to offer (other than to any Dolan family interest or an entity affiliated with Mr. Dolan) for sale for his, her or its account any of his, her or its ownership interest in any cable television system or franchise therefore, he, she or it will (subject to the rights of third parties existing at such time) offer such interest to the Company. Mr. Dolan or such Dolan family interest may elect to require that, if the Company accepts such offer, up to one-half of the consideration for such interest would consist of shares of Class B common stock, which shares will be valued at the prevailing market price of the Class A common stock and the remainder would consist of shares of Class A common stock and/or cash. If a majority of the Independent Directors rejects such offer, Mr. Dolan or such Dolan family interest may sell such interest to third parties on terms no more favorable to such third parties than those offered to the Company. Neither Charles F. Dolan nor any family interest currently owns interests in any cable television system or franchise therefore, other than through the Company.

Proxy Statement 2009 - Cablevision

STOCK OWNERSHIP TABLE

This table shows the number and percentage of shares of Cablevision NY Group Class A common stock (“CNYG Class A Stock”) and Cablevision NY Group Class B common stock (“CNYG Class B Stock”) owned of record and beneficially as of March 31, 2009 by each director and each executive officer of the Company named in the summary compensation table. The table also shows the name, address and the number and percentage of shares owned by persons beneficially owning more than five (5%) percent of any class based upon filings made by those persons with the Securities and Exchange Commission on or prior to March 31, 2009.

Name and Address	Title of Stock Class(1)	Beneficial Ownership(1)(2)	Percent of Class	Combined Voting Power of all Classes of Stock Beneficially Owned(1)(2)
Dolan Family Group(3)	CNYG Class A Stock	7,945,614	3.2%	70.0%
340 Crossways Park Drive	CNYG Class B Stock	54,873,351	100%
Woodbury, NY 11797
Charles F. Dolan(3)(4)(5)(6)(13)	CNYG Class A Stock	2,580,811	1.0%	32.1%
1111 Stewart Avenue	CNYG Class B Stock	25,325,059	46.2%
Bethpage, NY 11714
Helen A. Dolan(3)(4)(5)(6)(7)(13)	CNYG Class A Stock	2,580,811	1.0%	32.1%
1111 Stewart Avenue	CNYG Class B Stock	25,325,059	46.2%
Bethpage, NY 11714
Charles F. Dolan 2008 Grantor Retained	CNYG Class A Stock	—	*	6.6%
Annuity Trust #2 (3)(5)	CNYG Class B Stock	5,235,059	9.5%
Charles F. Dolan 2009 Grantor Retained	CNYG Class A Stock	—	*	5.7%
Annuity Trust #1 (3)(6)	CNYG Class B Stock	4,500,000	8.2%
GAMCO Investors, Inc.(8)	CNYG Class A Stock	19,217,957	7.8%	2.4%
GAMCO Asset Management Inc.(8)	CNYG Class B Stock		—
One Corporate Center
Rye, NY 10580
ClearBridge Advisors, LLC(9)	CNYG Class A Stock	30,488,514	12.3%	3.8%
620 8th Avenue	CNYG Class B Stock	—	—
New York, NY 10018
T. Rowe Price Associates, Inc.(10)	CNYG Class A Stock	35,037,924	14.2%	4.4%
100 East Pratt Street	CNYG Class B Stock	—	—
Baltimore, MD 21202
M.A.M. Investments Ltd.(11)	CNYG Class A Stock	16,615,423	6.7%	2.1%
Marathon Asset Management (Services) Ltd.(11)	CNYG Class B Stock	—	—
Marathon Asset Management LLC(11)
William Arah, Neil Ostrer, Jeremey Hosking(11)
Orion House, 5 Upper St. Martin’s Lane
London, United Kingdom WC2H 9EA
Oppenheimer Funds, Inc.(12)	CNYG Class A Stock	13,638,281	5.5%	1.7%
Two World Financial Center	CNYG Class B Stock	—	—
225 Liberty Street
New York, NY 10281

Proxy Statement 2009 - Cablevision

Name and Address	Title of Stock Class(1)	Beneficial Ownership(1)(2)	Percent of Class	Combined Voting Power of all Classes of Stock Beneficially Owned(1)(2)
James L. Dolan(3)(13)(16)	CNYG Class A Stock	1,703,146	*	*
	CNYG Class B Stock	—	—
Thomas C. Dolan(3)(13)	CNYG Class A Stock	162,068	*	*
	CNYG Class B Stock	—	—
Hank J. Ratner(13)(17)	CNYG Class A Stock	1,085,528	*	*
	CNYG Class B Stock	—	—
Thomas M. Rutledge(13)	CNYG Class A Stock	846,198	*	*
	CNYG Class B Stock	—	—
Michael P. Huseby(13)	CNYG Class A Stock	196,477	*	*
	CNYG Class B Stock	—	—
Patrick F. Dolan(3)(13)(18)	CNYG Class A Stock	156,962	*	*
	CNYG Class B Stock	—	—
Rand V. Araskog(14)(15)	CNYG Class A Stock	83,000	*	*
	CNYG Class B Stock	—	—
Frank J. Biondi(14)(15)	CNYG Class A Stock	8,230	*	*
	CNYG Class B Stock	—	—
Zachary W. Carter(14)(15)	CNYG Class A Stock	—	*	*
	CNYG Class B Stock	—	—
Deborah A. Dolan-Sweeney(3)(13)(15)(19)(23)	CNYG Class A Stock	135,680	*
	CNYG Class B Stock	—	—	*
Kathleen M. Dolan(3)(15)(20)(22)	CNYG Class A Stock	1,097,299	*
	CNYG Class B Stock	22,058,268	40.2%	27.9%
Marianne Dolan Weber(3)(14)(15)(21)	CNYG Class A Stock	18,881	*	*
	CNYG Class B Stock	—	—
Brad Dorsogna(3)(15)(20)(22)	CNYG Class A Stock	1,097,299	*
	CNYG Class B Stock	22,058,268	40.2%	27.9%
Charles D. Ferris(14)(15)	CNYG Class A Stock	105,532	*	*
	CNYG Class B Stock	—	—
Thomas V. Reifenheiser(14)(15)	CNYG Class A Stock	46,000	*	*
	CNYG Class B Stock	—	—
John R. Ryan(14)(15)	CNYG Class A Stock	46,000	*	*
	CNYG Class B Stock	—	—
Brian G. Sweeney(3)(13)(19)(23)	CNYG Class A Stock	135,680	*	*
	CNYG Class B Stock	—	—
Vincent Tese(14)(15)	CNYG Class A Stock	48,098	*	*
	CNYG Class B Stock	—	—
Leonard Tow(14)(15)	CNYG Class A Stock	8,000	*	*
	CNYG Class B Stock	—	—

Proxy Statement 2009 - Cablevision

Name and Address	Title of Stock Class(1)	Beneficial Ownership(1)(2)	Percent of Class	Combined Voting Power of all Classes of Stock Beneficially Owned(1)(2)
All executive officers and directors as a	CNYG Class A Stock	7,087,382	2.9%
group (24) Persons(4)(16) through (23)		47,383,327	86.4%	60.4%
Paul J. Dolan(3)(24)	CNYG Class A Stock	831,438	*
100 Corporate Place, Suite 150		7,385,358	13.5%	9.4%
Chardon, OH 44024
Mary S. Dolan(3)(25)	CNYG Class A Stock	421,499	*
300 So. Riverside Plaza, Suite 1480		7,219,987	13.2%	9.1%
Chicago, IL 60606
Matthew J. Dolan(3)(26)	CNYG Class A Stock	357,353	*
231 Main Street Court House Annex		7,271,042	13.3%	9.2%
Chardon, OH 44024
Charles F. Dolan 2001 Family Trust(3)	CNYG Class A Stock	319,086	*
340 Crossways Park Drive		7,490,024	13.6%	9.5%
Woodbury, NY 11797
Lawrence J. Dolan(3)(27)	CNYG Class A Stock	322,086	*
Progressive Field 2401 Ontario St.		7,490,024	13.6%	9.5%
Cleveland, Ohio 44115
David M. Dolan(3)(28)	CNYG Class A Stock	1,562,395	*
7 Glenmaro Lane		7,490,024	13.6%	9.6%
St. Louis, MO 63131

*	Less than 1%

(1)	Beneficial ownership of a security consists of sole or shared voting power (including the power to vote or direct the vote) and/or sole or shared investment power (including the power to dispose or direct the disposition) with respect to the security through any contract, arrangement, understanding, and relationship or otherwise. Unless indicated, beneficial ownership disclosed consists of sole voting and investment power. Beneficial ownership of CNYG Class A Stock is exclusive of the shares of CNYG Class A Stock that are issuable upon conversion of shares of CNYG Class B Stock.

(2)	Shares of CNYG Class B Stock are convertible into shares of CNYG Class A Stock at the option of the holder on a share for share basis. The holder of one share of CNYG Class A Stock has one vote per share at a meeting of our stockholders and the holder of one share of CNYG Class B Stock has 10 votes per share at a meeting of our stockholders, except in the separate elections of directors. Holders of CNYG Class A Stock have the right to elect 25% of the Board rounded up to the nearest whole director and the holders of CNYG Class B Stock have the right to elect the remaining members of the Board.

(3)

Members of the Dolan family have formed a “group” for purposes of Section 13D of the Securities and Exchange Act of 1934. The members of this group (the “Group Members”) are: Charles F. Dolan, individually and as a Trustee of the Charles F. Dolan 2008 Grantor Retained Annuity Trust #2 (the “2008 GRAT #2”) and the Charles F. Dolan 2009 Grantor Retained Annuity Trust #1 (the “2009 GRAT #1”); Helen A. Dolan; James L. Dolan; Thomas C. Dolan; Patrick F. Dolan; Kathleen M. Dolan, individually and as a Trustee of the Dolan Descendants Trust, the Dolan Grandchildren Trust,

Proxy Statement 2009 - Cablevision

the Dolan Spouse Trust, and the Dolan Progeny Trust (collectively, the “Family Trusts”), the DC James Trust, the DC Thomas Trust, the DC Patrick Trust, the DC Kathleen Trust, the DC Deborah Trust, the DC Marianne Trust, the CFD Trust No. 1, the CFD Trust No. 2, the CFD Trust No. 3, the CFD Trust No. 4, the CFD Trust No. 5 and the CFD Trust No. 6 and as the sole Trustee of the Charles Dolan 1989 Trust (for the benefit of Charles P. Dolan), the Ryan Dolan 1989 Trust and the Tara Dolan 1989 Trust; Marianne Dolan Weber; Deborah A. Dolan-Sweeney; Lawrence J. Dolan, as a Trustee of the Charles F. Dolan 2001 Family Trust (the “2001 Trust”); David M. Dolan, as Trustee of the 2001 Trust; Paul J. Dolan, as a Trustee of each of the Family Trusts, the DC Kathleen Trust, the DC James Trust, the CFD Trust No. 1 and the CFD Trust No. 6; Matthew J. Dolan, as a Trustee of the DC Marianne Trust, the DC Thomas Trust, the CFD Trust No. 3 and the CFD Trust No. 5; and Mary S. Dolan, as a Trustee of the DC Deborah Trust, the DC Patrick Trust, the CFD Trust No. 2 and the CFD Trust No. 4. The Group Members may be deemed to beneficially own an aggregate of 62,818,965 shares of CNYG Class A Stock as a result of their beneficial ownership of (i) 7,945,614 shares of CNYG Class A Stock (including 1,209,100 shares of restricted stock and 1,619,083 shares of CNYG Class A Stock issuable upon the exercise of options granted pursuant to the Company’s Employee Stock Plan, which on March 31, 2009, were unexercised but were exercisable within a period of 60 days) and (ii) 54,873,351 shares of CNYG Class A Stock issuable upon conversion of an equal number of shares of CNYG Class B Stock. See footnotes (4), (5), (6), (7), (8), (16), and (18) through (28).

(4)	Charles F. Dolan may be deemed to have the sole power to vote or direct the vote of and to dispose of or to direct the disposition of 1,391,461 shares of CNYG Class A Stock (including 526,400 shares of restricted stock and 829,200 shares of CNYG Class A Stock issuable upon exercise of options which on March 31, 2009 were unexercised but were exercisable within a period of 60 days), 15,590,000 shares of CNYG Class A Stock issuable upon conversion of an equal number of shares of CNYG Class B Stock owned personally, 5,235,059 shares of CNYG Class A Stock issuable upon conversion of an equal number of shares of CNYG Class B Stock owned by the 2008 GRAT #2, 4,500,000 shares of CNYG Class A Stock issuable upon conversion of an equal number of shares of CNYG Class B Stock owned by the 2009 GRAT #1, and the shared power to vote or direct the vote of and to dispose of or direct the disposition of 1,189,350 shares of CNYG Class A Stock owned by the Dolan Family Foundation. He disclaims beneficial ownership of the 1,189,350 shares of CNYG Class A Stock owned by the Dolan Family Foundation. See footnotes (5), (6) and (13).

(5)	Includes 5,235,059 shares of Class B Stock owned by the 2008 GRAT #2. The 2008 GRAT #2 was established on December 16, 2008 by Charles F. Dolan for estate planning purposes. Charles F. Dolan, as Trustee of the 2008 GRAT #2, has the sole power to vote and dispose of such shares. For two years, the 2008 #2 GRAT will pay to Charles F. Dolan, and in the event of his death, to his estate, a certain percentage of the fair market value of the property initially contributed to the 2008 GRAT #2. If Mr. Dolan is living at the expiration of the term of the 2008 GRAT #2, the remainder will pass into another trust for the benefit of the descendants of Charles F. Dolan. If Mr. Dolan is not living at the expiration of the term of the 2008 GRAT #2, the then principal of the 2008 GRAT #2 will pass to his estate.

(6)	Includes 4,500,000 shares of Class B Stock owned by the 2009 GRAT #1. The 2009 GRAT #1 was established on February 11, 2009 by Charles F. Dolan for estate planning purposes. Charles F. Dolan, as Trustee of the 2009 GRAT #1, has the sole power to vote and dispose of such shares. For two years, the 2009 GRAT #1 will pay to Charles F. Dolan, and in the event of his death, to his estate, a certain percentage of the fair market value of the property initially contributed to the 2009 GRAT #1. If Mr. Dolan is living at the expiration of the term of the 2009 GRAT #1, the remainder will pass into another trust for the benefit of the descendants of Charles F. Dolan. If Mr. Dolan is not living at the expiration of the term of the 2009 GRAT #1, the then principal of the 2009 GRAT #1 will pass to his estate.

Proxy Statement 2009 - Cablevision

(7)	Helen A. Dolan holds no CNYG Class A Stock or CNYG Class B Stock directly. She may be deemed to have the shared power to vote or direct the vote of and to dispose of or direct the disposition of 1,189,350 shares of CNYG Class A Stock owned by the Dolan Family Foundation, 1,391,461 shares of CNYG Class A Stock (including 526,400 shares of restricted stock and 829,200 shares of CNYG Class A Stock issuable upon exercise of options which on March 31, 2009 were unexercised but were exercisable within a period of 60 days) and 15,590,000 shares of CNYG Class A Stock issuable upon conversion of an equal number of shares of CNYG Class B Stock owned personally by her spouse, Charles F. Dolan, 5,235,059 shares of CNYG Class A Stock issuable upon conversion of an equal number of shares of CNYG Class B Stock owned by the 2008 GRAT #2 and 4,500,000 shares of CNYG Class A Stock issuable upon conversion of an equal number of shares of CNYG Class B Stock owned by the 2009 GRAT #1. She disclaims beneficial ownership of the 1,189,350 shares of CNYG Class A Stock owned by the Dolan Family Foundation, 1,391,461 shares of CNYG Class A Stock (including 526,400 shares of restricted stock and 829,200 shares of CNYG Class A Stock issuable upon exercise of options which on March 31, 2009 were unexercised but were exercisable within a period of 60 days), 15,590,000 shares of CNYG Class A Stock issuable upon conversion of an equal number of shares of CNYG Class B Stock owned personally by her spouse, 5,235,059 shares of CNYG Class A Stock issuable upon conversion of an equal number of shares of CNYG Class B Stock owned by the 2008 GRAT #2 and 4,500,000 shares of CNYG Class A Stock issuable upon conversion of an equal number of shares of CNYG Class B Stock owned by the 2009 GRAT #1. See footnotes (4), (5), and (6).

(8)	The Company has been informed that certain operating subsidiaries of GAMCO Investors, Inc. beneficially held, or exercised investment discretion over various institutional accounts which held an aggregate of 19,217,957 shares of CNYG Class A Stock as of December 31, 2008.

(9)	The Company has been informed that ClearBridge Advisors, LLC, an investment adviser, held sole voting power over 24,864,543 shares of CNYG Class A Stock and sole dispositive power over 30,488,514 shares of CNYG Class A Stock as of December 31, 2008

(10)	The Company has been informed that T. Rowe Price Associates, Inc. (“Price Associates”) held sole voting power over 6,271,381 and sole dispositive power over 35,037,924 shares of CNYG Class A Stock as of December 31, 2008. These securities are owned by various individual and institutional investors, which Price Associates serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(11)	The Company has been informed that M.A.M. Investments Ltd., Marathon Asset Management (Services) Ltd., Marathon Asset Management LLP, William James Arah, Jeremy John Hosking and Neil Mark Ostrer (collectively, “Marathon”) held as a group in accordance with Rule 13.d-1(b)(1)(ii)(J) 16,615,423 shares of CNYG Class A Stock. Marathon held sole voting and dispositive power over 730,000 shares of CNYG Class A Stock, shared voting power over 11,259,426 shares of CNYG Class A Stock and shared dispositive power over 15,885,423 shares of CNYG Class A Stock as of December 31, 2008. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Marathon is deemed to be the beneficial owner of such securities; however, Marathon expressly disaffirms membership in any group under Rule 13d-5 under the Securities Exchange Act of 1934, as amended.

(12)	The Company has been informed that Oppenheimer Funds, Inc. (“Oppenheimer”) an investment adviser in accordance with Rule 13d-1(b)(1)(ii)(E) of the Securities Exchange Act of 1934, held shared

Proxy Statement 2009 - Cablevision

voting and shared dispositive power over 13,638,281 shares of CNYG Class A Stock as of December 31, 2008. Oppenheimer disclaims beneficial ownership pursuant to Rule 13d-4 of the Securities Exchange Act of 1934.

(13)	Includes shares of CNYG Class A Stock issuable upon the exercise of options granted pursuant to the Company’s 2006 Employee Stock Plan and predecessor plans, which on March 31, 2009, were unexercised but were exercisable within a period of 60 days. These amounts include the following number of shares of CNYG Class A Stock for the following individuals: Mr. Charles F. Dolan 829,200; Mr. James L. Dolan 717,066 (does not include 14,000 options held by James Dolan’s spouse); Mr. Patrick F. Dolan 22,122; Mr. Thomas C. Dolan 0; Mr. Ratner 436,075; Mr. Rutledge 285,332; Mr. Huseby 61,732; and Mr. Sweeney 28,695; all executive officers and directors as a group 2,624,254.

(14)	Includes shares of CNYG Class A Stock issuable upon the exercise of options granted pursuant to the Company’s 2006 Stock Plan for Non-Employee Directors and predecessor plans. These amounts include the following number of shares of CNYG Class A Stock for the following individuals: Mr. Araskog 8,000; Mr. Biondi 8,000; Mr. Carter 0; Mr. Ferris 48,098; Mr. Reifenheiser 46,000; Mr. Ryan 46,000; Mr. Tese 48,098; Dr. Tow 8,000 and Ms. Dolan Weber 8,000.

(15)	Does not include restricted stock units granted under the Company’s 2006 Stock Plan for Non-Employee Directors and predecessor plans. These amounts include the following number of restricted stock units for the following individuals: Mr. Araskog 10,870; Mr. Biondi 10,870; Mr. Carter 7,307; Mr. Ferris 14,619; Mr. Reifenheiser 14,619; Mr. Ryan 14,619; Mr. Tese 14,619 Dr. Tow 10,870; Ms. Kathleen Dolan 4,232 and Ms. Dolan Weber 10,870.

(16)	James L. Dolan may be deemed to have the sole power to vote or direct the vote of and to dispose of or to direct the disposition of 1,638,760 shares of CNYG Class A Stock (including 531,800 shares of restricted stock and 717,066 shares of CNYG Class A Stock issuable upon exercise of options which on March 31, 2009 were unexercised but were exercisable within a period of 60 days), the shared power to vote or direct the vote of and to dispose of or direct the disposition of 56,727 shares of CNYG Class A Stock (including 30,000 shares of restricted stock and 14,000 shares of CNYG Class A Stock issuable upon exercise of options which on March 31, 2009 were unexercised but were exercisable within a period of 60 days owned by his spouse and 3,000 shares of CNYG Class A Stock owned jointly with his spouse) and an aggregate of 7,659 shares of CNYG Class A Stock held by his children. He disclaims beneficial ownership of the 7,659 shares of CNYG Class A Stock owned by his children and the 53,727 shares of CNYG Class A Stock (including 30,000 shares of restricted stock and 14,000 shares of CNYG Class A Stock issuable upon exercise of options which on March 31, 2009 were unexercised but were exercisable within a period of 60 days) owned by his spouse.

(17)	Includes an aggregate of 4,659 shares of CNYG Class A Stock owned by his children. Mr. Ratner disclaims beneficial ownership the 4,659 shares of CNYG Class A Stock owned by his children.

(18)	Patrick F. Dolan may be deemed to have the sole power to vote or direct the vote of and to dispose of or to direct the disposition of 149,234 shares of CNYG Class A Stock (including 41,500 shares of restricted stock and 22,122 shares of CNYG Class A Stock issuable upon exercise of options which on March 31, 2009 were unexercised but were exercisable within a period of 60 days) and the shared power to vote or direct the vote of and to dispose of or to direct the disposition of 1,728 shares of CNYG Class A Stock owned by the Daniel P. Mucci Trust for which he serves as co-trustee, 3,000 shares of CNYG Class A Stock owned jointly with his spouse and an aggregate of 3,000 shares of CNYG Class A Stock owned by his children. He disclaims beneficial ownership of the 1,728 shares of CNYG Class A Stock owned by the Daniel P. Mucci Trust and the 3,000 shares of CNYG Class A Stock owned by his children.

Proxy Statement 2009 - Cablevision

(19)	Deborah A. Dolan-Sweeney may be deemed to have the sole power to vote or direct the vote of and to dispose of or to direct the disposition of 7,881 shares of CNYG Class A Stock owned personally, the shared power to vote or direct the vote of and to dispose of or direct the disposition of 118,799 shares of CNYG Class A Stock (including 48,604 shares of CNYG Class A Stock, 41,500 shares of restricted stock and 28,695 shares of CNYG Class A Stock issuable upon exercise of options which on March 31, 2009 were unexercised but were exercisable within a period of 60 days) owned by her spouse, Brian G. Sweeney, and an aggregate of 9,000 shares of CNYG Class A Stock held in trust for her children. She disclaims beneficial ownership of the 118,799 shares of CNYG Class A Stock (including 48,604 shares of stock, the 41,500 shares of restricted stock and the 28,695 shares of CNYG Class A Stock issuable upon exercise of options which on March 31, 2009 were unexercised but were exercisable within a period of 60 days) owned by her spouse and the 9,000 shares of CNYG Class A Stock held in trust for her children.

(20)	Kathleen M. Dolan may be deemed to have the sole power to vote or direct the vote of and to dispose of or to direct the disposition of 6,381 shares of CNYG Class A Stock owned personally, the shared power to vote or direct the vote of and to dispose of or direct the disposition of 3,000 shares of CNYG Class A Stock owned jointly with her spouse, Brad Dorsogna, an aggregate of 3,000 shares of CNYG Class A Stock owned by her children, an aggregate of 181,881 shares of CNYG Class A Stock issuable upon conversion of an equal number of shares of CNYG Class B Stock owned by the Charles Dolan 1989 Trust (for the benefit of Charles P. Dolan), the Ryan Dolan 1989 Trust and the Tara Dolan 1989 Trust, an aggregate of 1,084,918 shares of CNYG Class A Stock owned by the CFD Trusts Nos. 1-6 and an aggregate of 21,876,387 shares of CNYG Class A Stock issuable upon conversion of an equal number of shares of CNYG Class B Stock owned by the Family Trusts, the DC James Trust, the DC Thomas Trust, the DC Patrick Trust, the DC Kathleen Trust, the DC Marianne Trust, the DC Deborah Trust and the CFD Trusts Nos. 1-6. She disclaims beneficial ownership of an aggregate of 1,084,918 shares of CNYG Class A Stock owned by the CFD Trusts Nos. 1-6, an aggregate of 22,058,268 shares of CNYG Class A Stock issuable upon conversion of an equal number of shares of CNYG Class B Stock owned by the Family Trusts, the DC James Trust, the DC Thomas Trust, the DC Patrick Trust, the DC Kathleen Trust, the DC Marianne Trust, the DC Deborah Trust, the CFD Trusts Nos. 1-6, the Charles Dolan 1989 Trust (for the benefit of Charles P. Dolan), the Ryan Dolan 1989 Trust and the Tara Dolan 1989 Trust and the 3,000 shares of CNYG Class A Stock owned by her children.

(21)	Marianne Dolan Weber may be deemed to have the sole power to vote or direct the vote of and to dispose of or to direct the disposition of 7,881 shares of CNYG Class A Stock owned personally, the shared power to vote or direct the vote of and to dispose of or direct the disposition of 1,500 shares of CNYG Class A Stock owned by her spouse and 1,500 shares of CNYG Class A Stock owned by her child. She disclaims beneficial ownership of the 1,500 shares of CNYG Class A Stock owned by her spouse and the 1,500 shares of CNYG Class A Stock owned by her child.

(22)

Brad Dorsogna may be deemed to have the shared power to vote or direct the vote of and to dispose of or direct the disposition of 3,000 shares of CNYG Class A Stock owned jointly with his spouse, Kathleen M. Dolan, 6,381 shares of CNYG Class A Stock owned directly by his spouse, an aggregate of 3,000 shares of CNYG Class A Stock owned by his children, an aggregate of 181,881 shares of CNYG Class A Stock issuable upon conversion of an equal number of shares of CNYG Class B Stock owned by the Charles Dolan 1989 Trust (for the benefit of Charles P. Dolan), the Ryan Dolan 1989 Trust and the Tara Dolan 1989 Trust, an aggregate of 1,084,918 shares of CNYG Class A Stock owned by the CFD Trusts Nos. 1-6 and an aggregate of 21,876,387 shares of CNYG Class A Stock issuable upon conversion of an equal number of shares of CNYG Class B Stock owned by the Family Trusts, the DC James Trust, the DC Thomas Trust, the DC Patrick Trust, the DC Kathleen Trust, the DC Marianne Trust, the DC Deborah Trust and the CFD Trusts Nos. 1-6 of which his spouse is a Trustee.

Proxy Statement 2009 - Cablevision

He disclaims beneficial ownership of an aggregate of 1,084,918 shares of CNYG Class A Stock owned by the CFD Trusts Nos. 1-6, an aggregate of 22,058,268 shares of CNYG Class A Stock issuable upon conversion of an equal number of shares of CNYG Class B Stock owned by the Family Trusts, the DC James Trust, the DC Thomas Trust, the DC Patrick Trust, the DC Kathleen Trust, the DC Marianne Trust, the DC Deborah Trust, the CFD Trusts Nos. 1-6, the Charles Dolan 1989 Trust (for the benefit of Charles P. Dolan), the Ryan Dolan 1989 Trust and the Tara Dolan 1989 Trust of which his spouse is a Trustee, the 6,381 shares of CNYG Class A Stock owned by his spouse and the 3,000 shares of CNYG Class A Stock owned by his children.

(23)	Brian G. Sweeney may be deemed to have the sole power to vote or direct the vote of and dispose or direct the disposition of 118,799 shares of CNYG Class A Stock (including 48,604 shares of CNYG Class A Stock, 41,500 shares of restricted stock and 28,695 shares of CNYG Class A Stock issuable upon exercise of options which on March 31, 2009 were unexercised but were exercisable within a period of 60 days) owned personally, the shared power to vote or direct the vote of and to dispose of or direct the disposition of 7,881 shares of CNYG Class A Stock owned directly by his spouse, Deborah Dolan-Sweeney, and an aggregate of 9,000 shares of CNYG Class A Stock held in trust for his children for which he serves as co-trustee. He disclaims beneficial ownership of the 7,881 shares of CNYG Class A Stock owned directly by his spouse and the 9,000 shares of CNYG Class A Stock held in trusts for his children for which he serves as co-trustee.

(24)	Paul J. Dolan may be deemed to have the sole power to vote or direct the vote of and to dispose of or to direct the disposition of an aggregate of 14,236 shares of CNYG Class A Stock held as custodian for his children, 448,770 shares of CNYG Class A Stock owned by the CFD Trust No. 10 and the shared power to vote or direct the vote of and to dispose of or direct the disposition of 17,429 shares of CNYG Class A Stock owned jointly with his spouse, an aggregate of 351,003 shares of CNYG Class A Stock owned by the CFD Trust Nos. 1 and 6, and an aggregate of 7,385,358 shares of CNYG Class A Stock issuable upon conversion of an equal number of shares of CNYG Class B Stock owned by the Family Trusts, the DC James Trust, the DC Kathleen Trust and the CFD Trust Nos. 1 and 6. He disclaims beneficial ownership of the 14,236 shares of CNYG Class A Stock held as custodian for his children, the 448,770 shares of CNYG Class A Stock owned by the CFD Trust No. 10, an aggregate of 351,003 shares of CNYG Class A Stock owned by the CFD Trust Nos. 1 and 6, and an aggregate of 7,385,358 shares of CNYG Class B Stock owned by the Family Trusts, the DC James Trust, the DC Kathleen Trust and the CFD Trust Nos. 1 and 6.

(25)	Mary S. Dolan may be deemed to have the sole power to vote or direct the vote and to dispose of or direct the disposition of 11,750 shares of CNYG Class A Stock held as custodian for her children, the shared power to vote or direct the vote of and to dispose of or direct the disposition of 26,837 shares of CNYG Class A Stock owned jointly with her spouse, an aggregate of 382,912 shares of CNYG Class A Stock owned by CFD Trust Nos. 2 and 4 and an aggregate of 7,219,987 shares of CNYG Class A Stock issuable upon conversion of an equal number of shares of CNYG Class B Stock owned by the DC Deborah Trust, DC Patrick Trust, and CFD Trust Nos. 2 and 4. She disclaims beneficial ownership of an aggregate of 11,750 shares of CNYG Class A Stock held as custodian for her children, an aggregate of 382,912 shares of CNYG Class A Stock owned by CFD Trust Nos. 2 and 4 and an aggregate of 7,219,987 shares of CNYG Class A Stock issuable upon the conversion of CNYG Class B Stock owned by the DC Deborah Trust, the DC Patrick Trust, and CFD Trust Nos. 2 and 4.

(26)

Matthew J. Dolan may be deemed to have the sole power to vote or direct the vote of and to dispose of or to direct the disposition of 3,900 shares of CNYG Class A Stock owned personally, 2,450 shares of CNYG Class A Stock held as custodian for his child, the shared power to vote or direct the vote of and to dispose of or direct the disposition of an aggregate of 351,003 shares of CNYG Class A Stock

Proxy Statement 2009 - Cablevision

owned by the CFD Trust Nos. 3 and 5 and an aggregate of 7,271,042 shares of CNYG Class A Stock issuable upon conversion of an equal number of shares of CNYG Class B Stock owned by the DC Marianne Trust, the DC Thomas Trust, and the CFD Trust Nos. 3 and 5. He disclaims beneficial ownership of the 2,450 shares of CNYG Class A Stock held as custodian for his child, an aggregate of 351,003 shares of CNYG Class A Stock owned by the CFD Trust Nos. 3 and 5 and an aggregate of 7,271,042 shares of CNYG Class A Stock issuable upon conversion of an equal number of shares of CNYG Class B Stock owned by the DC Marianne Trust, the DC Thomas Trust, and the CFD Trust Nos. 3 and 5.

(27)	Lawrence J. Dolan may be deemed to have the shared power to vote or direct the vote of and to dispose of or direct the disposition of 3,000 shares of CNYG Class A Stock owned jointly with his spouse. He may be deemed to have the shared power to vote or direct the vote of and to dispose of or direct the disposition of 319,086 shares of CNYG Class A Stock owned by the 2001 Trust and 7,490,024 shares of CNYG Class A Stock issuable upon conversion of an equal number of shares of CNYG Class B Stock owned by the 2001 Trust. He disclaims beneficial ownership of the 319,086 shares of CNYG Class A Stock owned by the 2001 Trust and the 7,490,024 shares of CNYG Class A Stock issuable upon conversion of an equal number of shares of CNYG Class B Stock owned by the 2001 Trust.

(28)	David M. Dolan may be deemed to have the sole power to vote or direct the vote of and to dispose of or to direct the disposition of 20,986 shares of CNYG Class A Stock owned by the David M. Dolan Revocable Trust and 1,196,823 shares of CNYG Class A Stock owned by the Charles F. Dolan Charitable Remainder Trust, the shared power to vote or direct the vote of and to dispose of or direct the disposition of 21,000 shares of CNYG Class A Stock owned by the Ann H. Dolan Revocable Trust, 1,500 shares of CNYG Class A Stock held by his spouse as custodian for a child, 319,086 shares of CNYG Class A Stock owned by the 2001 Trust, 7,490,024 shares of CNYG Class A Stock issuable upon conversion of an equal number of shares of CNYG Class B Stock owned by the 2001 Trust and 3,000 shares of CNYG Class A Stock owned jointly with his spouse. He disclaims beneficial ownership of the 1,196,823 shares of CNYG Class A Stock owned by the Charles F. Dolan Charitable Remainder Trust, the 21,000 shares of CNYG Class A Stock owned by the Ann H. Dolan Revocable Trust, the 1,500 shares of CNYG Class A Stock held by his spouse as custodian for a child, the 319,086 shares of CNYG Class A Stock owned by the 2001 Trust, and the 7,490,024 shares of CNYG Class A Stock issuable upon conversion of an equal number of shares of CNYG Class B Stock owned by the 2001 Trust.

The Dolan family interests (other than Charles F. Dolan and certain trusts) have agreed with the Company that in the case of any sale or disposition by Dolan family interests (other than Charles F. Dolan and certain trusts) of shares of Class B common stock to a holder other than Charles F. Dolan or Dolan family interests, the Class B common stock will be converted on the basis of one share of Class A common stock for each share of Class B common stock.

Charles F. Dolan, members of his family and related family entities, by virtue of their ownership of Class B common stock, are able collectively to control stockholder decisions on matters in which holders of Class A common stock and Class B common stock vote together as a class, and to elect up to 75% of the Company’s Board. In addition, Charles F. Dolan, members of the Dolan family and related family entities entered into a Class B Stockholders Agreement which has the effect of causing the voting power of these Class B stockholders to be cast as a block for the election of Class B directors and any change of control transaction. A purpose of this agreement is to consolidate the Dolan family control of the Company.

Proxy Statement 2009 - Cablevision

Registration Rights. The Company has granted to each of Charles F. Dolan, certain Dolan family interests and the Dolan Family Foundation the right to require the Company to register, at any time prior to the death of both Charles F. Dolan and his spouse, the shares of Class A common stock held by them, provided that the shares requested to be registered shall have an aggregate market value of at least $3,000,000. There is no limitation on the number or frequency of the registrations that such parties can demand pursuant to the preceding sentence. After the death of both Charles F. Dolan and his spouse, such parties will be permitted one additional registration. In addition, the Company has granted such parties “piggyback” rights pursuant to which they may require the Company to register their holdings of Class A common stock on any registration statement with respect to an offering by the Company or any security holder thereof (other than a registration statement on Form S-8 and S-4 or any successor form thereto).

The demand and “piggyback” registration rights referred to above are subject to certain limitations, which are intended to prevent undue interference with the Company’s ability to distribute securities.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Pursuant to regulations promulgated by the Securities and Exchange Commission, the Company is required to identify, based solely on a review of reports filed under Section 16(a) of the Securities Exchange Act of 1934, each person who, at any time during its fiscal year ended December 31, 2008, was a director, officer or beneficial owner of more than 10% of the Company’s Class A common stock that failed to file on a timely basis any such reports. Based on such review, the Company is aware of no such failure.

Matters To Be Raised At The 2009 Annual Meeting Not Included In This Proxy Statement

We do not know of any matters to be acted upon at the meeting other than those discussed in this proxy statement. If any other matter is presented, proxy holders will vote on the matter in their discretion.

Under our by-laws, in order to properly bring a proposal before the annual meeting, a stockholder must give the Company notice of the proposal not less than 60, nor more than 90 days prior to the date of the meeting. If, however, less than 70 days prior notice of the meeting date is given to stockholders, stockholders may notify the Company of a proposal up until the tenth day following the announcement. Under these criteria, stockholders have until April 18, 2009, to provide the Company with notice of a matter to be brought before the 2009 annual meeting.

Stockholder Proposals for 2010 Annual Meeting

Stockholders who, in accordance with Rule 14a-8 of the Securities and Exchange Commission, wish to present proposals at our 2010 annual meeting and wish to have those

Proxy Statement 2009 - Cablevision

proposals included in the proxy materials to be distributed by us in connection with our 2010 annual meeting must submit their proposals to Cablevision Systems Corporation, Corporate Secretary, 1111 Stewart Avenue, Bethpage, New York 11714 on or before December 11, 2009. Any such proposal must meet the requirements set forth in the rules and regulations of the Securities and Exchange Commission, including Rule 14a-8, in order for such proposal to be eligible for inclusion in our 2010 proxy statement.

As described above under “Matters To Be Raised At The 2009 Annual Meeting Not Included In This Proxy Statement,” in accordance with our by-laws, in order to be properly brought before the 2010 annual meeting, regardless of inclusion in our proxy statement, notice of the matter the stockholder wishes to present must be delivered to Cablevision Systems Corporation, Corporate Secretary, 1111 Stewart Avenue, Bethpage, New York 11714, not less than 60 nor more than 90 days prior to the date of the annual meeting. If, however the date of the meeting is publicly announced or disclosed less than 70 days prior to the date of the meeting, such notice must be given not more than ten days after such date is first so announced or disclosed.

Annual Report on Form 10-K

WE WILL FURNISH (UPON PAYMENT OF A REASONABLE CHARGE FOR ANY EXHIBIT REQUESTED) A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2008, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, TO ANY STOCKHOLDER WHO REQUESTS ONE IN WRITING. Any such request should be directed to Cablevision Systems Corporation, Investor Relations, 1111 Stewart Avenue, Bethpage, New York, 11714.

Victoria D. Salhus

Senior Vice President,

Deputy General Counsel

and Secretary

Bethpage, New York

April 8, 2009

Proxy Statement 2009 - Cablevision

Exhibit A

Cablevision Systems Corporation 2006 Employee Stock Plan1

1. Purpose.  The purpose of the Cablevision Systems Corporation 2006 Employee Stock Plan is to compensate employees of the Company and its Affiliates who are and have been largely responsible for the management and growth of the business of the Company and its Affiliates and to advance the interest of the Company by encouraging and enabling the acquisition of a personal proprietary interest in the Company by employees upon whose judgment and keen interest the Company and its Affiliates are largely dependent for the successful conduct of their operations. It is anticipated that such compensation and the acquisition of such proprietary interest in the Company will stimulate the efforts of such employees on behalf of the Company and its Affiliates, and strengthen their desire to remain with the Company and its Affiliates. It is also expected that such compensation and the opportunity to acquire such a proprietary interest will enable the Company and its Affiliates to attract and retain desirable personnel.

2. Definitions.  When used in this Plan, unless the context otherwise requires:

(a) “Affiliate” shall mean (i) any Entity controlling, controlled by, or under common control with the Company or any other Affiliate and (ii) any Entity in which the Company owns at least five percent of the outstanding equity interest of such Entity.

(b) “Award” shall mean an Option, Right, Restricted Share or Restricted Stock Unit or other equity based award which is granted or made under the Plan.

(c) “Award Agreement” shall mean an agreement which may be entered into by a Participant under the Plan and the Company, setting forth the terms and provisions applicable to Awards granted to such Participant.

(d) “Board of Directors” shall mean the Board of Directors of the Company, as constituted at any time.

(e) “Committee” shall mean the Compensation Committee of the Board of Directors, as described in Section 3.

(f) “Company” shall mean Cablevision Systems Corporation, a Delaware corporation.

(g) “Consent” shall mean (i) any listing, registration or qualification requirement in respect of an Award or Share with respect to any securities exchange or under any federal, state or local law, rule or regulation, (ii) any and all written agreements and representations by the Participant with respect to the disposition of Shares, or with

[1]	This copy of the 2006 Employee Stock Plan reflects amendments made to the plan in 2006 and 2009 as well as the amendments discussed under “Proposal 3” in the Proxy Statement.

Proxy Statement 2009 - Cablevision

respect to any other matter, which the Committee may deem necessary or desirable to comply with the terms of any such listing, registration or qualification requirement or to obtain an exemption therefrom, (iii) any and all other consents, clearances and approvals in respect of an action under the Plan by any governmental or other regulatory body or any stock exchange or self-regulatory agency, (iv) any and all consents by the Participant to (A) the Company’s supplying to any third party record keeper of the Plan such personal information as the Committee deems advisable to administer the Plan and (B) the Company’s imposing sales and transfer procedures and restrictions on Shares delivered under the Plan and (v) any and all other consents or authorizations required to comply with, or required to be obtained under law.

(h) “Entity” shall mean any business, corporation, partnership, limited liability company or other entity.

(i) “Fair Market Value” on a specified date shall mean the closing price for a Share on the stock exchange, if any, on which such Shares are primarily traded, but if no Shares were traded on such date, the average of the bid and asked closing prices at which one Share is traded on the over-the-counter market, as reported on the National Association of Securities Dealers Automated Quotation System, or, if none of the above is applicable, the value of a Share as established by the Committee for such date using any reasonable method of valuation.

(j) “GAAP” shall mean accounting principles generally accepted in the United States of America.

(k) “Internal Revenue Code” shall mean the Internal Revenue Code of 1986, as amended.

(l) “Options” shall mean the stock options granted pursuant to Section 6 hereof.

(m) “Participant” shall mean any employee or former employee of the Company or any Affiliate who holds an outstanding Award granted under the Plan.

(n) “Performance Criteria” shall mean a goal or goals established by the Committee and measured over a period or periods selected by the Committee, such goal(s) to constitute a requirement that must be met in connection with the vesting, exercise and/or payment of an Award under the Plan as specified by the Committee. To the extent that an Award of Restricted Shares or Restricted Stock Units or another stock based award (other than Options and Rights) is intended to satisfy the requirements for deductibility under Section 162(m) of the Internal Revenue Code, the Performance Criteria with respect to such Award shall be related to measures of one or more of the criteria listed below. Such criteria may be determined by reference to the performance of the Company, an Affiliate or a business unit, product or service thereof or any

Proxy Statement 2009 - Cablevision

combination of the foregoing. Such criteria may also be measured on a per customer, subscriber, homes passed, basic or diluted share basis or any combination of the foregoing and may reflect absolute performance, incremental performance or comparative performance to other companies (or their products or services) determined on a gross, net, GAAP or non-GAAP basis, with respect to one or more of the following: (i) net or operating income or other measures of profit; (ii) measures of revenue; (iii) earnings before interest, taxes, depreciation and amortization (EBITDA); (iv) cash flow, free cash flow, adjusted operating cash flow and similar measures; (v) return on equity, investment, assets or capital; (vi) gross or operating margins or savings; (vii) performance relative to budget, forecast or market expectations; (viii) market share or penetration, subscriber or customer acquisition or retention, ratings, viewership, facilities utilization or attendance; (ix) sports team performance; (x) operating metrics relating to sales, installations or customer service or satisfaction; (xi) capital spending management, network upgrades or product or service deployments; (xii) a specified increase in the Fair Market Value of the Shares; (xiii) a specified increase in the private market value of the Company; (xiv) Share price; (xv) earnings per share and/or (xvi) total shareholder return.

(o) “Plan” shall mean this Cablevision Systems Corporation 2006 Employee Stock Plan, as amended from time to time.

(p) “Prior Plan” shall mean the Employee Stock Plan.

(q) “Restricted Period” shall mean the period of time during which Restrictions shall apply to a Restricted Share, as determined by the Committee pursuant to Section 9 hereof.

(r) “Restricted Shares” shall mean the Shares awarded pursuant to Section 9 hereof that are subject to restrictions upon their sale, assignment, transfer, pledge or other disposal or encumbrance as determined by the Committee.

(s) “Restricted Stock Units” shall mean awards made pursuant to Section 10 hereof, each such unit representing an unfunded and unsecured promise to deliver a Share (or cash or other property equal in value to the Share).

(t) “Restrictions” shall mean the restrictions upon sale, assignment, transfer, pledge or other disposal or encumbrance on a Restricted Share as determined by the Committee in respect of an Award of a Restricted Share pursuant to Section 9 hereof.

(u) “Rights” shall mean stock appreciation rights granted pursuant to Section 7 of the Plan.

(v) “Share” shall mean a share of Cablevision NY Group Class A Common Stock, par value $0.01 per share.

Proxy Statement 2009 - Cablevision

(w) “Subsidiary” shall mean any “subsidiary corporation,” as defined in Section 424(f) of the Internal Revenue Code.

3. Administration.  (a) The Plan shall be administered by the Committee, which shall consist of at least two members of the Board of Directors who shall be appointed by, and shall serve at the pleasure of, the Board of Directors. Except as otherwise determined by the Board of Directors, the members of the Committee shall be “non-employee directors”, as defined in Rule 16b-3 of the Securities Exchange Act of 1934 (the “Exchange Act”), and “outside directors” as defined in Section 162(m) of the Internal Revenue Code; provided, however, that the failure of the Committee to be so comprised shall not cause any Award to be invalid. The Committee may delegate any of its powers under the Plan to a subcommittee of the Committee (which hereinafter shall also be referred to as the Committee). The Committee may also delegate to any person who is not a member of the Committee or to any administrative group within the Company, any of its powers, responsibilities or duties. In delegating its authority, the Committee shall consider the extent to which any delegation may cause Awards to fail to be deductible under Section 162(m) of the Internal Revenue Code or to fail to meet the requirements of Rule 16(b)-3(d)(1) or Rule 16(b)-3(e) under the Exchange Act.

(b) The Committee shall have full authority, subject to the terms of the Plan (including Section 19), to (a) exercise all of the powers granted to it under the Plan, (b) construe, interpret and implement the Plan and all Awards and Award Agreements, (c) prescribe, amend and rescind rules and regulations relating to the Plan, including rules governing its own operations, (d) make all determinations necessary or advisable in administering the Plan, (e) correct any defect, supply any omission and reconcile any inconsistency in the Plan, (f) amend the Plan, (g) grant Awards and determine who shall receive Awards and the terms and conditions of such Awards, including, but not limited to, conditioning the exercise, vesting, payout or other term or condition of an Award on the achievement of Performance Criteria, (h) amend any outstanding Award in any respect, including, without limitation, to (1) accelerate the time or times at which the Award becomes vested or unrestricted or may be exercised or at which Shares are delivered under the Award (and, without limitation on the Committee’s rights, in connection with such acceleration, the Committee may provide that any Shares delivered pursuant to such Award shall be Restricted Shares, which are subject to vesting, transfer, forfeiture or repayment provisions similar to those in the Participant’s underlying Award) or (2) waive or amend any goals, restrictions, conditions or Performance Criteria (subject to the requirements of Section 162(m) of the Internal Revenue Code, if applicable to the Award) applicable to such Award, or impose new goals or restrictions and (i) determine at any time whether, to what extent and under what circumstances and method or methods (1) Awards may be (A) settled in cash, Shares, other securities, other Awards or other property, (B) exercised or (C) canceled, forfeited or suspended or (2) Shares, other securities, cash, other Awards or other property and other amounts payable with respect to an Award may be deferred either automatically or at the election

Proxy Statement 2009 - Cablevision

of the participant or of the Committee. The enumeration of the foregoing powers is not intended and should not be construed to limit in any way the authority of the Committee under the Plan which is intended, to the fullest extent permitted by law, to be plenary. The Plan, and all such rules, regulations, determinations and interpretations, shall be binding and conclusive upon the Company, its stockholders and all Participants, and upon their respective legal representatives, heirs, beneficiaries, successors and assigns and upon all other persons claiming under or through any of them.

(c) No member of the Board of Directors or the Committee or any employee of the Company or any of its Affiliates (each such person a “Covered Person”) shall have any liability to any person (including, without limitation, any Participant) for any action taken or omitted to be taken or any determination made in good faith with respect to the Plan or any Award. Each Covered Person shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense (including attorneys’ fees) that may be imposed upon or incurred by such Covered Person in connection with or resulting from any action, suit or proceeding to which such Covered Person may be a party or in which such Covered Person may be involved by reason of any action taken or omitted to be taken under the Plan and against and from any and all amounts paid by such Covered Person, with the Company’s approval, in settlement thereof, or paid by such Covered Person in satisfaction of any judgment in any such action, suit or proceeding against such Covered Person; provided that, the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding and, once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of the Company’s choice. The foregoing right of indemnification shall not be available to a Covered Person to the extent that a court of competent jurisdiction in a final judgment or other final adjudication, in either case, not subject to further appeal, determines that the acts or omissions of such Covered Person giving rise to the indemnification claim resulted from such Covered Person’s bad faith, fraud or willful criminal act or omission. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which Covered Persons may be entitled under the Company’s Certificate of Incorporation or by-laws, as a matter of law, or otherwise, or any other power that the Company may have to indemnify such persons or hold them harmless.

4. Participants.  Except as hereinafter provided, all employees of the Company and its Affiliates shall be eligible to receive Awards under the Plan, except that Options that are intended to qualify as incentive stock options within the meaning of Section 422 of the Internal Revenue Code shall be granted only to employees of the Company or a Subsidiary. Nothing herein contained shall be construed to prevent the making of one or more Awards at the same or different times to the same employee.

5. Share Limitations.  (a) The Committee may make Awards under this Plan for up to an aggregate number of 46,000,000 Shares, which may be either treasury Shares or authorized

Proxy Statement 2009 - Cablevision

but unissued Shares. To the extent that (i) an Award (under this Plan or the Prior Plan) shall be paid, settled or exchanged or shall expire, lapse, terminate or be cancelled for any reason without the issuance of Shares, (ii) any Shares under an Award (under this Plan or the Prior Plan) are not issued because of payment or withholding obligations or (iii) Restricted Shares (under this Plan or the Prior Plan) shall revert back to the Company prior to the lapse of the Restrictions or be applied by the Company for purposes of tax withholding obligations, then the Committee may also grant Awards with respect to such Shares or Restricted Shares. Awards payable only in cash or property other than Shares shall not reduce the aggregate remaining number of Shares with respect to which Awards may be made under the Plan and Shares relating to any other Awards that are settled in cash or property other than Shares, when settled, shall be added back to the aggregate remaining number of Shares with respect to which Awards may be made under the Plan. The maximum number of Shares that may be issued under the Plan shall be adjusted by the Committee as appropriate to account for the events provided for in Section 12 hereof. Any Shares with respect to which the Company becomes obligated to make Awards through the assumption of, or in substitution for, outstanding awards previously granted by an acquired entity, shall not count against the Shares available to be delivered pursuant to Awards under this Plan.

(b) In no event shall any Participant be granted Awards during any one (1) calendar year for, or that relate to, an aggregate number of Shares exceeding 2,000,000. The maximum number of Shares underlying Awards that may be granted to an individual in any one (1) calendar year under the Plan shall be adjusted by the Committee as appropriate to account for the events provided for in Section 12 hereof.

6. Options.  Options granted under the Plan shall be either incentive stock options, within the meaning of Section 422 of the Internal Revenue Code, or non-qualified options, as determined by the Committee in its sole discretion.

(a) Terms and Conditions.  The form, terms and conditions of each Option shall be determined by the Committee and shall be set forth in an Award Agreement. Such terms and conditions may include, without limitation, provisions relating to the vesting and exercisability of such Options as well as the conditions or circumstances upon which such Options may be accelerated, extended, forfeited or otherwise modified. The Committee may, in its sole discretion, establish one or more conditions to the vesting or exercise of an Option including, without limitation, conditions the satisfaction of which are measured by Performance Criteria; provided that, if such Option is designated as an incentive stock option, then such condition or conditions shall not be inconsistent with Section 422 of the Internal Revenue Code. Unless the Award Agreement specifies that the Option is an incentive stock option, it shall be a non-qualified stock option. All or any part of any Options granted to any Participant may be made exercisable upon the occurrence of such special circumstances or events as determined in the sole discretion of the Committee.

Proxy Statement 2009 - Cablevision

(b) Exercise Price for Options.  The exercise price per Share of the Shares to be purchased pursuant to any Option shall be fixed by the Committee at the time an Option is granted, but in no event shall it be less than the Fair Market Value of a Share on the day on which the Option is granted. Such exercise price shall thereafter be subject to adjustment as required by the Award Agreement relating to each Option or Section 12 hereof.

(c) Duration of Options.  The duration of any Option granted under this Plan shall be for a period fixed by the Committee but shall, except as described in the next sentence, in no event be more than ten (10) years. Notwithstanding the foregoing, an Award Agreement may provide that, in the event the Participant dies while the Option is outstanding, the Option will remain outstanding until the first anniversary of the Participant’s date of death, and whether or not such first anniversary occurs prior to or following the expiration of ten (10) years from the date the Option was granted.

(d) Incentive Stock Options Granted to Ten Percent Stockholders.  To the extent required by Section 422 of the Internal Revenue Code, no Option which is intended to qualify as an incentive stock option shall be granted under this Plan to any employee who, at the time the Option is granted, owns, or is considered owning, within the meaning of Section 422 of the Internal Revenue Code, shares possessing more than ten percent (10%) of the total combined voting power or value of all classes of stock of the Company or any Subsidiary, unless the exercise price under such Option is at least one hundred and ten percent (110%) of the Fair Market Value of a Share on the date such Option is granted and the duration of such option is no more than five (5) years.

(e) Initial Exercisability Limitation.  The aggregate Fair Market Value (determined at the time that an Option is granted) of the Shares with respect to incentive stock options granted in any calendar year under all stock option plans of the Company or any corporation which (at the time of the granting of such incentive stock option) was a parent or Subsidiary of the Company, or of any predecessor corporation of any such corporation, which are exercisable for the first time by a Participant during any calendar year shall not exceed $100,000, or, if different, the maximum allowed under Section 422 of the Internal Revenue Code.

(f) Settlement of an Option.  When an Option is exercised pursuant to Section 8 hereof, the Committee, in its sole discretion, may elect, in lieu of issuing Shares pursuant to the terms of the Option, to settle the Option by paying the Participant an amount equal to the product obtained by multiplying (i) the excess of the Fair Market Value of one Share on the date the Option is exercised over the exercise price of the Option (the “Option Spread”) by (ii) the number of Shares with respect to which the Option is exercised. The amount payable to the Participant in these circumstances shall be paid by the Company either in cash or in Shares having a Fair Market Value equal to the Option Spread, or a combination thereof, as the Committee shall determine at the time the Option is exercised or at the time the Option is granted.

Proxy Statement 2009 - Cablevision

7. Rights.  The Committee may grant to employees the right to receive such number of Rights, as determined by the Committee in its sole discretion.

(a) Terms and Conditions.  The form, terms and conditions of each Right shall be determined by the Committee and shall be set forth in an Award Agreement. Such terms and conditions may include, without limitation, provisions relating to the vesting and exercisability of such Rights as well as the conditions or circumstances upon which such Rights may be accelerated, extended, forfeited or otherwise modified. The Committee may, in its sole discretion, establish one or more conditions to the vesting or exercise of a Right including, without limitation, conditions the satisfaction of which are measured by Performance Criteria. All or any part of any outstanding Rights granted to any Participant may be made exercisable upon the occurrence of such special circumstances or events as determined in the sole discretion of the Committee.

(b) Exercise Price for Rights.  The exercise price of each Right shall be fixed by the Committee at the time a Right is granted, but in no event shall it be less than the Fair Market Value of a Share on the day on which the Right is granted. Such exercise price shall thereafter be subject to adjustment as required by the Award Agreement relating to each Right or Section 12 hereof.

(c) Duration of Rights.  The duration of any Right granted under this Plan shall be for a period fixed by the Committee but shall, except as described in the next sentence, in no event be more than ten (10) years. Notwithstanding the foregoing, an Award Agreement may provide that, in the event the Participant dies while the Right is outstanding, the Right will remain outstanding until the first anniversary of the Participant’s date of death, and whether or not such first anniversary occurs prior to or following the expiration of ten (10) years from the date the Right was granted.

(d) Settlement of Rights.  Upon the exercise of any Rights, the Participant shall be entitled to receive from the Company an amount equal to the product obtained by multiplying (i) the excess of the Fair Market Value of one Share on the date the Rights are exercised over the exercise price of the related Right by (ii) the number of Shares to which such Rights are related. Such amount shall be paid in cash, in Shares having a Fair Market Value equal to such amount, or a combination of cash and Shares, as the Committee shall determine at the time the Right is exercised or at the time the Right is granted.

8. Exercise of Options and Rights.  (a) An Option or Right shall be exercised by the delivery to any person who has been designated by the Company for the purpose of receiving the same, of a written notice duly signed by the Participant (or the representative of the estate or the heirs of a deceased Participant) to such effect (or electronic notice in a manner, if any, previously approved by the Company). Unless the Company chooses to settle an Option in cash, Shares or a combination thereof pursuant to Section 6(f) hereof, the Participant shall be required to deliver to the Company, within five (5) days of the delivery of the notice described

Proxy Statement 2009 - Cablevision

above, either cash, a check payable to the order of the Company, Shares duly endorsed over to the Company (which Shares shall be valued at their Fair Market Value as of the date preceding the day of such exercise) or any combination of such methods of payment, which together amount to the full exercise price of the Shares purchased pursuant to the exercise of the Option. Notwithstanding the preceding sentence, the Company and the Participant may agree upon any other reasonable manner of providing for payment of the exercise price of the Option.

(b) Except to the extent the Committee chooses to settle any Option or Right in cash pursuant to Section 6(f) or 7(d) hereof, within a reasonable time after exercise of an Option or Right the Company shall either issue to the Participant a certificate representing the Shares purchased pursuant to the exercise of the Option or Right or credit the number of such Shares to a book-entry account. To the extent the Committee chooses to settle any Option or Right in cash pursuant to Section 6(f) or 7(d), within a reasonable time after exercise of an Option or Right the Company shall cause to be delivered to the person entitled thereto a payment for the amount payable pursuant to the exercise of the Option or Right.

9. Restricted Shares.  The Committee may grant to employees the right to receive such number of Restricted Shares, as determined by the Committee in its sole discretion.

(a) Issuance; Terms and Conditions.  The form, terms and conditions of each Restricted Share shall be determined by the Committee and shall be set forth in an Award Agreement. Such terms and conditions may include, without limitation, the Restrictions upon such Restricted Shares, the dates as of which Restrictions upon such Restricted Shares will cease, and the conditions or circumstances upon which such Restricted Shares will be forfeited or otherwise modified. The Committee may, in its sole discretion, establish one or more Restrictions to the vesting of a Restricted Share that relate to the satisfaction of Performance Criteria.

(b) Payment of Par Value.  To the extent a Participant is required by law to pay to the Company the par value of a Restricted Share, such Participant shall have forty-five (45) business days from the date of such grant to pay to the Company, in cash or by check, an amount equal to the par value of a Share multiplied by the number of Shares or Restricted Shares which have been granted to the employee by the Committee. In such instances, if the Participant fails to make payment to the Company for such Shares or Restricted Shares within forty-five (45) business days of the grant thereof, the Company shall withhold, or shall cause to be withheld, the amount of such payment from compensation otherwise due the employee from the Company or any Affiliate. Unless the Committee determines otherwise, a Participant’s prior service with the Company or any of its Affiliates shall be deemed sufficient consideration for such Restricted Shares and no payment therefore (including, without limitation, for the par value of the Restricted Shares) shall be due from the Participant. Subject to the provisions of Section 15 hereof, the Committee, in its sole discretion, shall either issue to the employee a certificate

Proxy Statement 2009 - Cablevision

representing such Restricted Shares or credit the number of such Restricted Shares to a book-entry account upon the payment due, if any, pursuant to this paragraph.

(c) Restriction on Shares. In no event shall a Restricted Share be sold, assigned, transferred, pledged or otherwise disposed of or encumbered until the expiration of the Restricted Period which relates to such Restricted Share. All or any part of any outstanding Restricted Shares granted to any Participant may be vested in full and the Restrictions thereon shall lapse upon the occurrence of such special circumstances or events as determined in the sole discretion of the Committee.

(d) Forfeiture of Restricted Shares.  If Restricted Shares are forfeited pursuant to the terms of the Plan or an Award Agreement, such Restricted Shares shall revert back and belong to the Company. In the event that any Restricted Shares should be forfeited by the Participant, revert back and belong to the Company, any stock certificate or certificates representing such Restricted Shares shall be cancelled and the Restricted Shares shall be returned to the treasury of the Company. Upon the reversion of such Restricted Shares, the Company shall repay to the employee or (in the case of death) to the representative of the employee’s estate, the full cash amount paid, if any, to the Company by the employee for such Restricted Shares pursuant to Section 9(b) hereof.

(e) Right to Vote and Receive Dividends on Restricted Shares.  Each Participant shall, during the Restricted Period, be the beneficial and record owner of such Restricted Shares and shall have full voting rights with respect thereto. Unless the Committee determines otherwise, during the Restricted Period, all ordinary cash dividends (as determined by the Committee in its sole discretion) paid upon any Restricted Share shall be retained by the Company for the account of the relevant Participant. Such dividends shall revert back to the Company if for any reason the Restricted Share upon which such dividends were paid reverts back to the Company. Upon the expiration of the Restricted Period, all such dividends made on such Restricted Share and retained by the Company will be paid to the relevant Participant.

10. Restricted Stock Units.  The Committee may grant employees such number of Restricted Stock Units as it may determine in its sole discretion.

(a) Terms and Conditions.  The form, terms and conditions of each Restricted Stock Unit shall be determined by the Committee and shall be set forth in an Award Agreement. Such terms and conditions may include, without limitation, the conditions or circumstances upon which such Restricted Stock Unit will be paid, forfeited or otherwise modified, and the date or dates upon which any Shares, cash or other property shall be delivered to the Participant in respect of the Restricted Stock Units. The Committee may, in its sole discretion, establish one or more conditions to the vesting of a Restricted Stock Unit including, without limitation, conditions the satisfaction of which are measured by Performance Criteria. All or any part of any outstanding Restricted Stock Unit granted to

Proxy Statement 2009 - Cablevision

any Participant may be vested in full or paid upon the occurrence of such special circumstances or events as determined in the sole discretion of the Committee.

(b) Settlement of Restricted Stock Units.  The Committee, in its sole discretion, may instruct the Company to pay on the date when Shares would otherwise be issued pursuant to a Restricted Stock Unit, in lieu of such Shares, a cash amount equal to the number of such Shares multiplied by the Fair Market Value of a Share on the date when Shares would otherwise have been issued. If a Participant is entitled to receive other stock, securities or other property as a result of an adjustment, pursuant to Section 12 hereof, the Committee, in its sole discretion, may instruct the Company to pay, in lieu of such other stock, securities or other property, cash equal to the fair market value thereof as determined in good faith by the Committee. Until the delivery of such Shares, cash, securities or other property, the rights of a Participant with respect to a Restricted Stock Unit shall be only those of a general unsecured creditor of the Company.

(c) Right to Receive Dividends on Restricted Stock Units.  Unless the Committee determines otherwise, during the period prior to payment of the Restricted Stock Unit, all ordinary cash dividends (as determined by the Committee in its sole discretion) that would have been paid upon any Share underlying a Restricted Stock Unit had such Shares been issued shall be paid only at the time and to the extent such Restricted Stock Unit is vested.

11. Grant of Other Stock-Based Awards.  The Committee may grant other types of equity-based or equity-related Awards (including unrestricted Shares) in such amounts and subject to such terms and conditions as the Committee shall determine. Such Awards may entail the transfer of actual Shares, or payment in cash or otherwise of amounts based on the value of Shares.

12. Certain Adjustments.  (a) In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, forward or reverse stock split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects Shares such that the failure to make an adjustment to an Award would not fairly protect the rights represented by the Award in accordance with the essential intent and principles thereof (each such event, an “Adjustment Event”), then the Committee shall, in such manner as it may determine to be equitable in its sole discretion, adjust any or all of the terms of an outstanding Award (including, without limitation, the number of Shares covered by such outstanding Award, the type of property to which the Award is subject and the exercise price of such Award); provided, however, that the provisions of the previous sentence as in effect prior to November 21, 2006 shall apply to Options that were granted prior to such

Proxy Statement 2009 - Cablevision

date2. In determining adjustments to be made under this Section 12(a), the Committee may take into account such factors as it determines to be appropriate, including without limitation (i) the provisions of applicable law and (ii) the potential tax or accounting consequences of an adjustment (or not making an adjustment) and, in light of such factors or others, may make adjustments that are not uniform or proportionate among outstanding Awards.

(b) Fractional Shares or Securities.  Any fractional shares or securities payable upon the exercise of an Award as a result of an adjustment pursuant to this Section 12 shall, at the election of the Committee, be payable in cash, Shares, or a combination thereof, on such bases as the Committee may determine in its sole discretion.

13. No Rights of a Stockholder.  A Participant shall not be deemed to be the holder of, or have any of the rights of a stockholder with respect to, any Shares subject to Options, Rights or Restricted Stock Units unless and until the Company shall have issued and delivered Shares to the Participant and said Participant’s name shall have been entered as a stockholder of record on the books of the Company. Thereupon, such Participant shall have full voting, dividend and other ownership rights with respect to such Shares. The Company will not be obligated to issue or deliver any Shares unless and until all legal matters in connection with the issuance and delivery of Shares have been approved by the Company’s counsel and the Company’s counsel determines that all applicable federal, state and other laws and regulations have been complied with and all listing requirements for relevant stock exchanges have been met.

14. No Right to Continued Employment.  Nothing in the Plan or in any Award Agreement shall confer upon any Participant the right to continued employment by the Company or any Affiliate or affect any right which the Company or any Affiliate may have to terminate such employment.

[2]	In relation to Options granted prior to November 21, 2006, Section 12(a) shall read:

“In	the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, forward or reverse stock split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects Shares such that an adjustment is determined by the Committee to be appropriate under the Plan (each such event, an “Adjustment Event”), then the Committee shall, in such manner as it may determine to be equitable in its sole discretion, adjust any or all of the terms of an outstanding Award (including, without limitation, the number of Shares covered by such outstanding Award, the type of property to which the Award is subject and the exercise price of such Award). In determining adjustments to be made under this Section 12(a), the Committee may take into account such factors as it determines to be appropriate, including without limitation (i) the provisions of applicable law and (ii) the potential tax or accounting consequences of an adjustment (or not making an adjustment) and, in light of such factors or others, may make adjustments that are not uniform or proportionate among outstanding Awards. Any fractional shares or securities payable upon the exercise of an Award as a result of an adjustment pursuant to this Section 12(a) shall, at the election of the Committee, be payable in cash, Shares, or a combination thereof, on such bases as the Committee may determine in its sole discretion.”

Proxy Statement 2009 - Cablevision

15. Issuance of Shares and Consents.  If the Committee shall at any time determine that any Consent is necessary or desirable as a condition of, or in connection with, the granting of any Award, the delivery of Shares or the delivery of any cash, securities or other property under the Plan, or the taking of any other action, then such action shall not be taken, in whole or in part, unless and until such Consent shall have been effected or obtained to the full satisfaction of the Committee. Any stock certificate representing Restricted Shares shall contain an appropriate legend referring to the Plan and the Restrictions upon such Restricted Shares. Simultaneously with delivery of any stock certificate for Restricted Shares, the Company may cause a stop transfer order with respect to such certificate to be placed with the transfer agent of the Shares.

16. Withholding.  If the Company or an Affiliate shall be required to withhold any amounts by reason of a federal, state or local tax laws, rules or regulations in respect of any Award, the Company or an Affiliate shall be entitled to deduct or withhold such amounts from any payments (including, without limitation Shares which would otherwise be issued to the Participant pursuant to the Award; provided that, to the extent desired for GAAP purposes, such withholding shall not exceed the statutory minimum amount required to be withheld) to be made to the Participant. In any event, the Participant shall make available to the Company or Affiliate, promptly when requested by the Company or such Affiliate, sufficient funds or Shares to meet the requirements of such withholding and the Company or Affiliate shall be entitled to take and authorize such steps as it may deem advisable in order to have such funds made available to the Company or Affiliate out of any funds or property due to the Participant.

17. Right of Offset.  The Company shall have the right to offset against its obligation to deliver Shares, cash or other property under any Award any outstanding amounts of whatever nature that the Participant then owes to the Company or any of its Affiliates.

18. Non-Transferability of Awards.  Unless the Committee shall permit (on such terms and conditions as it shall establish) an Award to be transferred to a member of the Participant’s immediate family or to a trust or similar vehicle for the benefit of members of the Participant’s immediate family (collectively, the “Permitted Transferees”), no Award shall be assignable or transferable except by will or by the laws of descent and distribution, and except to the extent required by law, no right or interest of any Participant shall be subject to any lien, obligation or liability of the Participant. All rights with respect to Awards granted to a Participant under the Plan shall be exercisable during the Participant’s lifetime only by such Participant or, if applicable, the Permitted Transferees.

19. Administration and Amendment of the Plan.  The Board of Directors or the Committee may discontinue the Plan at any time and from time to time may amend or revise the terms of the Plan or any Award Agreement, as permitted by applicable law, except that it may not (a) make any amendment or revision in a manner unfavorable to a Participant (other than if immaterial), without the consent of the Participant or (b) make any amendment or revision without the approval of the stockholders of the Company if such approval is required

Proxy Statement 2009 - Cablevision

by the rules of an exchange on which Shares are traded. Consent of the Participant shall not be required solely pursuant to the previous sentence in respect of any adjustment made pursuant to Section 12(a) except to the extent the terms of an Award Agreement expressly refer to an Adjustment Event, in which case such terms shall not be amended in a manner unfavorable to a Participant (other than if immaterial) without such Participant’s consent.

20. Effective Date.  The Plan shall become effective upon approval by the stockholders of the Company.

21. Severability.  If any of the provisions of this Plan or any Award Agreement is finally held to be invalid, illegal or unenforceable (whether in whole or in part), such provision shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability and the remaining provisions shall not be affected thereby; provided that, if any of such provisions is finally held to be invalid, illegal, or unenforceable because it exceeds the maximum scope determined to be acceptable to permit such provision to be enforceable, such provision shall be deemed to be modified to the minimum extent necessary to modify such scope in order to make such provision enforceable hereunder.

22. Plan Headings.  The headings in this Plan are for the purpose of convenience only and are not intended to define or limit the construction of the provisions hereof.

23. Non-Uniform Treatment.  The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Awards (whether or not such persons are similarly situated). Without limiting the generality of the foregoing, the Committee shall be entitled, among other things, to make non-uniform and selective determinations, amendments and adjustments, and to enter into non-uniform and selective Award Agreements, as to the persons to receive Awards under the Plan, and the terms and provisions of Awards under the Plan.

24. Governing Law.  The Plan and any Award Agreements shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to principles of conflict of laws.

25. Successors and Assigns.  The terms of this Plan shall be binding upon and inure to the benefit of the Company and its successors and assigns.

26. Duration.  This Plan shall remain in effect until May 21, 2019 unless sooner terminated by the Committee or the Board of Directors. Awards theretofore granted may extend beyond that date in accordance with the provisions of the Plan.

1111 STEWART AVENUE BETHPAGE, NY 11714

Vote by Internet or Telephone or Mail

24 Hours a Day, 7 Days a Week

Your Internet or telephone vote authorizes the named proxies to vote the shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 20, 2009 (May 18, 2009 for participants in Cablevision 401(k) Savings the Plan). Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by CABLEVISION SYSTEMS CORPORATION in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 20, 2009 (May 18, 2009 for participants in Cablevision 401(k) Savings Plan). Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to CABLEVISION SYSTEMS CORPORATION, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

If you vote your proxy by Internet or by telephone

you do NOT need to mail back your proxy card.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	M12002	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CABLEVISION SYSTEMS CORPORATION	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
Unless otherwise specified in the spaces provided, the undersigned’s vote is	☐	☐	☐

cast FOR the election of the nominees for directors listed in Proposal (1), FOR approval of Proposal (2) and FOR approval of Proposal (3) below, all as more fully described in the accompanying Proxy Statement.

Vote On Directors
1. Election of the following nominees as Class A Directors:
Nominees:
(01) Zachary W. Carter	(04) John R. Ryan
(02) Charles D. Ferris	(05) Vincent Tese
(03) Thomas V. Reifenheiser	(06) Leonard Tow

Vote On Proposal					For	Against	Abstain
2. Proposal to ratify the appointment of KPMG LLP as independent registered public accounting firm of the Company for fiscal year 2009.					☐	☐	☐

3. Approval of Cablevision Systems Corporation Amended 2006 Employee Stock Plan.					☐	☐	☐

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

Your signature should appear the same as your name appears hereon. If signing as attorney, executor, trustee or guardian, please indicate the capacity in which signing. When signing as joint tenants, all parties to the joint tenancy must sign. When a corporation gives the proxy, it should be signed by an authorized officer and the corporate seal affixed.

Signature [PLEASE SIGN WITHIN BOX]	Date			Signature (Joint Owners)	Date

Important Notice of Internet Availability of Proxy Materials for the Annual Meeting of Stockholders:

The Notice of Annual Meeting and Proxy Statement and Annual Report on Form 10-K are available at

www.proxyvote.com

▲ FOLD AND DETACH HERE ▲	M12003

CLASS A PROXY	CABLEVISION SYSTEMS CORPORATION

Solicited by the Board of Directors for Annual Meeting of Stockholders on May 21, 2009

The undersigned hereby appoints HANK J. RATNER, MICHAEL P. HUSEBY and VICTORIA D. SALHUS and each of them, jointly and severally, proxies with full power of substitution, to vote all stock of CABLEVISION SYSTEMS CORPORATION (the “Company”) which the undersigned is entitled to vote at the Company’s Annual Meeting of Stockholders to be held at the Company’s executive offices, 1111 Stewart Avenue, Bethpage, New York, on Thursday, May 21, 2009, at 10:00 a.m., and at any adjournment or postponement thereof, hereby ratifying all that said proxies or their substitutes may do by virtue hereof, and the undersigned authorizes and instructs said proxies to vote as stated on the reverse side.

Attention participants in Cablevision 401(k) Savings Plan: If you hold shares of Cablevision NY Group Class A Common Stock through Cablevision 401(k) Savings Plan, you should complete, sign and return this proxy card to instruct Fidelity Management Trust Company, as Trustee to the Plan, how to vote these shares. Your proxy must be received no later than 11:59 p.m. EDT on May 18, 2009 so that the Trustee of the Plan (who votes the shares on behalf of Plan participants) has adequate time to tabulate the voting instructions. Your voting instructions will be kept confidential. Fidelity Management Trust Company shall not vote shares of Cablevision NY Group Class A Common Stock allocated to a participant’s account for which it has not received instructions from the participant. Please read the enclosed Proxy Statement for more information.

Important Notice: All meeting attendees may be asked to present a valid, government-issued photo identification card (federal, state or local), such as a driver’s license or passport, before entering the meeting. In addition, video and audio recording devices and other electronic devices will not be permitted at the meeting and attendees will be subject to security inspections.

Receipt of the Notice of said annual meeting and of the Proxy Statement and Annual Report on Form 10-K of CABLEVISION SYSTEMS CORPORATION accompanying the same is hereby acknowledged.

(Continued and to be signed on reverse side.)

CLASS B PROXY

CABLEVISION SYSTEMS CORPORATION

Solicited by the Board of Directors for

Annual Meeting of Stockholders on May 21, 2009

The undersigned hereby appoints HANK J. RATNER, MICHAEL P. HUSEBY and VICTORIA D. SALHUS and each of them, jointly and severally, proxies with full power of substitution, to vote all stock of CABLEVISION SYSTEMS CORPORATION (the “Company”) which the undersigned is entitled to vote at the Company’s Annual Meeting of Stockholders to be held at the Company’s executive offices, 1111 Stewart Avenue, Bethpage, New York, on Thursday, May 21, 2009, at 10:00 a.m., and at any adjournment or postponement thereof, hereby ratifying all that said proxies or their substitutes may do by virtue hereof, and the undersigned authorizes and instructs said proxies to vote as follows:

Important Notice: All meeting attendees may be asked to present a valid, government-issued photo identification card (federal, state or local), such as a driver’s license or passport, before entering the meeting. In addition, video and audio recording devices and other electronic devices will not be permitted at the meeting and attendees will be subject to security inspections.

Receipt of the Notice of said annual meeting and of the Proxy Statement and Annual Report on Form 10-K of CABLEVISION SYSTEMS CORPORATION accompanying the same is hereby acknowledged.

(Continued and to be signed on reverse side.)

Address Change/Comments (Mark the corresponding box on the reverse side)

Please mark	☒
your votes as indicated in this example

Unless otherwise specified in the spaces provided, the undersigned’s vote is cast FOR the election of the nominees for directors listed in Proposal (1), FOR approval of Proposal (2) and FOR approval of Proposal (3) below, all as more fully described in the accompanying Proxy Statement.

1.	Election of the following nominees as Class B Directors:	FOR all nominees listed to the left	WITHHOLD AUTHORITY to vote for all nominees listed to the left	FOR all nominees except:	To withhold authority for any individual nominee(s), write that nominee’s number on the space provided below. ______________________

Nominees:

(01) Rand V. Araskog

(02) Frank J. Biondi

(03) Charles F. Dolan

(04) James L. Dolan

(05) Deborah Dolan-Sweeney

(06) Kathleen M. Dolan

(07) Marianne Dolan Weber

(08) Patrick F. Dolan

(09) Thomas C. Dolan

(10) Brian G. Sweeney

(11) Brad Dorsogna

		☐	☐	☐

	Proposal to ratify the appointment of KPMG LLP as independent registered public accounting firm of the Company for fiscal year 2009.	FOR ☐	AGAINST ☐	ABSTAIN ☐

	Approval of Cablevision Systems Corporation Amended 2006 Employee Stock Plan.	FOR ☐	AGAINST ☐	ABSTAIN ☐

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

Signature(s)	Date ,	2009.

Your signature should appear the same as your name appears hereon. If signing as attorney, executor, trustee or guardian, please indicate the capacity in which signing. When signing as joint tenants, all parties to the joint tenancy must sign. When a corporation gives the proxy, it should be signed by an authorized officer and the corporate seal affixed.